Exhibit 10.7

CENDANT RENTAL CAR FUNDING (AESOP) LLC,

as Issuer

and

THE BANK OF NEW YORK,
as Trustee

SECOND AMENDED AND RESTATED
BASE INDENTURE

Dated as of June 3, 2004

Rental Car Asset Backed Notes
(Issuable in Series)

(i)

(ii)

(iii)

(iv)

SCHEDULES AND EXHIBITS

SCHEDULE 1	DEFINITIONS LIST

EXHIBIT A-1	FORM OF TRANSFER CERTIFICATE

EXHIBIT A-2	[RESERVED]

EXHIBIT A-3	FORM OF TRANSFER CERTIFICATE FOR EXCHANGE OR TRANSFER FROM RESTRICTED GLOBAL NOTE TO TEMPORARY GLOBAL NOTE

EXHIBIT A-4	FORM OF TRANSFER CERTIFICATE FOR EXCHANGE OR TRANSFER FROM RESTRICTED GLOBAL NOTE TO PERMANENT GLOBAL NOTE

EXHIBIT A-5	FORM OF TRANSFER CERTIFICATE FOR TRANSFER OR EXCHANGE FROM TEMPORARY GLOBAL NOTE TO RESTRICTED GLOBAL NOTE

EXHIBIT B	FORM OF CLEARING SYSTEM CERTIFICATE

EXHIBIT C	FORM OF CERTIFICATE OF BENEFICIAL OWNERSHIP

EXHIBIT D	FORM OF MONTHLY CERTIFICATE

EXHIBIT E	FORM OF MONTHLY NOTEHOLDERS’ STATEMENT

(v)

SECOND AMENDED AND RESTATED BASE INDENTURE, dated as of June 3, 2004, between CENDANT RENTAL CAR FUNDING (AESOP) LLC (formerly known as AESOP Funding II L.L.C.), a special purpose limited liability company established under the laws of Delaware, as issuer (“CRCF”), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (in such capacity, the “Trustee”)

W I T N E S S E T H:

WHEREAS, AESOP Funding Corp. II (“Original AFC-II”) and Harris Trust and Savings Bank were parties to a Base Indenture, dated as of May 1, 1996 (the “Original Indenture”);

WHEREAS, pursuant to an Agreement of Merger, dated as of July 30, 1997, between Original AFC-II and CRCF, CRCF assumed all of the rights and obligations of Original AFC-II under the Original Indenture;

WHEREAS, CRCF and Harris Trust and Savings Bank entered into an Amended and Restated Base Indenture (the “Prior Indenture”), dated as of July 30, 1997, pursuant to which CRCF amended and restated the Original Indenture in its entirety, with the consent of Harris Trust and Savings Bank;

WHEREAS, CRCF desires to amend and restate the Prior Indenture in its entirety as herein set forth, and The Bank of New York, as Trustee and successor to Harris Trust and Savings Bank under the Prior Indenture, hereby consents thereto;

WHEREAS, CRCF has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of one or more series of CRCF’s Rental Car Asset Backed Notes (the “Notes”), issuable as provided in this Indenture; and

WHEREAS, all things necessary to make this Indenture a legal, valid and binding agreement of CRCF, enforceable in accordance with its terms, have been done, and CRCF proposes to do all the things necessary to make the Notes, when executed by CRCF and authenticated and delivered by the Trustee hereunder and duly issued by CRCF, the legal, valid and binding obligations of CRCF as hereinafter provided;

NOW, THEREFORE, for and in consideration of the premises and the receipt of the Notes by the Noteholders, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Noteholders, that the Prior Indenture be amended and restated in its entirety as follows:

ARTICLE 1.

DEFINITIONS, INCORPORATION BY REFERENCE AND CONSTRUCTION

Section 1.1.     Definitions. Certain capitalized terms used herein (including the preamble and the recitals hereto) shall have the meanings assigned to such terms in the

Definitions List attached hereto as Schedule I (the “Definitions List”), as such Definitions List may be amended or modified from time to time in accordance with the provisions hereof.

Section 1.2.     Cross-References. Unless otherwise specified, references in this Indenture and in each other Related Document to any Article or Section are references to such Article or Section of this Indenture or such other Related Document, as the case may be and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

Section 1.3.     Accounting and Financial Determinations; No Duplication. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of this Indenture, such determination or calculation shall be made, to the extent applicable and except as otherwise specified in this Indenture, in accordance with GAAP applied on a consistent basis. When used herein, the term “financial statement” shall include the notes and schedules thereto. All accounting determinations and computations hereunder or under any other Related Documents shall be made without duplication.

Section 1.4.     Rules of Construction. In this Indenture, unless the context otherwise requires:

(i)     the singular includes the plural and vice versa;

(ii)     reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Indenture, and reference to any Person in a particular capacity only refers to such Person in such capacity;

(iii)     reference to any gender includes the other gender;

(iv)     reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;

(v)     “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;

(vi)     with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”; and

(vii)     “or” is not exclusive.

Section 1.5.     Other Definitional Provisions.

(i)     All terms defined in this Indenture or any Supplement shall have such defined meanings when used in any certificate or document made or delivered pursuant hereto unless otherwise defined therein.

(ii)     The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Indenture shall refer to this Indenture as a whole and not to any particular provision

(2)

of this Indenture; and Section, subsection, Schedule and Exhibit references contained in this Indenture are references to Sections, subsections, Schedules and Exhibits in or to this Indenture unless otherwise specified.

Section 1.6.     Ratification and Confirmation. On the date hereof, CRCF hereby ratifies and confirms all of the Notes Outstanding issued under the Prior Indenture and ratifies and confirms the grant of a lien in the Collateral for the benefit of the Secured Parties pursuant to the Prior Indenture.

ARTICLE 2.

THE NOTES

Section 2.1.     Designation and Terms of Notes. Each Series of Notes shall be substantially in the form specified in the applicable Supplement and shall bear, upon its face, the designation for such Series to which it belongs so selected by CRCF. All Notes of any Series shall, except as specified in the related Supplement, be equally and ratably entitled as provided herein to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Indenture and the applicable Supplement. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited. The Notes of each Series shall be issued in the minimum denominations, if any, set forth in the applicable Supplement.

Section 2.2.     Notes Issuable in Series. The Notes may be issued in one or more Series. Each Series of Notes shall be created by a Supplement. Notes of a new Series may from time to time be executed by CRCF and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon the receipt by the Trustee of a Company Request at least two (2) Business Days (or such shorter period as is acceptable to the Trustee) in advance of the related Series Closing Date and upon delivery by CRCF to the Trustee, and receipt by the Trustee, of the following:

(a)     a Company Order authorizing and directing the authentication and delivery of the Notes of such new Series by the Trustee and specifying the designation of such new Series, the aggregate principal amount of Notes of such new Series to be authenticated and the Note Rate (or the method for allocating interest payments or other cash flow) with respect to such new Series;

(b)     a Supplement in form satisfactory to the Trustee executed by CRCF and the Trustee and specifying the Principal Terms of such new Series;

(c)     the related Enhancement Agreement, if any, executed by each of the parties thereto, other than the Trustee;

(d)     written confirmation that the Rating Agency Confirmation Condition shall have been satisfied with respect to such issuance;

(e)     an Officer’s Certificate of CRCF dated as of the applicable Series Closing Date to the effect that (1) no Amortization Event, Aggregate Asset Amount Deficiency,

(3)

Enhancement Agreement Event of Default, if applicable, Enhancement Deficiency, Loan Event of Default, AESOP I Operating Lease Vehicle Deficiency, Manufacturer Event of Default, Lease Event of Default, Potential Amortization Event, Potential Enhancement Agreement Event of Default, Potential Loan Event of Default, Potential Lease Event of Default, or Potential Manufacturer Event of Default is continuing or will occur as a result of the issuance of the new Series of Notes, (ii) the issuance of the new Series of Notes will not result in any breach of any of the terms, conditions or provisions of or constitute a default under any indenture, mortgage, deed of trust or other agreement or instrument to which CRCF is a party or by which it or its property is bound or any order of any court or administrative agency entered in any suit, action or other judicial or administrative proceeding to which CRCF is a party or by which it or its property may be bound or to which it or its property may be subject, (iii) all conditions precedent provided in this Base Indenture and the related Supplement with respect to the authentication and delivery of the new Series of Notes have been complied with and (iv) if such new Series of Notes is a Segregated Series, the criteria used to select the Series-Specific Collateral will not have a material adverse effect on the quality of the Collateral securing any other outstanding Series of Notes;

(f)     unless otherwise specified in the related Supplement, an Opinion of Counsel, subject to the assumptions and qualifications stated therein, and in a form substantially acceptable to the Trustee, dated the applicable Series Closing Date, substantially to the effect that or relating to:

(i)     (x) the new Series of Notes will be treated as indebtedness of CRCF for Federal and New York state income tax purposes and (y) the issuance of such Series will not result in any of the outstanding Series of Notes failing to be characterized as debt for Federal or New York state income tax purposes;

(ii)     all instruments furnished to the Trustee conform in all material respects to the requirements of this Base Indenture and the related Supplement and constitute all the documents required to be delivered hereunder and thereunder for the Trustee to authenticate and deliver the new Series of Notes, and all conditions precedent provided for in this Base Indenture and the related Supplement with respect to the authentication and delivery of the new Series of Notes have been complied with in all material respects;

(iii)     (w) CRCF is duly organized under the jurisdiction of its formation and has the power and authority to execute and deliver the related Supplement, this Base Indenture and each other Related Document to which it is a party and to issue the new Series of Notes, (x) AESOP Leasing is duly organized under the jurisdiction of its formation and has the power and authority to execute and deliver each of the Related Documents to which it is a party, (y) each of Original AESOP, AESOP Leasing II, PVHC and Quartx is duly incorporated under the jurisdiction of its incorporation and has the corporate power and authority to execute and deliver each of the Related Documents to which it is a party and (z) CCRG, each Lessee and each Permitted Sublessee is duly incorporated in the jurisdiction of its incorporation and, as of the date of this Indenture, has the

(4)

corporate power and authority to execute and deliver each of the Related Documents to which it is a party;

(iv)     the related Supplement, this Base Indenture, the Loan Agreements, the Leases and each of the other Related Documents to which CRCF, AESOP Leasing, AESOP Leasing II, Original AESOP, PVHC, Quartx, CCRG, ARAC, BRAC or any Permitted Sublessee is a party have been duly authorized, executed and delivered by CRCF, AESOP Leasing, AESOP Leasing II, Original AESOP, PVHC, Quartx, CCRG, ARAC, BRAC or any Permitted Sublessee, as the case may be;

(v)     the new Series of Notes has been duly authorized and executed and, when authenticated and delivered in accordance with the provisions of this Base Indenture and the related Supplement, will constitute valid, binding and enforceable obligations of CRCF entitled to the benefits of this Base Indenture and the related Supplement, subject, in the case of enforcement, to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity;

(vi)     this Base Indenture, the related Supplement and each of the other Related Documents to which CRCF, AESOP Leasing, AESOP Leasing II, Original AESOP, PVHC, Quartx, CCRG, ARAC, BRAC or any Permitted Sublessee is a party are legal, valid and binding agreements of CRCF, AESOP Leasing, AESOP Leasing II, Original AESOP, PVHC, Quartx, CCRG, ARAC, BRAC or any Permitted Sublessee, as the case may be, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity;

(vii)     each of CRCF, AESOP Leasing, Original AESOP and AESOP Leasing II is not, and is not controlled by, an “investment company” within the meaning of, and is not required to register as an “investment company” under, the Investment Company Act, and this Base Indenture and the related Supplement are not required to be registered under the Trust Indenture Act;

(viii)     the offer and sale of the new Series of Notes is not required to be registered under the Securities Act;

(ix)     (A) the validity, perfection and priority of security interests created under the Related Documents, (B) the nature of each of the Operating Leases as a “true lease” and not as a financing arrangement, (C) the analysis of substantive consolidation of the assets of (1) CRCF, AESOP Leasing, AESOP Leasing II or Original AESOP with the assets of CCRG or any of its Subsidiaries in the event of the insolvency of CCRG or any of its Subsidiaries, (2) CRCF with the assets of AESOP Leasing, AESOP Leasing II or Original AESOP in the event of the insolvency of AESOP Leasing, AESOP Leasing II or Original AESOP and (3) AESOP Leasing, AESOP Leasing II or Original AESOP with the assets of CRCF

(5)

in the event of the insolvency of CRCF, (D) there being no pending or threatened litigation which, if adversely determined, would materially and adversely affect the ability of each of CRCF, AESOP Leasing, AESOP Leasing II, Original AESOP, PVHC, Quartx, CCRG, ARAC or BRAC to perform its obligations under any of the Related Documents, and (E) the absence of any conflict with or violation of any court decree, injunction, writ or order applicable to CRCF or any breach or default of any indenture, agreement or other instrument as a result of the issuance of such Series of Notes by CRCF; and

(x)     such other matters as the Trustee may reasonably require;

(g)      executed counterparts of each Loan Agreement and each Lease, duly executed by the applicable parties thereto;

(h)      evidence that each of the parties to the Related Documents and each party to any Swap Agreement (other than any interest rate cap agreement) outstanding as of the date thereof has covenanted and agreed that, prior to the date which is one year and one day after the payment in full of the latest maturing Note, it will not institute against, or join with any other Person in instituting, against CRCF, AESOP Leasing, AESOP Leasing II, the Intermediary, Original AESOP, PVHC or Quartx any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any Federal or state bankruptcy or similar law;

(i)      evidence of the grant (i) by AESOP Leasing, PVHC and Quartx to (1) CRCF and (2) the Trustee of a first-priority security interest in and to the AESOP I Operating Lease Loan Collateral, (ii) by AESOP Leasing to (1) CRCF and (2) the Trustee of a first-priority security interest in and to the AESOP I Finance Lease Loan Collateral, (iii) by AESOP Leasing II and Original AESOP to (1) CRCF and (2) the Trustee of a first-priority security interest in and to the AESOP II Loan Collateral and (iv) by CRCF to the Trustee of a first-priority security interest in and to the Collateral;

(j)      evidence (which, in the case of the filing of financing statements on form UCC-l, may be telephonic, followed by prompt written confirmation) that AESOP Leasing and AESOP Leasing II have caused or are causing the Trustee’s name to be noted on each Vehicle’s Certificate of Title (other than Certificates of Title for the Franchisee Vehicles and Vehicles titled in Nebraska, Ohio and Oklahoma) in accordance with the Loan Agreements and this Indenture and all filings (including filing of financing statements on form UCC-l) and recordings have been accomplished as may be required by law to establish, perfect, protect and preserve the rights, titles, interests, remedies, powers, privileges, licenses and security interest of the Trustee in such Vehicles and the Collateral for the benefit of the Secured Parties (except, as to perfection, with respect to Vehicles titled in Nebraska, Ohio and Oklahoma); and

(k)      such other documents, instruments, certifications, agreements or other items as the Trustee may reasonably require.

(6)

Upon satisfaction of such conditions, the Trustee shall authenticate and deliver, as provided above, such Series of Notes upon execution thereof by CRCF.

Section 2.3.     Supplement For Each Series. (a) In conjunction with the issuance of a new Series, the parties hereto shall execute a Supplement, which shall specify the relevant terms with respect to such new Series of Notes, which shall include, as applicable: (i) its name or designation, (ii) the aggregate principal amount of Notes of such Series to be issued or the method for determining the aggregate principal amount of Notes if such Series will have a variable principal amount, (iii) the Note Rate (or the method for calculating such Note Rate) with respect to such Series, (iv) the interest payment date or dates and the date or dates from which interest shall accrue, (v) the method of allocating Collections with respect to such Series and the method by which the principal amount of Notes of such Series shall amortize or accrete, (vi) the names of any accounts to be used by such Series and the terms governing the operation of any such account, (vii) the terms of any Enhancement, (viii) the Enhancement Provider, if any, (ix) whether the Notes may be issued in bearer form and any limitations imposed thereon, (x) the Series Termination Date, (xi) whether the Notes will be issued in multiple classes and, if so, the method of allocating Collections among such classes, (xii) whether such Series of Notes shall have the benefit of Series-Specific Collateral and (xiii) any other relevant terms of such Series of Notes that do not (subject to Section 2.3(b) and Article 12 hereof) change the terms of any Outstanding Series of Notes or otherwise materially conflict with the provisions of this Indenture and that do not prevent the satisfaction of the Rating Agency Confirmation Condition with respect to the issuance of such new Series (all such terms, the “Principal Terms” of such Series);

(b)     (i) A Supplement may specify that the related Series of Notes (each, a “Segregated Series”) will, in addition to the Enhancement, have Collateral that is to be solely for the benefit of the Noteholders of such Segregated Series of Notes (such Collateral being referred to as “Series-Specific Collateral”); provided, however, that no such Segregated Series of Notes will be issued unless (x) the Rating Agency Confirmation Condition is met, (y) CRCF shall have delivered to the Trustee an Officers’ Certificate to the effect that the issuance of such Segregated Series of Notes will not have a material adverse effect upon the Noteholders of any Series of Notes outstanding at the time of the issuance of the Segregated Series of Notes, and (z) the applicable Supplement provides, in form satisfactory to the Trustee, for the changes and modifications to the Indenture and the other Related Documents as are described in clause (ii) below.

(ii)     In the event any Segregated Series of Notes is issued, the related Supplement will provide that (A) the Administrator will identify to the Trustee the Collateral for such Segregated Series of Notes such that (x) the Series-Specific Collateral will secure only the Segregated Series of Notes to which such Series-Specific Collateral is applicable and (y) the Noteholders with respect to any other Series of Notes will not be entitled to the benefit of such Series-Specific Collateral, (B) the Trustee will adjust the allocations and distributions to be made under the Indenture at the written direction of the Administrator so that the Noteholders with respect to the Segregated Series of Notes will be entitled to allocations and distributions arising solely from the Series-Specific Collateral applicable to such Segregated Series of Notes and the Noteholders with respect to the non-Segregated Series of Notes will be entitled to allocations and distributions arising solely from the non-Series-Specific Collateral, (C) the Trustee will act as collateral agent under the Indenture (and in such capacity the Trustee shall (x) establish and

(7)

maintain a master collection account, and one or more segregated collection accounts, into which Collections allocated to all Series of Notes will be deposited and, after such deposit, further allocated among one or more Segregated Series of Notes and the non-Segregated Series of Notes and (y) hold its lien encumbering the non-Series-Specific Collateral for the benefit of the non-Segregated Series of Notes and hold its lien encumbering the Series-Specific Collateral for the benefit of the Segregated Series of Notes), (D) the Administrator will designate on its computer system the source of the funds for the financing of each Vehicle (as between one or more Segregated Series of Notes and the non-segregated Series of Notes, the “Financing Provider” with respect to such Series of Notes), (E) the Noteholders of any Segregated Series of Notes will, subject to the limitations contained in this Base Indenture and the applicable Supplement, be entitled to direct the Trustee in writing to exercise the remedies under the Indenture solely on behalf of such Segregated Series of Notes, (F) separate monthly reports and other information will be furnished under the Indenture for the Series-Specific Collateral, which monthly reports and other information will contain substantially the same type of information as the monthly reports provided under the Indenture prior to the issuance of such Segregated Series of Notes, (G) a separate segregated loan agreement and separate segregated leases pertaining solely to the Series-Specific Collateral will be executed and delivered by CRCF, as lender, AESOP Leasing or AESOP Leasing II, as borrower, the Lessees, as lessees, and, if applicable, CCRG, as guarantor, (H) to the extent specified in the Supplement for such Segregated Series of Notes, CRCF and AESOP Leasing or AESOP Leasing II, as the case may be, will take such actions as are necessary to perfect the Trustee’s interest on behalf of the Noteholders of such Series in the Series-Specific Collateral, (I) amendments will be made to this Indenture and the other Related Documents, if necessary, to reflect the foregoing, which amendments will, among other things, provide for revisions to the terms “Aggregate Asset Amount”, “Required Aggregate Asset Amount”, “Collateral”, “Collection Account”, “CRCF Agreements”, “CRCF Obligations”, “Loan Agreements”, “Leases”, “Related Documents”, “Aggregate Invested Amount” and “Requisite Investors” and such other terms as may be appropriate to reflect the creation of the Segregated Series, provided that any such amendment shall not have a material adverse effect (excluding any impact from the dilution of the percentage interests in the Collateral or voting percentage of the existing Noteholders as a result of such issuance) on the Noteholders of any Series unless the Required Noteholders of such Series shall have given their prior written consent thereto (and, with respect to each Series, the Trustee may conclusively rely on an Officer’s Certificate of AESOP Leasing and AESOP Leasing II as sufficient evidence of such lack of a material adverse effect), (J) the relative rights and priorities with respect to the Series-Specific Collateral with respect to such Segregated Series of Notes are adequately defined, and (K) references herein to “all” Series of Notes (other than as specifically stated herein) shall be modified to refer to all Series of Notes other than any Segregated Series of Notes which may hereafter be issued.

Section 2.4.     Execution and Authentication. (a) An Authorized Officer shall sign the Notes for CRCF by manual, facsimile or electronically scanned signature. If an Authorized Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

(b)     At any time and from time to time after the execution and delivery of this Indenture, CRCF may deliver Notes of any particular Series executed by CRCF to the Trustee for authentication, together with one or more Company Orders for the authentication and

(8)

delivery of such Notes, and the Trustee, in accordance with such Company Order and this Indenture, shall authenticate and deliver such Notes.

(c)     No Note shall be entitled to any benefit under this Indenture or be valid for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein, duly executed by the Trustee by the manual signature of a Trust Officer (and the Luxembourg agent (the “Luxembourg Agent”), if such Notes are listed on the Luxembourg Stock Exchange and if the Luxembourg Stock Exchange so requires). Such signatures on such certificate shall be conclusive evidence, and the only evidence, that the Note has been duly authenticated under this Indenture. The Trustee may appoint an authenticating agent acceptable to CRCF to authenticate Notes. Unless limited by the term of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with CRCF or an Affiliate of CRCF. The Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Notes of a series issued under the within mentioned Indenture.

THE BANK OF NEW YORK, as Trustee

By:

Authorized Signatory

(d)     Each Note shall be dated and issued as of the date of its authentication by the Trustee.

(e)     Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by CRCF, and CRCF shall deliver such Note to the Trustee for cancellation as provided in Section 2.14 together with a written statement (which need not comply with Section 13.3 and need not be accompanied by an Opinion of Counsel) stating that such Note has never been issued and sold by CRCF, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall not be entitled to the benefits of this Indenture.

Section 2.5.     Form of Notes; Book Entry Provisions; Title.

(a)     Restricted Global Note. If provided for in an applicable Supplement, any Series of Notes (other than any Series of Variable Funding Notes), or any class of such Series, to be issued in the United States will be in registered form and sold initially to “institutional accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act (each an “Institutional Accredited Investor”) in reliance on an exemption from the registration requirements of the Securities Act and thereafter (i) to “qualified institutional buyers” (each a “Qualified Institutional Buyer”) within the meaning of, and in reliance on, Rule 144A under the Securities Act (“Rule 144A”), (ii) outside the United States to a non-U.S. Person (as such term is defined in Regulation S of the Securities Act) in a transaction in

(9)

compliance with Regulation S of the Securities Act, (iii) pursuant to an effective registration statement under the Securities Act or (iv) in reliance on another exemption under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States, and as provided in the applicable Supplement and prior to any such sale, each such purchaser shall be deemed to have represented and agreed as follows:

(1)     It is an Institutional Accredited Investor and is acquiring the Notes for its own institutional account or for the account of an Institutional Accredited Investor;

(2)     It understands that the Notes purchased by it will be offered, and may be transferred, only in a transaction not involving any public offering within the meaning of the Securities Act, and that, if in the future it decides to resell, pledge or otherwise transfer any Notes, such Notes may be resold, pledged or transferred only (a) to a person who the seller reasonably believes is a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (b) outside the United States to a non-U.S. Person (as such term is defined in Regulation S of the Securities Act) in a transaction in compliance with Regulation S of the Securities Act, (c) pursuant to an effective registration statement under the Securities Act or (d) in reliance on another exemption under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States;

(3)     It understands that the Notes will bear a legend substantially as set forth in Section 2.10(a); and

(4)     It acknowledges that the Trustee, CRCF, any underwriter, each Placement Agent for such Series of Notes and their affiliates, and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements. If it is acquiring any Notes for the account of one or more Institutional Accredited Investors, it represents that it has sole investment discretion with respect to each such account and that it has full power to make the foregoing acknowledgements, representations and agreements on behalf of each such account.

In addition, such purchaser shall be responsible for providing additional information or certification, as shall be reasonably requested by the Trustee, CRCF or any Placement Agent for such Series of Notes, to support the truth and accuracy of the foregoing acknowledgements, representations and agreements, it being understood that such additional information is not intended to create additional restrictions on the transfer of the Notes. Such Series of Notes (other than any Series of Variable Funding Notes) shall be issued in the form of and represented by one or more permanent global Notes in fully registered form without interest coupons (each, a “Restricted Global Note”), substantially in the form set forth in the applicable Supplement, with such legends as may be applicable thereto, which shall be deposited on behalf of the subscribers for the Notes represented thereby with a custodian for DTC, and registered in the name of DTC or a nominee of DTC, duly executed by CRCF and authenticated by the Trustee as provided in Section 2.4 for credit to the accounts of the subscribers at DTC. The aggregate initial principal amount of a Restricted Global Note may from time to time be

(10)

increased or decreased by adjustments made on the records of the custodian for DTC, DTC or its nominee, as the case may be, as hereinafter provided.

(b)     Temporary Global Note; Permanent Global Note. Any Series of Notes (other than any Series of Variable Funding Notes), or any class of such Series, offered and sold outside of the United States will be offered and sold in reliance on Regulation S (“Regulation S”) under the Securities Act and shall initially be issued in the form of one or more temporary global Notes (each, a “Temporary Global Note”) in fully registered form without interest coupons substantially in the form set forth in the applicable Supplement with such legends as may be applicable thereto, registered in the name of DTC or a nominee of DTC, duly executed by CRCF and authenticated by the Trustee as provided in Section 2.4, for credit to the subscribers’ accounts at Euroclear Bank S.A./N.V., as operator of Euroclear, or Clearstream. Interests in a Temporary Global Note will be exchangeable, in whole or in part, for interests in a permanent global note (a “Permanent Global Note”) in fully registered form without interest coupons, representing Notes of the same Series, substantially in the form set forth in the applicable Supplement, in accordance with the provisions of the Temporary Global Note and this Indenture. Beneficial interests in a Temporary Global Note may only be held by the agent members of Euroclear and Clearstream. The aggregate initial principal amount of the Temporary Global Note may from time to time be increased or decreased by adjustments made on the records of the custodian for DTC, DTC or its nominee, as the case may be, as hereinafter provided.

(c)     Variable Funding Notes. Any Series of variable funding notes shall initially be sold to investors in reliance on an exemption from the registration requirements of the Securities Act. Any such Series of Notes shall be issued in the form of one or more variable funding notes (each, a “Variable Funding Note”) in fully registered form without interest coupons substantially in the form set forth in the applicable Supplement with such legends as may be applicable thereto, duly executed by CRCF and authenticated by the Trustee as provided in Section 2.4. The aggregate outstanding principal amount of a Series of Variable Funding Notes may from time to time be increased or decreased in accordance with the applicable Supplement.

Section 2.6.     Registrar and Paying Agent. (a) CRCF shall (i) maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and (ii) appoint a paying agent (which shall satisfy the eligibility criteria set forth in Section 10.8(a)) (“Paying Agent”) at whose office or agency Notes may be presented for payment. The Registrar shall keep a register of the Notes and of their transfer and exchange (the “Note Register”). CRCF may appoint one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent and the term “Registrar” includes any co-registrars. CRCF may change any Paying Agent or Registrar without prior notice to any Noteholder. CRCF shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. The Trustee is hereby initially appointed as the Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

(b)     CRCF shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. Such agency agreement shall implement the provisions of this Indenture that relate to such Agent. CRCF shall notify the Trustee in writing of the name and

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address of any such Agent. If CRCF fails to maintain a Registrar or Paying Agent and a Trust Officer has actual knowledge of such failure, or if CRCF fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with this Indenture, until CRCF shall appoint a replacement Registrar and Paying Agent.

Section 2.7.     Paying Agent to Hold Money in Trust. (a) CRCF will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee (and if the Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

(i)     hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii)     give the Trustee notice of any default by CRCF (or any other obligor under the Notes) of which it (or, in the case of the Trustee, a Trust Officer) has actual knowledge in the making of any payment required to be made with respect to the Notes;

(iii)     at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent;

(iv)     immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Trustee hereunder at the time of its appointment; and

(v)     comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

(b)     CRCF may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Company Order direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

(c)     Subject to applicable laws with respect to escheat of funds, any money held by the Trustee or any Paying Agent or a Clearing Agency in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two (2) years after such amount has become due and payable shall be discharged from such trust and be paid to CRCF on Company Request. The Holder of such Note shall thereafter, as an unsecured general creditor, look only to CRCF for payment thereof (but only to the extent of the amounts so paid to CRCF), and all liability of the Trustee, such Paying Agent or such Clearing Agency with respect to such trust money shall thereupon cease; provided, however, that the Trustee, such Paying Agent or such Clearing Agency, before being required to make any such repayment, may at the expense of

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CRCF cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York City, and London and Luxembourg (if the related Series of Notes has been listed on the Luxembourg Stock Exchange), if applicable, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to CRCF. The Trustee may also adopt and employ, at the expense of CRCF, any other reasonable means of notification of such repayment.

Section 2.8.     Noteholder List. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders of each Series of Notes. If the Trustee is not the Registrar, CRCF shall furnish to the Trustee at least seven (7) Business Days before each Distribution Date (or such shorter period as is acceptable to the Trustee) and at such other time as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders of each Series of Notes.

Section 2.9.     Transfer and Exchange. (a) When Notes of any particular Series are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations of the same Series, the Registrar shall register the transfer or make the exchange if its requirements for such transaction are met; provided, however, that the Notes surrendered for transfer or exchange (x) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to CRCF and the Registrar, duly executed by the holder thereof or its attorney, duly authorized in writing and (y) shall only be transferred or exchanged in compliance with this Section 2.9.

(b)     Except as otherwise provided in Section 2.18, the Trustee or the Registrar shall not register the exchange of interests in a Note for a Definitive Note. In the event that a Restricted Global Note is exchanged for Definitive Notes pursuant to Section 2.18, exchanges and transfers of such Definitive Notes shall be made only in accordance with this Section 2.9(b).

(i)     (A)  If a Definitive Note is being acquired for the account of a Holder of a beneficial interest in a Restricted Global Note without transfer, the Registrar shall receive a certification from such Holder to that effect (in substantially the form of Exhibit A-1 hereto); or

(B)     If such Definitive Note is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A, the Registrar shall receive a certification to that effect (in substantially the form of Exhibit A-l hereto); or

(C)     If such Definitive Note is being transferred pursuant to an exemption from registration in accordance with Regulation S, the Registrar shall receive a certification to that effect (in substantially the form of Exhibit A-1 hereto); or

(D)     If such Definitive Note is being transferred in reliance on another exemption from the registration requirements of the Securities Act, the Registrar

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shall receive a certification to that effect (in substantially the form of Exhibit A-1 hereto) and an opinion of counsel in form and substance acceptable to CRCF and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

(ii)     The Trustee shall not register the exchange of interests in a Note for a Definitive Note or the transfer of or exchange of a Definitive Note during the period beginning on any Record Date and ending on the next following Distribution Date.

(c)     So long as a Book-Entry Note remains outstanding and is held by or on behalf of a Clearing Agency, transfers of such Book-Entry Note, in whole or in part, or interests therein, shall only be made in accordance with this Section 2.9(c).

(i)     Transfers of Book-Entry Notes. Subject to clauses (iii) and (iv) of this Section 2.9(c), transfers of a Book-Entry Note shall be limited to transfers of such Book-Entry Note in whole, but not in part, to nominees of the applicable Clearing Agency or to a successor Clearing Agency or such successor Clearing Agency’s nominee.

(ii)     Transfers of Interests in Restricted Global Notes. If interests in a Restricted Global Note are being transferred to a Qualified Institutional Buyer in accordance with Rule 144A, each such transferee shall be deemed to have represented and agreed as follows:

(A)     It is a qualified institutional buyer as defined in Rule 144A and is acquiring the Notes for its own institutional account or for the account of a qualified institutional buyer;

(B)     It understands that the Notes purchased by it will be offered, and may be transferred, only in a transaction not involving any public offering within the meaning of the Securities Act, and that, if in the future it decides to resell, pledge or otherwise transfer any Notes, such Notes may be resold, pledged or transferred only (a) to a person who the seller reasonably believes is a qualified institutional buyer (as defined in Rule l44A under the Securities Act) that purchases for it own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (b) outside the United States to a non-U.S. Person (as such term is defined in Regulation S of the Securities Act) in a transaction in compliance with Regulation S of the Securities Act, (c) pursuant to an effective registration statement under the Securities Act or (d) in reliance on another exemption under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States;

(C)     It understands that the Notes will bear a legend substantially as set forth in Section 2.10(a); and

(D)     It acknowledges that the Trustee, CRCF, each Placement Agent for such Series of Notes, and their affiliates, and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements. If

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it is acquiring any Notes for the account of one or more qualified institutional buyers, it represents that it has sole investment discretion with respect to each such account and that it has full power to make the foregoing acknowledgements, representations and agreements on behalf of each such account.

In addition, such transferee shall be responsible for providing additional information or certification, as shall be reasonably requested by the Trustee, CRCF or any Placement Agent for such Series of Notes, to support the truth and accuracy of the foregoing acknowledgements, representations and agreements, it being understood that such additional information is not intended to create additional restrictions on the transfer of the Notes.

(iii)     Temporary Global Note to Permanent Global Note. Interests in a Temporary Global Note as to which the Trustee has received from Euroclear or Clearstream, as the case may be, a certificate substantially in the form of Exhibit B to the effect that Euroclear or Clearstream, as applicable, has received a certificate substantially in the form of Exhibit C from the holder of a beneficial interest in such Note, will be exchanged, on and after the 40th day after the completion of the distribution of the relevant Series (the “Exchange Date”), for interests in a Permanent Global Note. To effect such exchange CRCF shall execute and the Trustee shall authenticate and deliver to Euroclear or Clearstream, as applicable, for credit to the respective accounts of the holders of Notes, a duly executed and authenticated Permanent Global Note, representing the principal amount of interests in the Temporary Global Note initially exchanged for interests in the Permanent Global Note. The delivery to the Trustee by Euroclear or Clearstream of the certificate or certificates referred to above may be relied upon by CRCF and the Trustee as conclusive evidence that the certificate or certificates referred to therein has or have been delivered to Euroclear or Clearstream pursuant to the terms of this Indenture and the Temporary Global Note. Upon any exchange of interests in a Temporary Global Note for interests in a Permanent Global Note, the Trustee shall endorse the Temporary Global Note to reflect the reduction in the principal amount represented thereby by the amount so exchanged and shall endorse the Permanent Global Note to reflect the corresponding increase in the amount represented thereby. The Temporary Global Note or the Permanent Global Note shall also be endorsed upon any cancellation of principal amounts upon surrender of Notes purchased by CRCF or any of its respective subsidiaries or affiliates or upon any repayment of the principal amount represented thereby or any payment of interest in respect of such Notes.

(iv)     Restricted Global Note to Temporary Global Note Prior to the Exchange Date. If, prior to the Exchange Date, a holder of a beneficial interest in the Restricted Global Note registered in the name of DTC or its nominee wishes at any time to exchange its interest in such Restricted Global Note for an interest in the Temporary Global Note, such holder may, subject to the rules and procedures of DTC, exchange or cause the exchange or transfer of such interest for an equivalent beneficial interest in the Temporary Global Note. Upon receipt by the Trustee as Transfer Agent (“Transfer Agent”) of (1) instructions given in accordance with DTC’s procedures from an agent member directing the Trustee as Transfer Agent to credit or cause to be credited a beneficial interest in the Temporary Global Note in an amount equal to the beneficial

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interest in the Restricted Global Note to be exchanged or transferred, (2) a written order given in accordance with DTC’s procedures containing information regarding the Euroclear or Clearstream account to be credited with such increase and the name of such account, and (3) a certificate in the form of Exhibit A-3 attached hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Notes and pursuant to and in accordance with Regulation S, the Transfer Agent shall instruct DTC to reduce the Restricted Global Note by the aggregate principal amount of the beneficial interest in the Restricted Global Note to be so exchanged or transferred and the Transfer Agent shall instruct DTC, concurrently with such reduction, to increase the principal amount of the Temporary Global Note by the aggregate principal amount of the beneficial interest in the Restricted Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the person specified in such instructions (who shall be the agent member of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Temporary Global Note equal to the reduction in the principal amount of the Restricted Global Note.

(v)     Restricted Global Note to Permanent Global Note After the Exchange Date. If, after the Exchange Date, a holder of a beneficial interest in the Restricted Global Note registered in the name of DTC or its nominee wishes at any time to exchange its interest in such Restricted Global Note for an interest in the Permanent Global Note, or to transfer its interest in such Restricted Global Note to a Person who wishes to take delivery thereof in the form of an interest in the Permanent Global Note, such holder may, subject to the rules and procedures of DTC, exchange or cause the exchange or transfer of such interest for an equivalent beneficial interest in the Permanent Global Note. Upon receipt by the Transfer Agent of (1) instructions given in accordance with DTC’s procedures from an agent member directing the Trustee to credit or cause to be credited a beneficial interest in the Permanent Global Note in an amount equal to the beneficial interest in the Restricted Global Note to be exchanged or transferred, (2) a written order given in accordance with DTC’s procedures containing information regarding the participant account of DTC and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Clearstream account to be credited with such increase and (3) a certificate in the form of Exhibit A-4 attached hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Notes (A) and pursuant to and in accordance with Regulation S or (B) and that the Note being exchanged or transferred is not a “restricted security” as defined in Rule 144, the Trustee shall instruct DTC to reduce the Restricted Global Note by the aggregate principal amount of the beneficial interest in the Restricted Global Note to be so exchanged or transferred and the Transfer Agent shall instruct DTC, concurrently with such reduction, to increase the principal amount of the Permanent Global Note by the aggregate principal amount of the beneficial interest in the Restricted Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the Permanent Global Note equal to the reduction in the principal amount of the Restricted Global Note.

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(vi)     Temporary Global Note to Restricted Global Note. If a holder of a beneficial interest in the Temporary Global Note registered in the name of DTC or its nominee wishes at any time to exchange its interest in such Temporary Global Note for an interest in the Restricted Global Note, or to transfer its interest in such Temporary Global Note to a Person who wishes to take delivery thereof in the form of an interest in the Restricted Global Note, such holder may, subject to the rules and procedures of Euroclear or Clearstream and DTC, as the case may be, exchange or cause the exchange or transfer of such interest for an equivalent beneficial interest in the Restricted Global Note. Upon receipt by the Transfer Agent of (1) instructions from Euroclear or Clearstream or DTC, as the case may be, directing the Trustee to credit or cause to be credited a beneficial interest in the Restricted Global Note equal to the beneficial interest in the Temporary Global Note to be exchanged or transferred, such instructions to contain information regarding the agent member’s account with DTC to be credited with such increase, and, with respect to an exchange or transfer of an interest in the Temporary Global Note after the Exchange Date, information regarding the agent member’s account with DTC to be debited with such decrease, and (2) with respect to an exchange or transfer of an interest in the Temporary Global Note for an interest in the Restricted Global Note prior to the Exchange Date, a certificate in the form of Exhibit A-5 attached hereto given by the holder of such beneficial interest and stating that the Person transferring such interest in the Temporary Global Note reasonably believes that the Person acquiring such interest in the Restricted Global Note is a Qualified Institutional Buyer and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A, Euroclear or Clearstream or the Trustee, as the case may be, shall instruct DTC to reduce the Temporary Global Note by the aggregate principal amount of the beneficial interest in the Temporary Global Note to be exchanged or transferred, and the Transfer Agent shall instruct DTC, concurrently with such reduction, to increase the principal amount of the Restricted Global Note by the aggregate principal amount of the beneficial interest in the Temporary Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Restricted Global Note equal to the reduction in the principal amount of the Temporary Global Note.

(vii)     Permanent Global Note to Restricted Global Note. If a holder of a beneficial interest in the Permanent Global Note wishes at any time to exchange its interest in such Permanent Global Note for an interest in the Restricted Global Note, or to transfer its interest in such Permanent Global Note to a Person who wishes to take delivery thereof in the form of an interest in the Restricted Global Note, such holder may, subject to the rules and procedures of Euroclear or Clearstream and DTC, as the case may be, exchange or cause the exchange or transfer of such interest for an equivalent beneficial interest in the Restricted Global Note. Upon receipt by the Transfer Agent of instructions from Euroclear or Clearstream or DTC, as the case may be, directing the Trustee to credit or cause to be credited a beneficial interest in the Restricted Global Note equal to the beneficial interest in the Permanent Global Note to be exchanged or transferred, such instructions to contain information regarding the agent member’s account with DTC to be credited with such increase, and information regarding the agent member’s account with DTC to be debited with such decrease, Euroclear or Clearstream or the Trustee, as the case may be, shall instruct DTC to reduce the Permanent Global

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Note by the aggregate principal amount of the beneficial interest in the Permanent Global Note to be exchanged or transferred, and the Transfer Agent shall instruct DTC, concurrently with such reduction, to increase the principal amount of the Restricted Global Note by the aggregate principal amount of the beneficial interest in the Permanent Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Restricted Global Note equal to the reduction in the principal amount of the Permanent Global Note.

(d)     Transfers of Variable Funding Notes. A Variable Funding Note shall not be transferable except in the limited circumstances, if any, described in the applicable Supplement; provided, however, that a Variable Funding Note may be pledged as security (and transferred) in accordance with the terms described in the applicable Supplement.

(e)     CRCF or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Notes. No service charge shall be made for any such transaction.

(f)     If the Notes are listed on the Luxembourg Stock Exchange, the Trustee or the Luxembourg Agent, as the case may be, shall send to CRCF upon any transfer or exchange of any Note information reflected in the copy of the register for the Notes maintained by the Registrar or the Luxembourg Agent, as the case may be.

(g)     To permit registrations of transfers and exchanges, CRCF shall execute and the Trustee shall authenticate Notes, subject to such rules as the Trustee may reasonably require. No service charge to the Noteholder shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Registrar may require payment of a sum sufficient to cover any transfer tax or similar government charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Section 2.13 hereof in which event the Registrar will be responsible for the payment of any such taxes).

(h)     All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of CRCF, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

(i)     Prior to due presentment for registration of transfer of any Note, the Trustee, any Agent and CRCF may deem and treat the Person in whose name any Note is registered (as of the day of determination) as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and neither the Trustee, any Agent nor CRCF shall be affected by notice to the contrary.

(j)     By its acceptance of a Note, each Noteholder and Note Owner shall be deemed to have represented and warranted that its purchase and holding of the Note will not, throughout the term of its holding an interest therein, constitute a non-exempt “prohibited transaction” under Section 406(a) of ERISA or Section 4975 of the Code.

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Section 2.10.     Legending of Notes. (a) Unless otherwise provided for in a Supplement and except as permitted by the last paragraph of this Section 2.10(a), each Note (other than any Variable Funding Note) issued on or after the date hereof shall bear a legend in substantially the following form:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES OR “BLUE SKY” LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF CENDANT RENTAL CAR FUNDING (AESOP) LLC (THE “COMPANY”) THAT THIS NOTE IS BEING ACQUIRED FOR ITS OWN ACCOUNT AND NOT WITH A VIEW TO DISTRIBUTION AND MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO THE COMPANY (UPON REDEMPTION THEREOF OR OTHERWISE), (2) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON (AS SUCH TERM IS DEFINED IN REGULATION S OF THE SECURITIES ACT) IN A TRANSACTION IN COMPLIANCE WITH REGULATION S OF THE SECURITIES ACT OR (4) IN A TRANSACTION COMPLYING WITH OR EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (SUBJECT IN THE CASE OF THIS CLAUSE (4) TO RECEIPT OF SUCH CERTIFICATES AND OTHER DOCUMENTS AS THE TRUSTEE MAY REQUIRE UNDER THE INDENTURE), IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE RESALE RESTRICTIONS SET FORTH ABOVE.

Upon any transfer, exchange or replacement of Notes bearing such legend (or, in the case of any Note issued prior to the date hereof, bearing such similar legend as required under the Original Indenture or the Prior Indenture, as the case may be), or if a request is made to remove such legend on a Note, the Notes so issued shall bear such legend, or such legend shall not be removed, as the case may be, unless there is delivered to CRCF and the Trustee or the Luxembourg Agent, if the Notes are listed on the Luxembourg Exchange, such satisfactory evidence, which may include an opinion of counsel, as may be reasonably required by CRCF that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S. Upon provision of such satisfactory evidence, the Trustee, at the direction of CRCF, shall authenticate and deliver a Note that does not bear such legend.

(b)     Unless otherwise provided for in a Supplement, each Variable Funding Note issued on or after the date hereof shall bear a legend in substantially the following form:

THIS VARIABLE FUNDING NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES OR “BLUE SKY” LAWS. THE HOLDER HEREOF, BY

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PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF CENDANT RENTAL CAR FUNDING (AESOP)  LLC (THE “COMPANY”) THAT THIS NOTE IS BEING ACQUIRED FOR ITS OWN ACCOUNT AND NOT WITH A VIEW TO DISTRIBUTION. THIS VARIABLE FUNDING NOTE IS NOT PERMITTED TO BE TRANSFERRED, ASSIGNED OR OTHERWISE PLEDGED OR CONVEYED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE INDENTURE REFERRED TO HEREIN.

Section 2.11.     Replacement Notes. (a) If (i) any mutilated Note is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Trustee such security or indemnity as may be required by it to hold CRCF, each Enhancement Provider and the Trustee harmless then, in the absence of notice to CRCF, the Registrar or the Trustee that such Note has been acquired by a protected purchaser, and provided that the requirements of Section 8-405 of the UCC (which generally permit CRCF to impose reasonable requirements) are met, CRCF shall execute and upon its request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of like tenor and aggregate principal amount; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven (7) days shall be due and payable or shall have been called for redemption, instead of issuing a replacement Note, CRCF may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a protected purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, CRCF and the Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by CRCF or the Trustee in connection therewith.

(b)     Upon the issuance of any replacement Note under this Section 2.11, CRCF may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee) connected therewith.

(c)     Every replacement Note issued pursuant to this Section 2.11 in replacement of any mutilated, destroyed, lost or stolen Note shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

(d)     The provisions of this Section 2.11 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.12.     Treasury Notes. In determining whether the Noteholders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by CRCF or any Affiliate of CRCF shall be considered as though they are not

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Outstanding, except that (i) for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes of which the Trustee has received written notice of such ownership shall be so disregarded and (ii) solely for the purpose of determining whether the Holders of the required principal amount of Notes of any particular Series have concurred in any direction, waiver or consent required of the Holders of the Notes of such Series, Notes owned by an Affiliate of CRCF shall be deemed Outstanding if, and only if, all Notes of such Series are owned by Affiliates of CRCF. Absent written notice to the Trustee of such ownership, the Trustee shall not be deemed to have knowledge of the identity of the individual beneficial owners of the Notes.

Section 2.13.     Temporary Notes. (a) Pending the preparation of Definitive Notes issued under Section 2.18 hereof, CRCF may prepare and the Trustee, upon receipt of a Company Order, shall authenticate and deliver temporary Notes of such Series. Temporary Notes shall be substantially in the form of Definitive Notes of like Series but may have variations that are not inconsistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

(b)     If temporary Notes are issued pursuant to Section 2.13(a) above, CRCF will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of CRCF to be maintained as provided in Section 8.2, without charge to the Noteholder. Upon surrender for cancellation of any one or more temporary Notes, CRCF shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

Section 2.14.     Cancellation. CRCF may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which CRCF may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. CRCF may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be disposed of in accordance with the Trustee’s standard disposition procedures unless by a written order, signed by two Authorized Officers and received by the Trustee in a timely fashion, CRCF shall direct that cancelled Notes be returned to it.

Section 2.15.      Principal and Interest.  (a)  The principal of each Series of Notes shall be payable at the times and in the amount set forth in the related Supplement and in accordance with Section 6.1.

(b)     Each Series of Notes shall accrue interest as provided in the related Supplement and such interest shall be payable on each Distribution Date for such Series in accordance with Section 6.1 and the related Supplement.

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(c)     Except as provided in the following sentence, the Person in whose name any Note is registered at the close of business on any Record Date with respect to a Distribution Date for such Note shall be entitled to receive the principal and interest payable on such Distribution Date notwithstanding the cancellation of such Note upon any registration of transfer, exchange or substitution of such Note subsequent to such Record Date. Any interest payable at maturity shall be paid to the Person to whom the principal of such Note is payable.

(d)     If CRCF defaults in the payment of interest on the Notes of any Series, such interest, to the extent paid on any date that is more than five (5) Business Days after the applicable due date, shall, at the option of CRCF, cease to be payable to the Persons who were Noteholders of such Series at the applicable Record Date and CRCF shall pay the defaulted interest in any lawful manner, plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Noteholders of such Series on a subsequent special record date which date shall be at least five (5) Business Days prior to the payment date, at the rate provided in this Indenture and in the Notes of such Series. CRCF shall fix or cause to be fixed each such special record date and payment date, and at least fifteen (15) days before the special record date. CRCF (or the Trustee, in the name of and at the expense of CRCF) shall mail to Noteholders of such Series a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.16.     Book-Entry Notes. (a) For each Series of Notes to be issued in registered form (other than any Series of Variable Funding Notes), CRCF shall duly execute the Notes, and the Trustee shall, in accordance with Section 2.4 hereof, authenticate and deliver initially one or more Global Notes that (a) shall be registered on the Note Register in the name of DTC or DTC’s nominee, and (b) shall bear legends substantially to the following effect:

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO CRCF OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. (“CEDE”) OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE, HAS AN INTEREST HEREIN.

So long as DTC or its nominee is the registered owner or holder of a Global Note, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Note for purposes of this Indenture and such Notes. Members of, or participants in, DTC shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC, and DTC may be treated by CRCF, the Trustee, any Agent and any agent of such entities as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent CRCF, the Trustee, any Agent and any agent of such entities from giving effect to any written certification, proxy or other

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authorization furnished by DTC or impair, as between DTC and its agent members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

(b)     Subject to Section 2.9(i), the provisions of the “Operating Procedures of the Euroclear System” and the “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions” of Clearstream, respectively, shall be applicable to the Global Note insofar as interests in a Global Note are held by the agent members of Euroclear or Clearstream (which shall only occur in the case of the Temporary Global Note and the Permanent Global Note). Account holders or participants in Euroclear and Clearstream shall have no rights under this Indenture with respect to such Global Note, and the registered holder may be treated by CRCF, the Trustee and any agent of CRCF or the Trustee as the owner of such Global Note for all purposes whatsoever.

(c)     Title to the Notes shall pass only by registration in the Note Register maintained by the Registrar pursuant to Section 2.6.

(d)     Any typewritten Note or Notes representing Book Entry Notes shall provide that they represent the aggregate or a specified amount of Outstanding Notes from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Notes represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a typewritten Note or Notes representing Book-Entry Notes to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Note Owners represented thereby, shall be made in such manner and by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 2.4. Subject to the provisions of Section 2.5, the Trustee shall deliver and redeliver any typewritten Note or Notes representing Book-Entry Notes in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. Any instructions by CRCF with respect to endorsement or delivery or redelivery of a typewritten Note or Notes representing the Book-Entry Notes shall be in writing but need not comply with Section 13.3 hereof and need not be accompanied by an Opinion of Counsel.

(e)     Unless and until definitive, fully registered Notes (“Definitive Notes”) have been issued to Note Owners pursuant to Section 2.18:

(i)     the provisions of this Section 2.16 shall be in full force and effect:

(ii)     the Paying Agent, the Registrar and the Trustee may deal with the Clearing Agency and the Clearing Agency Participants for all purposes of this Indenture (including the making of payments on the Notes and the giving of instructions or directions hereunder) as the authorized representatives of the Note Owners;

(iii)     to the extent that the provisions of this Section 2.16 conflict with any other provisions of this Indenture, the provisions of this Section 2.16 shall control;

(iv)     whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Outstanding principal amount of the Notes, the applicable Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to

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such effect from Note Owners and/or their related Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Trustee; and

(v)     the rights of Note Owners shall be exercised only through the applicable Clearing Agency and their related Clearing Agency Participants and shall be limited to those established by law and agreements between such Note Owners and their related Clearing Agency and/or the Clearing Agency Participants. Unless and until Definitive Notes are issued pursuant to Section 2.18, the applicable Clearing Agencies will make book-entry transfers among their related Clearing Agency Participants and receive and transmit payments of principal and interest on the Notes to such Clearing Agency Participants.

Section 2.17.     Notices to Clearing Agency. Whenever notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to Section 2.18, the Trustee and CRCF shall give all such notices and communications specified herein to be given to Noteholders to the applicable Clearing Agency for distribution to the Note Owners.

Section 2.18.     Definitive Notes. (a) Conditions for Issuance. Interests in a Restricted Global Note or Permanent Global Note deposited with DTC pursuant to Section 2.5 shall be transferred to the beneficial owners thereof in the form of Definitive Notes only if such transfer complies with Section 2.9 and (x) DTC notifies CRCF that it is unwilling or unable to continue as depositary for such Restricted Global Note or Permanent Global Note or at any time ceases to be a “clearing agency” registered under the Exchange Act, and a successor depositary so registered is not appointed by CRCF within ninety (90) days of such notice or (y) CRCF determines that the Restricted Global Note or Permanent Global Note with respect to the relevant Series of Notes shall be exchangeable for Definitive Notes, in which case Definitive Notes shall be issuable or exchangeable only in respect of such Global Notes or the category of Definitive Notes represented thereby or (z) any Noteholder, purchaser or transferee of a Restricted Global Note or a Permanent Global Note requests the same in the form of a Definitive Note and CRCF, in its sole discretion, consents to such request (in which case a Definitive Note shall be issuable or transferable only to such Noteholder, purchaser or transferee), CRCF will deliver Definitive Notes in exchange for the Restricted Global Notes or the Permanent Global Notes or, in the case of an exchange or transfer described in clause (z) above, in exchange for the applicable beneficial interest in one or more Global Notes.

(b)     Issuance. If interests in any Restricted Global Note or Permanent Global Note, as the case may be, are to be transferred to the beneficial owners thereof in the form of Definitive Notes pursuant to this Section 2.18, such Restricted Global Note or Permanent Global Note, as the case may be, shall be surrendered by DTC to the office or agency of the Transfer Agent located in the Borough of Manhattan, the City of New York, or if the Notes are listed on the Luxembourg Stock Exchange, to the applicable Luxembourg Agent in Luxembourg, to be so transferred, without charge. If interests in any Permanent Global Note are to be transferred to the beneficial owners thereof in the form of Definitive Notes pursuant to this Section 2.18, such Permanent Global Note shall be surrendered by the custodian for DTC to the Transfer Agent or its agent located in London to be so transferred, without charge. The Trustee shall authenticate

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and deliver, upon such transfer of interests in such Restricted Global Note or Permanent Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations; provided, that in the case of an interest in a Restricted Global Note, no such interest will be transferred except upon (i) delivery of a Transfer Certificate substantially in the form of Exhibit A-1 hereto and (ii) compliance with the conditions set forth in Section 2.9. The Definitive Notes transferred pursuant to this Section 2.18 shall be executed, authenticated and delivered only in the denominations specified in the related Supplement, and Definitive Notes shall be registered in such names as DTC shall direct in writing. The Transfer Agent shall have at least 30 days from the date of its receipt of Definitive Notes and registration information to authenticate and deliver such Definitive Notes. Any Definitive Note delivered in exchange for an interest in a Restricted Global Note or Permanent Global Note shall, except as otherwise provided by Section 2.10, bear, and be subject to, the legend regarding transfer restrictions set forth in Section 2.10. CRCF will promptly make available to the Transfer Agent a reasonable supply of Definitive Notes. CRCF shall bear the costs and expenses of printing or preparing any Definitive Notes.

(c)     Transfer of Definitive Notes. Subject to the terms of this Indenture, the holder of any Definitive Note may transfer the same in whole or in part, in an amount equivalent to an authorized denomination, by surrendering at the office maintained by the Transfer Agent for such purpose in the Borough of Manhattan, The City of New York, such Note with the form of transfer endorsed on it duly completed and executed by, or accompanied by a written instrument of transfer in form satisfactory to CRCF and the Transfer Agent by, the holder thereof and accompanied by a Transfer Certificate substantially in the form of Exhibit A-1 hereto. In exchange for any Definitive Note properly presented for transfer, CRCF shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered in compliance with applicable law, to the transferee at such office, or send by mail (at the risk of the transferee) to such address as the transferee may request, Definitive Notes for the same aggregate principal amount as was transferred. In the case of the transfer of any Definitive Note in part, CRCF shall execute and the Trustee shall also promptly authenticate and deliver or cause to be authenticated and delivered to the transferor at such office, or send by mail (at the risk of the transferor) to such address as the transferor may request, Definitive Notes for the aggregate principal amount that was not transferred. No transfer of any Definitive Note shall be made unless the request for such transfer is made by the registered holder at such office.

(d)     Neither CRCF nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes for such Series, the Trustee shall recognize the Holders of the Definitive Notes as Noteholders of such Series.

Section 2.19.     Tax Treatment. CRCF has structured this Indenture and the Notes have been (or will be) issued with the intention that the Notes will qualify under applicable tax law as indebtedness of CRCF and any entity acquiring any direct or indirect interest in any Note by acceptance of its Notes (or, in the case of a Note Owner, by virtue of such Note Owner’s acquisition of a beneficial interest therein) agrees to treat the Notes (or beneficial interests therein) for purposes of Federal, state and local and income or franchise taxes and any other tax imposed on or measured by income, as indebtedness of CRCF. Each Noteholder agrees that it will cause any Note Owner acquiring an interest in a Note through it to comply with this Indenture as to treatment as indebtedness for such tax purposes.

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Section 2.20.     CUSIP Numbers. CRCF may use “CUSIP” numbers in respect of any Series of Notes (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption in respect of such Series of Notes as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes of such Series or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes of such Series, and any such redemption shall not be affected by any defect in or omission of such numbers. CRCF will promptly notify the Trustee in writing of any change in any such “CUSIP” numbers.

ARTICLE 3.

SECURITY

Section 3.1.     Grant of Security Interest.     (a)     To secure the CRCF Obligations, CRCF hereby pledges, assigns, conveys, delivers, transfers and sets over to the Trustee, for the benefit of the Noteholders and, to the extent provided in any Supplement, any Enhancement Providers and any Swap Counterparties (collectively, the “Secured Parties”), and hereby grants to the Trustee, for the benefit of the Secured Parties, a security interest in, all of CRCF’s right, title and interest in, to and under all of the following property whether now or hereafter existing, acquired or created (all of the foregoing being referred to as the “Collateral”):

(i)     the CRCF Agreements, including, without limitation, the Loan Notes, all monies due and to become due to CRCF from AESOP Leasing and AESOP Leasing II under or in connection with the CRCF Agreements, whether payable as principal, interest, fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of any of the CRCF Agreements or otherwise, and all rights, remedies, powers, privileges and claims of CRCF against any other party under or with respect to the CRCF Agreements (whether arising pursuant to the terms of such CRCF Agreements or otherwise available to CRCF at law or in equity), the right to enforce any of the CRCF Agreements as provided herein and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the CRCF Agreements or the obligations of any party thereunder, and all AESOP I Loan Collateral and AESOP II Loan Collateral;

(ii)     the Leases, any books, records or computer programs relating thereto, the right to enforce any of the Leases as provided therein and in the Loan Agreements and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Leases or the obligations of any party thereunder;

(iii)     all Vehicles and all Certificates of Title with respect thereto, including all payments under insurance policies or any warranty payable by reason of loss or damage to, or otherwise with respect to, any of the Vehicles;

(iv)     all Manufacturer Programs as they relate to Vehicles leased under the Leases and all monies due and to become due in respect of such Vehicles from the Manufacturers under or in connection with the Manufacturer Programs whether payable

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as Vehicle repurchase prices, auction sales proceeds, fees, expenses, costs, indemnities, insurance recoveries, damages for breach of the Manufacturer Programs or otherwise (but excluding all incentive payments payable in respect of purchases of vehicles under the Manufacturer Programs) and all rights to compel performance and otherwise exercise remedies thereunder;

(v)     all payments under insurance policies (whether or not the Trustee is named as the loss payee thereof) or any warranty payable by reason of loss or damage to, or otherwise with respect to, any of the Vehicles;

(vi)     any Proceeds from the sale of Vehicles leased under the Leases, including all monies due in respect of such Vehicles, whether payable as the purchase price of such Vehicles, or as fees, expenses, costs, indemnities, insurance recoveries, or otherwise (including all upfront incentive payments payable by Manufacturers in respect of purchases of Non-Program Vehicles);

(vii)     (a)     the Collection Account, (b) all funds on deposit therein from time to time, (c) all certificates and instruments, if any, representing or evidencing any or all of the Collection Account or the funds on deposit therein from time to time, and (d) all Permitted Investments made at any time and from time to time with the moneys in the Collection Account or any subaccount thereof (including income thereon);

(viii)     (a)     the Termination Services Reserve Account, (b) all funds on deposit therein from time to time, (c) all certificates and instruments, if any, representing or evidencing any or all of the Termination Services Reserve Account or the funds on deposit therein from time to time, and (d) all Permitted Investments made at any time and from time to time with the moneys in the Termination Services Reserve Account (including income thereon);

(ix)     (a) any Approved Lockbox Account, (b)     all funds on deposit therein from time to time, and (c) all certificates and instruments, if any, representing or evidencing any or all of such Approved Lockbox Account or the funds on deposit therein from time to time;

(x)     the Master Exchange Agreement and the Escrow Agreement, including any amendments thereof, all monies due and to become due to CRCF, AESOP Leasing, ARAC, BRAC or CCRG thereunder, whether amounts payable by the Intermediary to CRCF, AESOP Leasing, ARAC, BRAC or CCRG from the Joint Collection Accounts or the accounts maintained pursuant to the Escrow Agreement or payable as damages for breach of the Master Exchange Agreement, the Escrow Agreement or otherwise, and all other property payable by the Intermediary to CRCF, AESOP Leasing, ARAC, BRAC or CCRG thereunder and all rights to compel performance and otherwise exercise remedies thereunder; provided, however, that in the case of any funds held in the Joint Collection Accounts or the accounts maintained pursuant to the Escrow Agreement that constitute Relinquished Property Proceeds, such funds shall not constitute Collateral until such funds are payable from the Joint Collection Accounts or the accounts maintained

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pursuant to the Escrow Agreement to the Trustee pursuant to the Master Exchange Agreement or the Escrow Agreement;

(xi)     all additional property that may from time to time hereafter (pursuant to the terms of any Supplement or otherwise) be subjected to the grant and pledge hereof by CRCF or by anyone on its behalf; and

(xii)     all Proceeds, products, rents or profits of any and all of the foregoing including, without limitation, payments under insurance (whether or not the Trustee is the loss payee thereof) or Vehicle warranties and cash;

provided, however, the security interest of the Trustee on behalf of the Secured Parties shall be deemed to be released with respect to amounts that are released to the Administrator from the Termination Services Reserve Account on any Distribution Date in accordance with Section 3.7(d).

(b)     The foregoing grant is made in trust to secure CRCF Obligations and to secure compliance with the provisions of this Indenture and any Supplement, all as provided in this Indenture. The Trustee, as Trustee on behalf of the Secured Parties, acknowledges such grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and, subject to Sections 10.1 and 10.2, agrees to perform its duties required in this Indenture to the best of its abilities to the end that the interests of the Secured Parties may be adequately and effectively protected. The Collateral shall secure the Notes equally and ratably without prejudice, priority (except, with respect to any Series of Notes, as otherwise stated in the applicable Supplement) or distinction.

(c)     CRCF authorizes the Trustee to file (provided that the Trustee shall have no obligation to so file), or cause to be filed, all UCC financing statements necessary or advisable to perfect or maintain the Trustee’s perfection in any of the Collateral.

Section 3.2.     Certain Rights and Obligations of CRCF Unaffected.     (a)     Notwithstanding the assignment and security interest so granted to the Trustee on behalf of the Secured Parties, CRCF shall nevertheless be permitted, subject to the Trustee’s right to revoke such permission in the event of an Amortization Event and subject to the provisions of Section 3.3, to give all consents, requests, notices, directions, approvals, extensions or waivers, if any, which are required to be given in the normal course of business (which does not include waivers of defaults under any of the CRCF Agreements or other Related Documents or any of the Manufacturer Programs or revocation of powers of attorney to the Lessees) to AESOP Leasing or AESOP Leasing II by CRCF and by AESOP Leasing or AESOP Leasing II to the Manufacturers by the specific terms of each of the Loan Agreements and each Manufacturer Program, respectively.

(b)     The grant of the security interest in the Collateral to the Trustee on behalf of the Secured Parties shall not (i) relieve CRCF from the performance of any term, covenant, condition or agreement on CRCF’s part to be performed or observed under or in connection with any of the CRCF Agreements or from any liability to AESOP Leasing, AESOP Leasing II or the Manufacturers, as the case may be, or (ii) impose any obligation on the Trustee or any of the

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Secured Parties to perform or observe any such term, covenant, condition or agreement on CRCF’s part to be so performed or observed or impose any liability on the Trustee or any of the Secured Parties for any act or omission on the part of CRCF or from any breach of any representation or warranty on the part of CRCF. CRCF hereby agrees to indemnify and hold harmless the Trustee and each Noteholder (including, in each case, their respective directors, officers, employees and agents) from and against any and all losses, liabilities (including liabilities for penalties), claims, demands, actions, suits, judgments, reasonable out-of-pocket costs and expenses arising out of or resulting from the security interest granted hereby or by any Assignment Agreement, whether arising by virtue of any act or omission on the part of CRCF or otherwise, including, without limitation, the reasonable out-of-pocket costs, expenses, and disbursements (including reasonable attorneys’ fees and expenses) incurred by the Trustee and any of the Noteholders in enforcing this Indenture or preserving any of their respective rights to, or realizing upon, any of the Collateral; provided, however, the foregoing indemnification shall not extend to any action by the Trustee or a Noteholder which constitutes gross negligence or willful misconduct by the Trustee, such Noteholder or any other Indemnified Person hereunder. The indemnification provided for in this Section 3.2 shall survive the removal of, or a resignation by, such Person as Trustee as well as the termination of this Indenture, any Supplement or any Assignment Agreement.

Section 3.3.     Performance of Agreement. Upon the occurrence of a Limited Liquidation Event of Default or Liquidation Event of Default, promptly following a request from the Trustee to do so and at CRCF’s expense, CRCF agrees to take all such lawful action as permitted under this Indenture as the Trustee may request to compel or secure the performance and observance by: (i) AESOP Leasing, AESOP Leasing II or any other party to any of the CRCF Agreements or any other Related Document of its obligations to CRCF, (ii) the Administrator, any Lessee, the Intermediary, the Escrow Agent or any other party to any Related Document of its obligations to AESOP Leasing and AESOP Leasing II and (iii) a Manufacturer under a Manufacturer Program of its obligations to AESOP Leasing, AESOP Leasing II and CRCF, as assignee, in each case in accordance with the applicable terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to CRCF to the extent and in the manner directed by the Trustee, including, without limitation, the transmission of notices of default and the institution of legal or administrative actions or proceedings to compel or secure performance by AESOP Leasing and AESOP Leasing II (or such other party to any CRCF Agreement or any other Related Document), by the Administrator, the Intermediary, the Escrow Agent or any Lessee (or such other party to any other Related Document) or by a Manufacturer under a Manufacturer Program, of their respective obligations thereunder. If (i) CRCF, AESOP Leasing, AESOP Leasing II, the Administrator, the Intermediary, the Escrow Agent or any Lessee shall have failed, within thirty (30) days of receiving the direction of the Trustee, to take commercially reasonable action to accomplish such directions of the Trustee, (ii) CRCF, AESOP Leasing, AESOP Leasing II, the Administrator, the Intermediary, the Escrow Agent, or any Lessee, as applicable, refuses to take any such action, or (iii) the Trustee reasonably determines that such action must be taken immediately, the Trustee may take such previously directed action and any related action permitted under this Indenture which the Trustee thereafter determines is appropriate (without the need under this provision or any other provision under the Indenture to direct CRCF to take such action), on behalf of CRCF and the Secured Parties.

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Section 3.4.     Release of Lien on Vehicles. The Lien of the Trustee on the Vehicles shall automatically be deemed to be released concurrently with any release thereof as provided in Section 7.3 of each of the Loan Agreements.

Section 3.5.     Stamp, Other Similar Taxes and Filing Fees. CRCF shall indemnify and hold harmless the Trustee and each Noteholder from any present or future claim for liability for any stamp or other similar tax and any penalties or interest with respect thereto, that may be assessed, levied or collected by any jurisdiction in connection with this Indenture or any Collateral. CRCF shall pay, or reimburse the Trustee for, any and all amounts in respect of, all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts that may be payable or determined to be payable in respect of the execution, delivery, performance and/or enforcement of this Indenture.

Section 3.6.     Vehicle Title Check. The Trustee shall, on an annual basis, request that the Borrowers cause a title check to be performed by an independent, nationally recognized firm of certified public accountants acceptable to the Trustee and each Enhancement Provider on a statistical sample of all Vehicles leased under the Leases designed to provide a ninety-five percent (95%) confidence level that no more than five percent (5%) of the Certificates of Title for such Vehicles did not correctly reference the Trustee, as first lienholder, and the Lessor of such Vehicle or its Permitted Nominee or, in the case of Financed Vehicles, CCRG, ARAC, BRAC or their respective Permitted Nominees, as owner, and cause such party to deliver a report stating that, within the confidence level set forth above, no more than five percent (5%) of the Certificates of Title did not correctly reference the lienholder or owner of the Vehicles described in the immediately preceding clause.

Section 3.7.     Termination Services Reserve Account. (a) Pursuant to Section 3 of the Administration Agreement, there has been established and there shall be maintained the Termination Services Reserve Account in the name of the Trustee for the benefit of the Secured Parties. The Trustee shall possess all right, title and interest in all moneys, instruments, securities and other property on deposit from time to time in the Termination Services Reserve Account and the Proceeds thereof for the benefit of the Secured Parties. The Termination Services Reserve Account shall be under the sole dominion and control of the Trustee for the benefit of the Secured Parties. The Termination Services Reserve Account shall be maintained (i) with a Qualified Institution, or (ii) as a segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in the Termination Services Reserve Account; provided that, if at any time such Qualified Institution is no longer a Qualified Institution or the credit rating of any securities issued by such depository institution or trust company shall be reduced to below BBB- by S&P or Baa3 by Moody’s, then the Trustee shall, within thirty (30) days of such reduction, establish a new Termination Services Reserve Account with a new Qualified Institution. If the Termination Services Reserve Account is not maintained in accordance with the previous sentence, then within ten (10) Business Days after obtaining knowledge of such fact, the Trustee shall establish a new Termination Services Reserve Account which complies with such sentence and transfer into the new Termination Services Reserve Account all cash and investments from the non-qualifying Termination Services Reserve Account. The Termination Services Reserve Account has been established at The Bank of New York, as successor to Harris Trust and Savings Bank. The Bank of New York, as successor to Harris Trust and Savings Bank, is party

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to an agreement pursuant to which it has agreed to comply with orders issued by the Trustee directing the transfer or redemption of any security or other financial asset credited to the Termination Services Reserve Account without consent of CRCF.

(b)     Investment of Funds in the Termination Services Reserve Account. CRCF shall instruct the institution maintaining the Termination Services Reserve Account to invest funds on deposit in the Termination Services Reserve Account at all times in Permitted Investments selected by CRCF; provided, however, that any such investment shall mature not later than the Business Day prior to the Distribution Date following the date on which such funds were so invested. All such Permitted Investments shall be credited to the Termination Services Account. Neither CRCF nor the Trustee shall dispose of (or permit the disposal of) any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of principal of such Permitted Investment.

(c)     Earnings from Termination Services Reserve Account. Subject to the restrictions set forth above, CRCF shall have the authority to instruct the Trustee (which instructions shall be in writing) with respect to (i) the investment of funds on deposit in the Termination Services Reserve Account and (ii) liquidation of such investments. On each Distribution Date, the Trustee shall withdraw all interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Termination Services Reserve Account during the related Interest Period and distribute such amounts to the Administrator in payment of a portion of the Monthly Administration Fee.

(d)     Termination Services Reserve Draws and Reimbursements. On or prior to the date which is five (5) days prior to the date on which any payment is due from CCRG to WizCom pursuant to Section 2 of the Termination Services Agreement, the Administrator shall deliver written evidence to the Trustee that an amount at least equal to the amount of such payment has been deposited by CCRG in a segregated account for the benefit of WizCom. In the event that CCRG fails to make such deposit, the Administrator shall deliver to the Trustee on the following day a written statement of an Authorized Officer of CCRG describing such failure and the action that CCRG proposes to take with respect thereto. If such failure has not been cured within four (4) days following the date on which such payment is due from CCRG to WizCom pursuant to the Termination Services Agreement, the Trustee shall, upon the written direction (on which it may conclusively rely) of CRCF delivered by 11:00 a.m. (New York City time) on the fifth day following the date on which such payment was due, withdraw an amount equal to the Termination Services Reserve Draw Amount from the Termination Services Reserve Account and shall pay such amount to WizCom on behalf of CCRG in payment of amounts then due under the Termination Services Agreement. Pursuant to the Administration Agreement, the Administrator will be obligated to reimburse any such withdrawal within two Business Days thereof by deposit to the Termination Services Reserve Account of an amount equal to such Termination Services Reserve Draw Amount plus interest thereon at the applicable Lender’s Carrying Cost Interest Rate from and including the date of such withdrawal to but excluding the date of such deposit.

(e)     Termination of Termination Services Reserve Account. After the termination of this Indenture and the payment in full of the CRCF Obligations, the Trustee shall

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distribute any amounts remaining in the Termination Services Reserve Account to the Administrator.

ARTICLE 4.

REPORTS

Section 4.1.     Agreement of CRCF to Provide Reports and Instructions. (a) Daily Reports. On each Business Day commencing on the date hereof, CRCF shall prepare and maintain, or cause to be prepared and maintained, at the office of CRCF a record (each, a “Daily Report”) setting forth the aggregate of the amounts deposited in the Collection Account on the immediately preceding Business Day, which shall consist of: (A) the aggregate amount of payments received from Manufacturers and/or auction dealers under Manufacturers Programs related to Program Vehicles leased under the AESOP I Operating Lease, the AESOP II Operating Lease and the Finance Lease (separately stated) and in each case deposited in the Collection Account, whether directly or as a result of transfers from a Joint Collection Account, plus (B) the aggregate amount of proceeds received from third parties (other than Manufacturers and auction dealers) with respect to the sale of Vehicles leased under the AESOP I Operating Lease, the AESOP II Operating Lease and the Finance Lease (separately stated) and in each case deposited in the Collection Account, whether directly or as a result of transfers from a Joint Collection Account, plus (C) the aggregate amount of other Collections deposited in the Collection Account. CRCF shall deliver a copy of the Daily Report for each Business Day to the Trustee.

(b)     Monthly Certificate. On each Determination Date, CRCF shall forward to the Trustee, the Paying Agent, the Rating Agencies and any Enhancement Provider, an Officer’s Certificate of CRCF containing the information required by Exhibit D to this Base Indenture (each, a “Monthly Certificate”) setting forth, inter alia the following information (which, in the cases of clauses (iii), (iv) and (v) below, will be expressed as a dollar amount per $1,000 of the original principal amount of each Series of Notes and as a percentage of the outstanding principal balance of the Notes as of such date): (i) the aggregate amount of payments received from the Manufacturers and/or auction dealers under Manufacturer Programs related to Program Vehicles leased under the AESOP I Operating Lease, the AESOP II Operating Lease and the Finance Lease (separately stated) and the aggregate amount of payments received from third parties (other than Manufacturers and auction dealers) with respect to the sale of Vehicles leased under the AESOP I Operating Lease, the AESOP II Operating Lease and the Finance Lease (separately stated) and in each case deposited in the Collection Account, whether directly or as a result of transfers from a Joint Collection Account, and the aggregate amount of other Collections deposited in the Collection Account for the Related Month with respect to such Determination Date; (ii) the Invested Percentage on the last day of, the Related Month of each Series of Notes and each class of each Series; (iii) for each Series, the total amount to be distributed to Noteholders on the next succeeding Distribution Date; (iv) for each Series and each class of each Series, the amount of such distribution allocable to principal on the Notes; (v) for each Series, the amount of such distribution allocable to interest on the Notes; (vi) the portion of the Monthly Administration Fee payable by CRCF and allocable to each Series and each class of each Series; (vii) for each Series and each class of each Series, to the extent applicable, the amount of Enhancement used or drawn in connection with the distribution to Noteholders of

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such Series or class on the next succeeding Distribution Date, together with the aggregate amount of remaining Enhancement not theretofore used or drawn; (viii) for each applicable Series and each class of each Series, the existing Carryover Controlled Amortization Amount, if any; (ix) the Pool Factor with respect to such Related Month for each applicable Series and each class of each Series; (x) a list of all Vehicles leased under the AESOP I Operating Lease, the AESOP II Operating Lease and the Finance Lease (separately stated) at the close of business on the last day of the Related Month; (xi) the aggregate Net Book Value at the time of the respective sale of all Non-Program Vehicles leased under the AESOP I Operating Lease and the Finance Lease (separately stated) that were disposed of during the related Measurement Month; (xii) the aggregate Disposition Proceeds with respect to all Non-Program Vehicles leased under the AESOP I Operating Lease and the Finance Lease (separately stated) that were disposed of during the related Measurement Month; (xiii) the Aggregate Asset Amount and the amount of the Aggregate Asset Amount Deficiency, if any, at the close of business on the last day of the Related Month; (xiv) the aggregate Net Book Value of all Non-Program Vehicles leased under the AESOP I Operating Lease and the Finance Lease (separately stated) as of the last day of the Related Month; (xv) the Non-Program Fleet Market Value of all Non-Program Vehicles lease d under the AESOP I Operating Lease and the Finance Lease as of the related Determination Date; (xvi) the amount of Monthly Base Rent and any Supplemental Rent, due under each Lease on the next succeeding Payment Date (separately stated); (xvii) the amount of Loan Interest, Monthly Loan Principal Amount and any other amounts due under each Loan Agreement on the next succeeding Payment Date (separately stated); (xviii) the Loan Principal Amount with respect to the Loans under each Loan Agreement (separately stated) at the close of business on the last day of the Related Month; (xix) the amount on deposit in the Termination Services Reserve Account; (xx) the amount of any withdrawals in respect of Termination Services Reserve Draw Amounts from the Termination Services Reserve Account during the Related Month; (xxi) the amount, if any, of investment earnings on funds on deposit in the Termination Services Reserve Account that will be distributed to the Administrator on the next succeeding Distribution Date; (xxii) for each Series, the Required Enhancement Amount with respect to such Series and whether an Enhancement Deficiency exists with respect to such Series and the amount thereof; (xxiii) whether an AESOP I Operating Lease Vehicle Deficiency exists and the amount thereof; (xxiv) whether, to the knowledge of CRCF, (A) any Lien exists on any of the Collateral (other than Liens granted pursuant to the Indenture and the other Related Documents or permitted thereunder) and (B) any Lease Event of Default or Loan Event of Default has occurred.

(c)     Monthly Noteholders’ Statement. On or before each Distribution Date, CRCF shall furnish to the Trustee a monthly statement with respect to each Series of Notes containing the information required by Exhibit E to this Base Indenture (each, a “Monthly Noteholder’s Statement”).

(d)     Instructions as to Withdrawals and Payments. CRCF will furnish, or cause to be furnished, to the Trustee or the Paying Agent, as applicable, written instructions to make withdrawals and payments from the Collection Account, the Termination Services Reserve Account and any other accounts specified in a Supplement and to make drawings under any Enhancement, as contemplated herein and in any Supplement. The Trustee and the Paying Agent shall promptly follow any such written instructions.

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Section 4.2.     Administrator. Pursuant to the Administration Agreement, the Administrator has agreed to provide certain reports, instructions and other services on behalf of AESOP Leasing, AESOP Leasing II and CRCF. The Noteholders by their acceptance of the Notes consent to the provision of such reports by the Administrator in lieu of the Trustee or CRCF.

ARTICLE 5.

ALLOCATION AND APPLICATION OF COLLECTIONS

Section 5.1.     Collection Account. (a)     Establishment of Collection Account. The Trustee has established and shall maintain, or cause to be maintained, in the name of the Trustee for the benefit of the Secured Parties, an account (the “Collection Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties. The Trustee shall possess all right, title and interest in all moneys, instruments, securities and other property on deposit from time to time in the Collection Account and the Proceeds thereof for the benefit of the Secured Parties. The Collection Account shall be under the sole dominion and control of the Trustee for the benefit of the Secured Parties. The Collection Account shall be maintained (i) with a Qualified Institution, or (ii) as a segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in the Collection Account; provided that, if at any time such Qualified Institution is no longer a Qualified Institution or the credit rating of any securities issued by such depository institution or trust company shall be reduced to below “BBB” by S&P or “Baa3” by Moody’s, then the Trustee shall within thirty (30) days of such reduction, establish a new Collection Account with a new Qualified Institution. If the Collection Account is not maintained in accordance with the previous sentence, then within ten (10) Business Days after obtaining knowledge of such fact, the Trustee shall establish a new Collection Account which complies with such sentence and transfer into the new Collection Account all cash and investments from the non-qualifying Collection Account. As of the date hereof, the Collection Account has been established with The Bank of New York, as successor to Harris Trust and Savings Bank. The Bank of New York, as successor to Harris Trust and Savings Bank, is party to an agreement pursuant to which it has agreed to comply with orders issued by the Trustee directing the transfer or redemption of any security or other financial asset credited to the Collection Account without consent of CRCF.

(b)     Establishment of Additional Accounts. To the extent specified in the Supplement with respect to any Series of Notes, the Trustee may establish and maintain one or more additional accounts and/or administrative sub-accounts at the written direction of CRCF to facilitate the proper allocation of Collections in accordance with the terms of such Supplement. In addition, to the extent deemed necessary or appropriate by CRCF, CRCF may establish one or more Approved Lockbox Accounts. For purposes of any provision of this Indenture or any other Related Document requiring that payments be made into the Collection Account, payment to an Approved Lockbox Account shall constitute compliance with such requirement; provided, however that in the case of any reference in this Indenture or in any other Related Document to amounts “credited to” or “deposited in” the Collection Account (or any similar phrase), amounts shall not be deemed so credited or deposited upon payment into an Approved Lockbox Account, but only upon receipt by the Trustee in the Collection Account.

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(c)     Administration of the Collection Account. CRCF shall instruct the institution maintaining the Collection Account to invest funds on deposit in the Collection Account at all times in Permitted Investments selected by CRCF; provided, however, that any such investment shall mature not later than the Business Day prior to the Distribution Date following the date on which such funds were so invested, except for any Permitted Investment held in the Collection Account which is in an investment made by the Paying Agent institution, in which event such investment may mature on such Distribution Date and such funds shall be available for withdrawal on or prior to such Distribution Date. All such Permitted Investments will be credited to the Collection Account. Neither CRCF nor the Trustee shall dispose of (or permit the disposal of) any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of principal of such Permitted Investment.

(d)     Earnings from Collection Account. Subject to the restrictions set forth above, CRCF shall have the authority to instruct the Trustee (which instructions shall be in writing) with respect to (i) the investment of funds on deposit in the Collection Account and (ii) liquidation of such investments. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Collection Account shall be deemed to be available and on deposit for distribution.

(e)     Establishment of Joint Collection Accounts. To facilitate the collection of (i) disposition proceeds and related amounts payable to AESOP Leasing, AESOP Leasing II or any Lessee by Manufacturers, related auction houses or third-party purchasers in respect of Vehicles that were not Relinquished Vehicles at the time of disposition and (ii) disposition proceeds and related amounts payable to the Intermediary by Manufacturers, related auction houses and third-party purchasers in respect of Vehicles that were Relinquished Vehicles at the time of disposition, the Trustee shall establish and maintain with a Qualified Institution, in the joint name of the Trustee and the Intermediary, one or more Joint Collection Accounts that shall be administered and operated as provided in this Indenture and the Master Exchange Agreement. If at any time the Qualified Institution with which a Joint Collection Account is maintained is no longer a Qualified Institution or the credit rating of any securities issued by such depository institution or trust company shall be reduced to below “BBB” by S&P or “Baa3” by Moody’s, then the Trustee shall within thirty (30) days of such reduction, in conjunction with the Intermediary, establish a new Joint Collection Account with a new Qualified Institution.

Section 5.2.     Collections and Allocations.     (a)     Collections in General. Until this Indenture is terminated pursuant to Section 11.1, CRCF shall, and the Trustee is authorized to, cause all Collections due and to become due to CRCF or the Trustee, as the case may be, (i) under or in connection with the Collateral (other than Vehicle Disposition Proceeds) to be paid directly to the Trustee or its agent for deposit into the Collection Account, (ii) under or in connection with Collateral constituting Vehicle Disposition Proceeds to be paid either (x) directly to the Trustee or its agent for deposit into the Collection Account or (y) to a Joint Collection Account for application in accordance with Section 4.2 of the Master Exchange Agreement; (iii) under the Loan Agreements to be paid directly to the Trustee for deposit into the Collection Account; and (iv) from any other source to be paid either (a) directly into the Collection Account at such times as such amounts are due or (b) by AESOP Leasing, AESOP Leasing II or any Lessee into the Collection Account within two (2) Business Days of its receipt thereof (and, in each case, CRCF represents to the Secured Parties that it has instructed AESOP

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Leasing, AESOP Leasing II, each Lessee, the Manufacturers, and any other source of Collections, as applicable, to so remit such amounts). Upon the occurrence and during the continuance of an Amortization Event or Potential Amortization Event, insurance proceeds and warranty payments will be deposited in the Collection Account within two (2) Business Days of their receipt by AESOP Leasing, AESOP Leasing II or any Lessee; provided, however, upon the delivery of an Officer’s Certificate of AESOP Leasing or AESOP Leasing II, as the case may be, to the Trustee (upon which it may conclusively rely) certifying (i) that a Vehicle for which insurance proceeds or warranty payments, as the case may be, have been received in the Collection Account has been repaired and (ii) as to the dollar amount of such repairs, the Trustee shall release to AESOP Leasing or AESOP Leasing II, as applicable, insurance proceeds or warranty payments, as the case may be, in such dollar amount (to the extent not previously applied hereunder). CRCF agrees that if any such monies, instruments, cash or other proceeds shall be received by CRCF in an account other than the Collection Account or in any other manner, such monies, instruments, cash and other proceeds will not be commingled by CRCF with any of its other funds or property, if any, but will be held separate and apart therefrom and shall be held in trust by CRCF for, and immediately paid over to, but in any event within two (2) Business Days from receipt, the Trustee, with any necessary endorsement. All monies, instruments, cash and other proceeds received by the Trustee pursuant to this Indenture shall be immediately deposited in the Collection Account and shall be applied as provided in this Article 5. Notwithstanding the foregoing, provided that all amounts due and payable under the Loan Agreements as of any Payment Date have been paid in full and so long as an Amortization Event shall not have occurred and be continuing and no Potential Loan Event of Default under Section 12.1.1 of any of the Loan Agreements shall result therefrom, to the extent that (i) the aggregate amount of proceeds received in the Collection Account with respect to Vehicles during the Related Month exceeds the aggregate Termination Values of such Vehicles payable under the Loan Agreements on the related Distribution Date, (ii) any amounts in respect of payments to AESOP Leasing pursuant to Section 16.2 of the AESOP I Operating Lease or the Finance Lease remain on deposit in the Collection Account or (iii) any amounts in respect of payments to AESOP Leasing II pursuant to Section 16.2 of the AESOP II Operating Lease remain on deposit in the Collection Account, the Trustee shall, upon the written direction (on which it may conclusively rely) of CRCF delivered by 12:00 noon (New York City time) on the second Business Day prior to such Distribution Date (which direction CRCF agrees to give), release (x) in the case of clause (i) above, the portion of such excess (to the extent not previously applied hereunder) allocable to Vehicles financed under the AESOP II Loan Agreement to AESOP Leasing II and the remaining portion of such excess to AESOP Leasing (in each case, in accordance with such written direction of CRCF), (y) in the case of clause (ii) above, such unreimbursed amounts to AESOP Leasing and (z) in the case of clause (iii) above, such unreimbursed amounts to AESOP Leasing II. The Trustee shall release such excess or amounts to AESOP Leasing or AESOP Leasing II, as the case may be, by deposit to, (i) in the case of AESOP Leasing, the AESOP I Segregated Account and, (ii) in the case of AESOP Leasing II, the AESOP II Segregated Account, in each case on such Distribution Date, or, if such written direction is received by the Trustee after 12:00 noon (New York City time) on such Distribution Date, on the next succeeding Business Day.

(b)     Disqualification of Institution Maintaining Collection Account or Joint Collection Account. In the event the Qualified Institution maintaining the Collection Account or any Joint Collection Account ceases to be such, then, upon the occurrence of such event and the establishment of a new Collection Account or a new Joint Collection Account, as applicable,

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with a Qualified Institution or qualified corporate trust department pursuant to Section 5.1(a) or Section 5.1(e) and thereafter, CRCF shall deposit or cause to be deposited all Collections as set forth in Section 5.2(a) into the new Collection Account or such new Joint Collection Account, as applicable, and in no such event shall deposit or cause to be deposited any Collections thereafter into any account established, held or maintained with the institution formerly maintaining the Collection Account or such Joint Collection Account, as applicable (unless it later becomes a Qualified Institution or qualified corporate trust department). CRCF will instruct AESOP Leasing and AESOP Leasing II as to the foregoing requirements of this subsection (b).

(c)     Sharing Collections. In the manner described in the related Supplement, to the extent that Principal Collections that are allocated to any Series on a Distribution Date are not needed to make payments to Noteholders of such Series or required to be deposited in a reserve account or a Distribution Account for such Series on such Distribution Date, such Principal Collections may, at the direction of CRCF, be applied to cover principal payments due to or for the benefit of Noteholders of another Series. Any such reallocation will not result in a reduction in the Invested Amount of the Series to which such Principal Collections were initially allocated.

(d)     Unallocated Principal Collections. If, after giving effect to Section 5.2(c), Principal Collections allocated to any Series on any Distribution Date are in excess of the amount required to be paid in respect of such Series on such Distribution Date or there are Principal Collections that have not been allocated to any Series in accordance with the terms of the Indenture, then any such excess or unallocated Principal Collections shall be allocated to CRCF or such other party as may be entitled thereto as set forth in any Supplement.

Section 5.3.     Determination of Monthly Interest. Monthly interest with respect to each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Supplement.

Section 5.4.     Determination of Monthly Principal. Monthly principal with respect to each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Supplement. However, all principal or interest with respect to any Series of Notes shall be due and payable no later than the Series Termination Date with respect to such Series.

Section 5.5.     Paired Series. To the extent provided in a Supplement, any Series of Notes may be paired with one or more other Series (each, a “Paired Series”). Each Paired Series may be prefunded with an initial deposit to a pre-funding account in an amount up to the initial principal balance of such Paired Series, primarily from the proceeds of the sale of such Paired Series, or will have a variable principal amount. Any such pre-funding account will be held for the benefit of such Paired Series and not for the benefit of the Noteholders of the Series paired therewith. As funds are accumulated in a principal funding account or paid to Noteholders of the Series paired to the Paired Series either (i) in the case of a pre-funded Paired Series, an equal amount of funds on deposit in any pre-funding account for such pre-funded Paired Series will be released and paid to CRCF or (ii) in the case of a Paired Series having a variable principal amount, an interest in such variable Paired Series in an equal or lesser amount may be sold by CRCF and, in either case, the invested amount of such Paired Series will increase by up to a

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corresponding amount. Upon payment in full of the Series paired to the Paired Series, the aggregate invested amount of such related Paired Series will have been increased by an amount up to an aggregate amount equal to the Invested Amount of such Series paid to the Noteholders thereof. The issuance of a Paired Series may be subject to certain conditions described in the related Supplement.

Section 5.6.     Joint Collection Account Disputes. If the Trustee receives notice pursuant to Section 4.2(c) of the Master Exchange Agreement that the Intermediary has disapproved of any proposed transfer of funds from any Joint Collection Account to the Collection Account that was to be used to repay Loans Outstanding under either AESOP I Loan Agreement, then the Trustee may, and upon written direction of the Administrator or the Required Noteholders of any Series shall, deliver a certification to the Intermediary setting forth the amounts due and owing in respect of the applicable Loan Agreement.

[THE REMAINDER OF ARTICLE 5 IS RESERVED AND MAY BE SPECIFIED IN ANY SUPPLEMENT WITH RESPECT TO ANY SERIES.]

ARTICLE 6.

DISTRIBUTIONS AND REPORTS TO NOTEHOLDERS

Section 6.1.     Distributions in General.     (a)     Notwithstanding any provision hereof or of any Supplement, prior to depositing any amounts on deposit in the Collection Account into any Distribution Account, all amounts due and payable to the Trustee pursuant to Section 10.5 and Section 10.11 and under the Vehicle Title and Lienholder Nominee Agreements (including all costs and expenses incurred by the Trustee related to the disposition of any Collateral), to the extent not already paid by CRCF, shall be withdrawn from the Collection Account and paid to the Trustee. Unless otherwise specified in the applicable Supplement, on each Distribution Date with respect to each Outstanding Series, after payment of the amounts described in the preceding sentence, (i) the Paying Agent shall deposit (in accordance with the Monthly Certificate delivered to the Trustee) in the Distribution Account for each such Series the amounts on deposit in the Collection Account allocable to Noteholders of such Series as interest and, if during an Amortization Period, principal, and (ii) to the extent provided for in the applicable Supplement, the Trustee shall deposit in the Distribution Account for each such Series the amount of Enhancement for such Series drawn in connection with such Distribution Date.

(b)     Unless otherwise specified in the applicable Supplement, on each Distribution Date, the Paying Agent shall distribute to the Noteholders of each Series, to the extent amounts are on deposit in the Distribution Account for such Series, an amount sufficient to pay all principal and interest due on such Series on such Distribution Date in accordance with the Monthly Certificate delivered to the Trustee. Such distribution shall be to each Noteholder of record of such Series on the preceding Record Date based on such Noteholder’s pro rata share of the aggregate principal amount of the Notes of such Series held by such Noteholder; provided, however, that, the final principal payment due on a Note shall only be paid to the holder of a Note on due presentment of such Note for cancellation in accordance with the provisions of the Note.

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(c)     Unless otherwise specified in the applicable Supplement, amounts distributable to a Noteholder pursuant to this Section 6.1 shall be payable by wire transfer of immediately available funds released by the Paying Agent from the Distribution Account no later than 12:00 noon (New York City time) for credit to the account designated by such Noteholder.

(d)     Unless otherwise specified in the applicable Supplement, (i) all distributions to Noteholders of all classes within a Series of Notes will have the same priority and (ii) in the event that on any date of determination the amount available to make payments to the Noteholders of a Series is not sufficient to pay all sums required to be paid to such Noteholders on such date, then each class of Noteholders will receive its ratable share (based upon the aggregate amount due to such class of Noteholders) of the aggregate amount available to be distributed in respect of the Notes of such Series.

(e)     All distributions in respect of Notes represented by a Temporary Global Note will be made only with respect to that portion of the Temporary Global Note in respect of which Euroclear or Clearstream shall have delivered to the Trustee a certificate or certificates substantially in the form of Exhibit B. The delivery to the Trustee by Euroclear or Clearstream of the certificate or certificates referred to above may be relied upon by CRCF and the Trustee as conclusive evidence that the certificate or certificates referred to therein has or have been delivered to Euroclear or Clearstream pursuant to the terms of this Indenture and the Temporary Global Note. No payments of interest will be made on a Temporary Global Note after the Exchange Date therefor.

Section 6.2.     Reserved.

Section 6.3.     Optional Repurchase of Notes. On any Distribution Date occurring on or after the date on which the Invested Amount of any Series or class of such Series is equal to or less than the Repurchase Amount (if any) for such Series or class set forth in the Supplement related to such Series, or at such other time otherwise provided for in the Supplement relating to such Series, CRCF shall have the option to purchase all Outstanding Notes of such Series, or class of such Series, at a purchase price (determined after giving effect to any payment of principal and interest on such Distribution Date) equal to (unless otherwise specified in the related Supplement) the Invested Amount of such Series on such Distribution Date, plus accrued and unpaid interest on the unpaid principal balance of the Notes of such Series (calculated at the Note Rate of such Series) through the day immediately prior to the date of such purchase plus, if provided for in the related Supplement, any premium payable at such time. CRCF shall give the Trustee at least thirty (30) days’ prior written notice of the date on which CRCF intends to exercise such option to purchase. Not later than 12:00 noon, New York City time, on such Distribution Date, an amount of the purchase price equal to the Invested Amount of all Notes of such Series on such Distribution Date and the amount of accrued and unpaid interest with respect to such Notes and any applicable premium will be deposited into the Distribution Account for such Series in immediately available funds. The funds deposited into such Distribution Account or distributed to the Paying Agent will be passed through in full to the Noteholders on such Distribution Date.

Section 6.4.     Monthly Noteholders’ Statement.     (a)     On each Distribution Date, the Paying Agent shall forward to each Noteholder of record of each Outstanding Series the

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Monthly Noteholders’ Statement with respect to such Series, with a copy to the Rating Agencies, the Trustee (if other than the Paying Agent) and any Enhancement Provider with respect to such Series.

(b)     Annual Noteholders’ Tax Statement. On or before January 31 of each calendar year, beginning with calendar year 2005, the Paying Agent shall furnish to each Person who at any time during the preceding calendar year was a Noteholder a statement prepared by CRCF containing the information which is required to be contained in the Monthly Noteholders’ Statements with respect to each Series of Notes aggregated for the immediately preceding calendar year or the applicable portion thereof during which such Person was a Noteholder, together with such other customary information (consistent with the treatment of the Notes as debt) as CRCF deems necessary or desirable to enable the Noteholders to prepare their tax returns (each such statement, an “Annual Noteholders’ Tax Statement”). Such obligations of CRCF to prepare and the Paying Agent to distribute the Annual Noteholders’ Tax Statement shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of the Code as from time to time in effect.

ARTICLE 7.

REPRESENTATIONS AND WARRANTIES

CRCF hereby represents and warrants, for the benefit of the Trustee and the Secured Parties, as follows as of each Series Closing Date:

Section 7.1.     Existence and Power. CRCF     (a)     is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, (b) is duly qualified to do business as a foreign limited liability company and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations make such qualification necessary, and (c) has all limited liability company powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and for purposes of the transactions contemplated by this Indenture and the other Related Documents.

Section 7.2.     Limited Liability Company and Governmental Authorization. The execution, delivery and performance by CRCF of this Indenture, the related Supplement and the other Related Documents to which it is a party (a) is within CRCF’s limited liability company powers, has been duly authorized by all necessary limited liability company action, (b) requires no action by or in respect of, or filing with, any governmental body, agency or official which has not been obtained and (c) does not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of formation or limited liability company agreement of CRCF or of any law or governmental regulation, rule, contract, agreement, judgment, injunction, order, decree or other instrument binding upon CRCF or any of its Assets or result in the creation or imposition of any Lien on any Asset of CRCF, except for Liens created by this Indenture or the other Related Documents. This Indenture and each of the other Related Documents to which CRCF is a party has been executed and delivered by a duly authorized officer of CRCF.

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Section 7.3.     Binding Effect. This Indenture and each other Related Document to which CRCF is a party is a legal, valid and binding obligation of CRCF enforceable against CRCF in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing).

Section 7.4.     Financial Information; Financial Condition. All balance sheets, all statements of operations, of shareholders’ equity and of cash flow, and other financial data (other than projections) which have been or shall hereafter be furnished by CRCF to the Trustee and the Rating Agencies pursuant to Section 8.3 have been and will be prepared in accordance with GAAP applied on a consistent basis (to the extent applicable) and do and will present fairly the financial condition of the entities involved as of the dates thereof and the results of their operations for the periods covered thereby, subject, in the case of all unaudited statements, to normal year-end adjustments and lack of footnotes and presentation items.

Section 7.5.     Litigation. There is no action, suit or proceeding pending against or, to the knowledge of CRCF, threatened against or affecting CRCF before any court or arbitrator or any Governmental Authority with respect to which there is a reasonable possibility of an adverse decision that could materially adversely affect the financial position, results of operations, business, properties, performance, prospects or condition (financial or otherwise) of CRCF or which in any manner draws into question the validity or enforceability of this Indenture, any Supplement or any other Related Document or the ability of CRCF to perform its obligations hereunder or thereunder.

Section 7.6.     No ERISA Plan. CRCF has not established and does not maintain or contribute to any Pension Plan that is covered by Title IV of ERISA and will not do so, as long as any Notes are Outstanding.

Section 7.7.     Tax Filings and Expenses. CRCF has filed all federal, state and local tax returns and all other tax returns which, to the knowledge of CRCF, are required to be filed (whether informational returns or not), and has paid all taxes due, if any, pursuant to said returns or pursuant to any assessment received by CRCF, except such taxes, if any, as are being contested in good faith and for which adequate reserves have been set aside on its books. CRCF has paid all fees and expenses required to be paid by it in connection with the conduct of its business, the maintenance of its existence and its qualification as a foreign limited liability company authorized to do business in each State in which it is required to so qualify, except where the failure to pay any such fees and expenses is not reasonably likely to have a Material Adverse Effect.

Section 7.8.     Disclosure. All certificates, reports, statements, documents and other information furnished to the Trustee by or on behalf of CRCF pursuant to any provision of this Indenture or any Related Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Indenture or any Related Document, shall, at the time the same are so furnished, be complete and correct to the extent necessary to give the Trustee true and accurate knowledge of the subject matter thereof in all material respects, and the furnishing

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of the same to the Trustee shall constitute a representation and warranty by CRCF made on the date the same are furnished to the Trustee to the effect specified herein.

Section 7.9.     Investment Company Act; Securities Act. CRCF is not, and is not controlled by, an “investment company” within the meaning of, and is not required to register as an “investment company” under, the Investment Company Act. It is not necessary in connection with the issuance and sale of the Notes under the circumstances contemplated in the related Supplement to register any security under the Securities Act or to qualify any indenture under the Trust Indenture Act.

Section 7.10.     Regulations T, U and X. The proceeds of the Notes will not be used to purchase or carry any “margin stock” (as defined or used in the regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X thereof) . CRCF is not engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock.

Section 7.11.     No Consent. No consent, action by or in respect of, approval or other authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required for the valid execution and delivery of this Indenture or any Supplement or for the performance of any of CRCF’s obligations hereunder or thereunder or under any other Related Document other than such consents, approvals, authorizations, registrations, declarations or filings as shall have been obtained by CRCF prior to the Initial Closing Date or as contemplated in Section 7.14.

Section 7.12.     Solvency. Both before and after giving effect to the transactions contemplated by this Indenture and the other Related Documents, CRCF is solvent within the meaning of the Bankruptcy Code and CRCF is not the subject of any voluntary or involuntary case or proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy or insolvency law and no Event of Bankruptcy has occurred with respect to CRCF.

Section 7.13.     Ownership of Limited Liability Company Interests; Subsidiary. As of each Series Closing Date, all of the issued and outstanding limited liability company interests of CRCF are owned by AESOP Leasing and Original AESOP, all of which limited liability company interests have been validly issued, are fully paid and non-assessable and are owned of record by such entities. CRCF has no subsidiaries and owns no capital stock of, or other interest in, any other Person.

Section 7.14.     Security Interests.     (a)     All action necessary (including the filing of UCC-1 financing statements, the delivery of the Loan Notes to the Trustee, the assignment of rights under the Manufacturer Programs to the Trustee and the notation on the Certificates of Title for all Vehicles (other than the Franchisee Vehicles and Vehicles titled in the states of Nebraska, Ohio and Oklahoma) of the Trustee’s Lien for the benefit of the Secured Parties) to protect and perfect the Trustee’s security interest in the Collateral (except, as to perfection, with respect to Vehicles titled in Nebraska, Ohio and Oklahoma) now in existence and hereafter acquired or created has been duly and effectively taken.

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(b)     No security agreement, financing statement, equivalent security or lien instrument or continuation statement listing CRCF as debtor covering all or any part of the Collateral is on file or of record in any jurisdiction, except such as may have been filed, recorded or made by CRCF in favor of the Trustee on behalf of the Secured Parties in connection with this Indenture.

(c)     This Indenture creates a valid and continuing Lien on the Collateral in favor of the Trustee on behalf of the Secured Parties, which Lien is prior to all other Liens (other than Permitted Liens), and is enforceable as such as against creditors of and purchasers from CRCF in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing. All action necessary to perfect such first-priority security interest has been duly taken (except with respect to Vehicles titled in Nebraska, Ohio and Oklahoma).

(d)     CRCF owns and has good and marketable title to the Collateral, free and clear of all Liens other than Permitted Liens. CRCF’s rights under the Manufacturer Programs in respect of the Vehicles and under the Loan Agreements, the Leases, the Master Exchange Agreement and the Escrow Agreement constitute general intangibles under the applicable UCC. The Loan Notes constitute instruments under the applicable UCC.

(e)     CRCF’s principal place of business and chief executive office is at 48 Wall Street, 27th Floor, New York, New York 10005, and the place where its records concerning the Collateral are kept is at 48 Wall Street, 27th Floor, New York, New York 10005 or, in each case, at such other locations as CRCF may notify the Trustee in writing from time to time. CRCF does not transact, and has not transacted, business under any other name.

(f)     All authorizations in this Indenture for the Trustee to endorse checks, instruments and securities and to execute financing statements, continuation statements, security agreements, Certificates of Title, and other instruments with respect to the Collateral are powers coupled with an interest and are irrevocable.

Section 7.15.     Binding Effect of Loan Agreements. Each of the Loan Agreements is in full force and effect and there are no outstanding Loan Events of Default thereunder or Manufacturer Events of Default under the Leases nor have events occurred which, with the giving of notice, the passage of time or both, would constitute a Loan Event of Default or a Manufacturer Event of Default.

Section 7.16.     Non-Existence of Other Agreements. As of the date hereof, other than as permitted by Section 8.24 and Section 8.26 hereof (i) CRCF is not a party to any contract or agreement of any kind or nature and (ii) CRCF is not subject to any obligations or liabilities of any kind or nature in favor of any third party, including, without limitation, Contingent Obligations.

Section 7.17.     Manufacturer Programs. On the date of each Loan, each Manufacturer Program in respect of which any portion of the Aggregate Asset Amount is

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calculated (including any portion of the Aggregate Asset Amount comprising the value of any Loans used to purchase Vehicles covered by such Manufacturer Program) shall be an Eligible Manufacturer Program.

Section 7.18.     Other Representations. All representations and warranties of CRCF made in each Related Document to which it is a party are true and correct and are repeated herein as though fully set forth herein.

ARTICLE 8.

COVENANTS

Section 8.1.     Payment of Notes. CRCF shall pay the principal of (and premium, if any) and interest on the Notes pursuant to the provisions of this Indenture and any applicable Supplement. Principal and interest shall be considered paid on the date due if the Paying Agent holds on that date money designated for and sufficient to pay all principal and interest then due.

Section 8.2.     Maintenance of Office or Agency. CRCF will maintain an office or agency (which may be an office of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or exchange, where notices and demands to or upon CRCF in respect of the Notes and this Indenture may be served, and where, at any time when CRCF is obligated to make a payment of principal and premium upon the Notes, the Notes may be surrendered for payment. CRCF will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time CRCF shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

CRCF may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. CRCF will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

CRCF hereby designates the Corporate Trust Office of the Trustee as one such office or agency of CRCF.

Section 8.3.     Information. CRCF will deliver or cause to be delivered to the Trustee and each Rating Agency:

(a)     promptly upon the delivery by each Borrower to CRCF, a copy of the financial information and other materials required to be delivered by such Borrower to CRCF pursuant to Section 9.5(i) of the related Loan Agreements;

(b)     from time to time such additional information regarding the financial position, results of operations or business of each Borrower as the Trustee may reasonably request to the extent that such Borrower delivers such information to CRCF pursuant to Section 9.5(iv) and (v) of the related Loan Agreements;

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(c)     at the time of delivery of the items described in clause (a) above, a certificate of an officer of CRCF that, except as provided in any certificate delivered in accordance with Section 8.10, no Amortization Event, Loan Event of Default or (to the best of such officer’s knowledge) Potential Amortization Event, Potential Loan Event of Default, Lease Event of Default or Potential Lease Event of Default has occurred or is continuing during such fiscal quarter;

(d)     on or prior to June 30 of each year, a certificate of the chief financial officer of CRCF certifying that (i) the ratings assigned by the Rating Agencies in respect of any outstanding Series of Notes have not been withdrawn or downgraded since the date of the related Supplement, (ii) no Rating Agency has determined that the amount of Enhancement for any outstanding Series of Notes must be increased in order to maintain the then current rating of such Series or, if any Rating Agency has made such a determination, the amount of additional Enhancement that would be required in order to maintain such current rating, (iii) no change in the Manufacturer Program of any Manufacturer in respect of any new model year shall have given rise to any request on the part of the Rating Agencies that any modification be made to any Loan Agreement or any other Related Document, and (iv) CRCF has apprised the Rating Agencies of all material changes in the Manufacturer Programs occurring since the date of this Indenture; and

(e)     promptly following the introduction of any prospective change in any Manufacturer Program or the introduction of any new Manufacturer Program by an existing Manufacturer, or, if later, the date CRCF or any Lessee obtains notice thereof, notice of the same and notice thereof to the Rating Agencies describing the principal terms thereof, and at least annually a copy of each Manufacturer Program to the Rating Agencies.

Section 8.4.     Payment of Obligations. CRCF will pay and discharge, at or before maturity, all of its respective material obligations and liabilities, including, without limitation, tax liabilities and other governmental claims, except where the same may be contested in good faith by appropriate proceedings, and will maintain, in accordance with GAAP applied on a consistent basis, reserves as appropriate for the accrual of any of the same.

Section 8.5.     Maintenance of Property. CRCF will keep, or will cause to be kept, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted; provided, however, that nothing in this Section 8.5 shall require CRCF to maintain, or to make renewals, replacements, additions, betterments or improvements of or to, any tangible property, if such property, in the reasonable opinion of CRCF, is obsolete or surplus or unfit for use and cannot be used advantageously in the conduct of the business of CRCF.

Section 8.6.     Conduct of Business and Maintenance of Existence. CRCF will maintain its existence as a limited liability company validly existing, and in good standing under the laws of the State of Delaware and duly qualified as a foreign limited liability company licensed under the laws of each state in which the failure to so qualify would have a material adverse effect on the business and operations of CRCF.

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Section 8.7.     Compliance with Laws. CRCF will comply in all respects with all Requirements of Law and all applicable laws, ordinances, rules, regulations, and requirements of Governmental Authorities (including, without limitation, ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings and where such noncompliance would not materially and adversely affect the condition, financial or otherwise, operations, performance, properties or prospects of CRCF or its ability to carry out the transactions contemplated in this Indenture and each other Related Document; provided, however, such noncompliance will not result in a Lien (other than a Permitted Lien) on any Assets of CRCF.

Section 8.8.     Inspection of Property, Books and Records. CRCF will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its Assets, business and activities in accordance with GAAP applied on a consistent basis; and will permit the Trustee to visit and inspect any of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, directors, employees and independent public accountants, all at such reasonable times upon reasonable notice and as often as may reasonably be requested.

Section 8.9.     Compliance with Related Documents. CRCF will perform and comply with each and every obligation, covenant and agreement required to be performed or observed by it in or pursuant to this Indenture and each other Related Document to which it is a party and will not take any action which would permit AESOP Leasing, AESOP Leasing II or any Lessee to have the right to refuse to perform any of its respective obligations under any Related Document. CRCF will not amend any of the Loan Agreements, except in accordance with Article 12 hereof.

Section 8.10.     Notice of Defaults. (a) Promptly upon becoming aware of any Potential Amortization Event, Amortization Event, Potential Loan Event of Default, Loan Event of Default, Potential Lease Event of Default or Lease Event of Default, CRCF shall give the Trustee, each Enhancement Provider and the Rating Agencies notice thereof, together with a certificate of the President, Vice President or principal financial officer of CRCF setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by CRCF.

(b)     Promptly upon becoming aware of any default under any Related Document or under any Manufacturer Program, CRCF shall give the Trustee, each Enhancement Provider and the Rating Agencies notice thereof.

Section 8.11.     Notice of Material Proceedings. Promptly upon becoming aware thereof, CRCF shall give the Trustee and the Rating Agencies written notice of the commencement or existence of any proceeding by or before any Governmental Authority against or affecting CRCF which is reasonably likely to have a material adverse effect on the business, condition (financial or otherwise), results of operations, properties or performance of CRCF or the ability of CRCF to perform its obligations under this Indenture or under any other Related Document to which it is a party.

Section 8.12.     Further Requests. CRCF will promptly furnish to the Trustee, each Enhancement Provider and the Rating Agencies such other information as, and in such form as,

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the Trustee or such Enhancement Provider or the Rating Agencies may reasonably request in connection with the transactions contemplated hereby.

Section 8.13.      Further Assurances.   (a)     CRCF shall do such further acts and things, and execute and deliver to the Trustee such additional assignments, agreements, powers and instruments, as the Trustee or the Required Noteholders reasonably determines to be necessary to carry into effect the purposes of this Indenture or the other Related Documents or to better assure and confirm unto the Trustee or the Noteholders their rights, powers and remedies hereunder including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the liens and security interests granted hereby. CRCF hereby authorizes the Trustee to file any such financing statement or continuation statement in order to perfect or maintain the lien created by this Base Indenture in the Collateral but acknowledges that the Trustee has no obligation to file any such financing statement or continuation statement. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, chattel paper or other instrument, such note, chattel paper or instrument shall be deemed to be held in trust and immediately pledged and physically delivered to the Trustee hereunder, and shall, subject to the rights of any Person in whose favor a prior Lien has been perfected, be duly endorsed in a manner satisfactory to the Trustee and delivered to the Trustee promptly. Without limiting the generality of the foregoing provisions of this Section 8.13(a), CRCF shall take all actions that are required to maintain the security interest of the Trustee on behalf of the Secured Parties in the Collateral as a perfected security interest subject to no prior Liens, including, without limitation (i) filing all Uniform Commercial Code financing statements, continuation statements and amendments thereto necessary to achieve the foregoing, (ii) causing the Lien of the Trustee to be noted on all Certificates of Title (other than on Certificates of Title with respect to the (1) Franchisee Vehicles, which Certificates of Title shall reflect the lien of the nominee lienholder under the applicable Franchisee Nominee Agreement and (2) Vehicles located in Ohio, Oklahoma and Nebraska) and (iii) causing the Administrator, as agent for the Trustee, to maintain possession of the Certificates of Title for the benefit of the Trustee pursuant to Section 10 of each of the Leases. CRCF further agrees that it will not, without the prior written consent of the Trustee and without prior written notice to the Enhancement Providers, exercise any right, remedy, power or privilege available to it with respect to any obligor under the Collateral, take any action to compel or secure performance or observance by any obligor of its obligations to CRCF, or give any consent, request, notice, direction, approval, extension or waiver with respect to any obligor.

(b)     CRCF will warrant and defend the Trustee’s right, title and interest in and to the Collateral and the income, distributions and Proceeds thereof, for the benefit of the Trustee on behalf of the Secured Parties, against the claims and demands of all Persons whomsoever.

(c)     If so requested by the Trustee or by Noteholders holding 10% or in excess of 10% of the aggregate Invested Amount of any Series of Notes (excluding, for the purposes of making the foregoing calculation, any Notes held by CCRG or any Affiliate of CCRG), CRCF will provide, no more frequently than annually, an Opinion of Counsel to the effect that no UCC financing or continuation statements are required to be filed with respect to any of the Collateral in which a security interest may be perfected by the filing of UCC financing statements.

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Section 8.14.      Manufacturer Programs.   (a)     Prior to making any Loans with respect to any Program Vehicles for any model year or years after the 2004 model year, CRCF will have received (i) an executed Assignment Agreement with respect to such Manufacturer Program for such model year or years, (ii) if any Series of Notes is then being rated by a Rating Agency, a written confirmation from each such Rating Agency that the acquisition of Vehicles pursuant to such Manufacturer Program satisfies the Rating Agency Consent Condition in respect of any Outstanding Series of Notes, and (iii) if there is a material change to a Manufacturer Program during a model year, written confirmation from each Rating Agency that the acquisition of Vehicles pursuant to such Manufacturer Program satisfies the Rating Agency Consent Condition in respect of any Outstanding Series of Notes. A copy of the rating confirmations set forth in clauses (ii) and (iii) will promptly be delivered to the Trustee.

(b)     CRCF will (a) provide the Trustee with at least thirty (30) days’ prior written notice of its intention to make Loans to AESOP Leasing or AESOP Leasing II, as the case may be, for the financing of Program Vehicles from any new Manufacturer, (b) provide the Trustee with a copy of the draft Manufacturer Program of such Manufacturer as it exists at the time of such notice and a copy of the final Manufacturer Program promptly upon its being available and (c) certify to the Trustee and the Noteholders that such Manufacturer Program is an Eligible Manufacturer Program at such time. In no event shall CRCF agree, to the extent any consent of CRCF is solicited or required by the Manufacturer or any assignor of such Manufacturer Program, to any change in any Manufacturer Program that is reasonably likely to materially adversely affect its rights or the rights of the Noteholders with respect to any Program Vehicle previously purchased or financed under such Manufacturer Program.

Section 8.15.     Liens. CRCF will not create, incur, assume or permit to exist any Lien upon any of its Assets (including the Collateral), other than (i) Liens in favor of the Trustee for the benefit of the Secured Parties, and (ii) Permitted Liens.

Section 8.16.     Other Indebtedness. CRCF will not create, assume, incur, suffer to exist or otherwise become or remain liable in respect of any Indebtedness other than (i) Indebtedness hereunder and (ii) Indebtedness permitted under any other Related Document.

Section 8.17.     Mergers. CRCF will not merge or consolidate with or into any other Person.

Section 8.18.     Sales of Assets. CRCF will not sell, lease, transfer, liquidate or otherwise dispose of any Assets, except as contemplated by the Related Documents and provided that the proceeds received by CRCF are paid directly to the Collection Account or deposited by CRCF into the Collection Account within two (2) Business Days after receipt thereof by CRCF.

Section 8.19.     Acquisition of Assets. CRCF will not acquire, by long-term or operating lease or otherwise, any Assets except in accordance with the terms of the Related Documents.

Section 8.20.     Dividends, Officers’ Compensation, etc. CRCF will not (i) declare or pay any distributions on any of its limited liability company interests or make any purchase, redemption or other acquisition of, any of its limited liability company interests; provided,

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however, that so long as no Amortization Event with respect to any Series of Notes Outstanding, Potential Amortization Event with respect to any Series of Notes Outstanding, AESOP I Operating Lease Vehicle Deficiency, Aggregate Asset Amount Deficiency, Enhancement Deficiency, Event of Default, Liquidation Event of Default, Limited Liquidation Event of Default, Potential Enhancement Agreement Event of Default, Enhancement Agreement Event of Default, Potential AESOP I Operating Lease Event of Default, AESOP I Operating Lease Event of Default, Potential AESOP I Operating Lease Loan Event of Default or AESOP I Operating Lease Loan Event of Default has occurred and is continuing or would result therefrom, CRCF, subject to Section 18-607 of the Delaware Limited Liability Company Act, may declare and pay distributions on its limited liability company interests out of earnings or capital surplus computed in accordance with GAAP applied on a consistent basis, or (ii) pay any wages or salaries or other compensation to officers, directors, employees or others except out of earnings or capital surplus computed in accordance with GAAP applied on a consistent basis.

Section 8.21.     Name; Principal Office. CRCF will neither (a) change its location (within the meaning of Section 9-307 of the applicable UCC) without sixty (60) days’ prior written notice to the Trustee nor (b) change its name without prior written notice to the Trustee sufficient to allow the Trustee to make all filings (including filings of financing statements on form UCC-1) and recordings necessary to maintain the perfection of the interest of the Trustee on behalf of the Secured Parties in the Collateral pursuant to this Indenture. In the event that CRCF desires to so change its location or change its name, CRCF will make any required filings and prior to actually changing its location or its name CRCF will deliver to the Trustee (i) an Officers’ Certificate and an Opinion of Counsel confirming that all required filings have been made to continue the perfected interest of the Trustee on behalf of the Secured Parties in the Collateral in respect of the new location or new name of CRCF and (ii) copies of all such required filings with the filing information duly noted thereon by the office in which such filings were made.

Section 8.22.     Organizational Documents. CRCF will not amend any of its organizational documents, including its certificate of formation or limited liability company agreement unless, prior to such amendment, each Rating Agency confirms that after such amendment the Rating Agency Consent Condition will be met.

Section 8.23.     Investments. CRCF will not make, incur, or suffer to exist any loan, advance, extension of credit or other investment in any Person other than pursuant to the Loan Agreements and with respect to Permitted Investments and, in addition, without limiting the generality of the foregoing, CRCF will not cause the Trustee to make any Permitted Investments on CRCF’s behalf that would have the effect of causing CRCF to be an “investment company” within the meaning of the Investment Company Act.

Section 8.24.     No Other Agreements. CRCF will not (a) enter into or be a party to any agreement or instrument other than any Related Document or any documents related to any Enhancement or documents and agreements incidental thereto or entered into as contemplated in Section 8.26 or (b) except as provided for in Sections 12.1 or 12.2, amend, modify or waive any provision of any Related Document to which it is a party, or (c) give any approval or consent or permission provided for in any Related Document, except as permitted in Section 3.2(a).

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Section 8.25.     Other Business. CRCF will not engage in any business or enterprise or enter into any transaction other than the making of Loans to AESOP Leasing and AESOP Leasing II pursuant to the Loan Agreements, the related exercise of its rights as lender thereunder, the incurrence and payment of ordinary course operating expenses, the issuing and selling of the Notes and other activities related to or incidental to either of the foregoing (including transactions contemplated in Sections 8.24 and 8.26).

Section 8.26.     Maintenance of Separate Existence. CRCF will do all things necessary to continue to be readily distinguishable from each Lessee, each Permitted Sublessee, AESOP Leasing, Original AESOP, AESOP Leasing II and the Affiliates of the foregoing and maintain its limited liability company existence separate and apart from that of AESOP Leasing, Original AESOP, AESOP Leasing II, each Lessee, each Permitted Sublessee and Affiliates of the foregoing including, without limitation, (i) practicing and adhering to organizational formalities, such as maintaining appropriate books and records; (ii) observing all organizational formalities in connection with all dealings between itself and each Lessee, each Permitted Sublessee, AESOP Leasing, Original AESOP, AESOP Leasing II, the Affiliates of the foregoing or any other unaffiliated entity; (iii) observing all procedures required by its certificate of formation, its limited liability company agreement and the laws of the State of Delaware; (iv) acting solely in its name and through its duly authorized officers or agents in the conduct of its businesses; (v) managing its business and affairs by or under the direction of its Managers; (vi) ensuring that its Chairman of the Managers or its Managers duly authorizes all of its actions; (vii) ensuring the receipt of proper authorization, when necessary, from its Members for its actions; (viii) maintaining at least one Manager who is an Independent Manager; (ix) owning or leasing (including through shared arrangements with Affiliates) all office furniture and equipment necessary to operate its business; (x) not (A) having or incurring any indebtedness to AESOP Leasing or AESOP Leasing II; (B) guaranteeing or otherwise becoming liable for any obligations of AESOP Leasing, Original AESOP, AESOP Leasing II, any Lessee, any Permitted Sublessee or any Affiliates of the foregoing; (C) other than as provided in the Related Documents, having obligations guaranteed by AESOP Leasing, Original AESOP, AESOP Leasing II, any Lessee, any Permitted Sublessee or any Affiliates of the foregoing; (D) holding itself out as responsible for debts of AESOP Leasing, AESOP Leasing II, any Lessee, any Permitted Sublessee or any Affiliates of the foregoing or for decisions or actions with respect to the affairs of AESOP Leasing, AESOP Leasing II, any Lessee, any Permitted Sublessee or any Affiliates of the foregoing; (E) failing to correct any known misrepresentation with respect to the statement in subsection (C); (F) operating or purporting to operate as an integrated, single economic unit with respect to AESOP Leasing, Original AESOP, AESOP Leasing II, any Lessee, any Permitted Sublessee, the Affiliates of the foregoing or any other unaffiliated entity; (G) seeking to obtain credit or incur any obligation to any third party based upon the assets of AESOP Leasing, Original AESOP, AESOP Leasing II, any Lessee, any Permitted Sublessee, the Affiliates of the foregoing or any other unaffiliated entity; (H) inducing any such third party to reasonably rely on the creditworthiness of AESOP Leasing, Original AESOP, AESOP Leasing II, any Lessee, any Permitted Sublessee, the Affiliates of the foregoing or any other unaffiliated entity; and (I) being directly or indirectly named as a direct or contingent beneficiary or loss payee on any insurance policy of AESOP Leasing, Original AESOP, AESOP Leasing II, any Lessee, any Permitted Sublessee or any Affiliates of the foregoing other than as required by the Related Documents with respect to insurance on the Vehicles; (xi) other than as provided in the Related Documents, maintaining its deposit and other bank accounts and all of its assets separate from those of any

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other Person; (xii) maintaining its financial records separate and apart from those of any other Person; (xiii) disclosing in its annual financial statements the effects of the transactions contemplated by the Related Documents in accordance with generally accepted accounting principles; (xiv) setting forth clearly in its financial statements its separate assets and liabilities and the fact that the Vehicles subject to the AESOP I Operating Lease are owned by AESOP Leasing and that the Vehicles subject to the AESOP II Operating Lease are owned by AESOP Leasing II; (xv) not suggesting in any way, within its financial statements, that its assets are available to pay the claims of creditors or AESOP Leasing, Original AESOP, AESOP Leasing II, any Lessee, any Permitted Sublessee, the Affiliates of the foregoing or any other affiliated or unaffiliated entity; (xvi) compensating all its employees, officers, consultants and agents for services provided to it by such Persons out of its own funds; (xvii) maintaining office space separate and apart from that of AESOP Leasing, Original AESOP, AESOP Leasing II, any Lessee, any Permitted Sublessee or any Affiliates of the foregoing (even if such office space is subleased from or is on or near premises occupied by AESOP Leasing, Original AESOP, AESOP Leasing II, any Lessee, any Permitted Sublessee or any Affiliates of the foregoing) and a telephone number separate and apart from that of AESOP Leasing, Original AESOP, AESOP Leasing II, any Lessee, any Permitted Sublessee or any Affiliates of the foregoing; (xviii) conducting all oral and written communications, including, without limitation, letters, invoices, purchase orders, contracts, statements, and applications solely in its own name; (xix) having separate stationery from AESOP Leasing, Original AESOP, AESOP Leasing II, each Lessee, each Permitted Sublessee, the Affiliates of the foregoing or any other unaffiliated entity; (xx) having no debt or obligations to any of AESOP Leasing, Original AESOP, AESOP Leasing II, any Lessee, any Permitted Sublessee, the Affiliates of the foregoing or any other unaffiliated entity except for obligations under Variable Funding Notes acquired by an Affiliate; (xxi) accounting for and managing all of its liabilities separately from those of AESOP Leasing, Original AESOP, AESOP Leasing II, each Lessee, each Permitted Sublessee or any Affiliates of the foregoing; (xxii) allocating, on an arm’s-length basis, all shared corporate operating services, leases and expenses, including, without limitation, those associated with the services of shared consultants and agents and shared computer and other office equipment and software; and otherwise maintaining an arm’s-length relationship with each of AESOP Leasing, Original AESOP, AESOP Leasing II, each Lessee, each Permitted Sublessee, the Affiliates of the foregoing or any other unaffiliated entity; (xxiii) refraining from filing or otherwise initiating or supporting the filing of a motion in any bankruptcy or other insolvency proceeding involving AESOP Leasing, Original AESOP, AESOP Leasing II or any Lessee or Permitted Sublessee to substantively consolidate AESOP Leasing, Original AESOP, AESOP Leasing II, or CRCF with any Lessee or Permitted Sublessee or any Affiliate of a Lessee or a Permitted Sublessee; (xxiv) remaining solvent and assuring adequate capitalization for the business in which it is engaged and (xxvi) conducting all of its business (whether written or oral) solely in its own name so as not to mislead others as to the identity of each of AESOP Leasing, Original AESOP, AESOP Leasing II, each Lessee, each Permitted Sublessee and the Affiliates of the foregoing. CRCF acknowledges its receipt of a copy of those certain opinion letters issued by White & Case LLP dated the Restatement Effective Date, addressing the issue of substantive consolidation as t hey may relate to any of each Lessee, each Permitted Sublessee and each Affiliate of a Lessee or a Permitted Sublessee on the one hand and any of AESOP Leasing II, Original AESOP, CRCF and AESOP Leasing on the other hand and as among AESOP Leasing II, AESOP Leasing, Original AESOP and CRCF. CRCF hereby agrees to maintain in place all policies and procedures and

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take and continue to take all action, described in the factual assumptions set forth in such opinion letter and relating to it. On an annual basis, CRCF will provide to the Rating Agencies and the Trustee an Officer’s Certificate certifying that it is in compliance with its obligations under this Section 8.26.

Section 8.27.     Rule 144A Information Requirement. For so long as any of the Notes remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, CRCF covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any Noteholder in connection with any sale thereof and any prospective purchaser of Notes from such Noteholder in each case upon request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act.

Section 8.28.     Use of Proceeds of Notes. CRCF shall use the proceeds of Notes solely for one or more of the following purposes: (a) to repay Notes, in accordance with this Indenture; and (b) to fund Loans pursuant to the Loan Agreements.

Section 8.29.     Vehicles. CRCF shall use commercially reasonable efforts to cause AESOP Leasing and AESOP Leasing II (and CCRG, to the extent applicable) to maintain good, legal and marketable title to the Vehicles purchased with proceeds of Loans (and, in the case of CCRG, leased to CCRG under the Finance Lease), free and clear of all Liens except for Permitted Liens.

ARTICLE 9.

AMORTIZATION EVENTS AND REMEDIES

Section 9.1.     Amortization Events. If any one of the following events shall occur during the Revolving Period, the Accumulation Period or the Controlled Amortization Period with respect to any Series of Notes (each, an “Amortization Event”):

(a)     CRCF defaults in the payment of any interest on any Note of such Series when the same becomes due and payable and such default continues for a period of five (5) Business Days;

(b)     CRCF defaults in the payment of any principal or premium on any Note of such Series when the same becomes due and payable and such default continues for a period of one (1) Business Day;

(c)     CRCF fails to comply with any of its other agreements or covenants in, or provisions of, the Notes of a Series or this Indenture and the failure to so comply materially and adversely affects the interests of the Noteholders of any Series and continues to materially and adversely affect the interests of the Noteholders of such Series for a period of thirty (30) days after the earlier of (i) the date on which CRCF obtains knowledge thereof or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to CRCF by the Trustee or to CRCF and the Trustee by the Required Noteholders of such Series;

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(d)     the occurrence of an Event of Bankruptcy with respect to CRCF, AESOP Leasing, AESOP Leasing II, Original AESOP, PVHC, Quartx, CCRG or any other Lessee;

(e)      (i)     any Loan Event of Default described in Section 12.1.1, 12.1.2 or 12.1.3 of any of the Loan Agreements shall occur, whether or not subsequently waived by CRCF or (ii) any other Loan Event of Default shall occur, whether or not subsequently waived by CRCF;

(f)     any Aggregate Asset Amount Deficiency exists and continues for a period of 10 days;

(g)     CRCF shall have become an “investment company” or shall have become under the “control” of an “investment company” under the Investment Company Act;

(h)     any of the Loan Agreements is terminated for any reason;

(i)     any representation made by CRCF in this Base Indenture or any Related Document is false and such false representation materially and adversely affects the interests of the Noteholders of any Series of Notes and such false representation is not cured for a period of thirty (30) days after the earlier of (i) the date on which CRCF obtains knowledge thereof or (ii) the date that written notice thereof is given to CRCF by the Trustee or to CRCF and the Trustee by the Required Noteholders of such Series;

(j)     any of the Related Documents or any portion thereof shall not be in full force and effect, enforceable in accordance with its terms or CRCF, any Lessee, AESOP Leasing, AESOP Leasing II, Original AESOP, PVHC, Quartx, any Manufacturer or the Administrator shall so assert in writing;

(k)     CCRG receives notice of termination of the Computer Services Agreement from WizCom pursuant to Section 14.1(b) or 14.2(b) thereof, and, in the case of any such notice pursuant to Section 14.2(b) thereof, a qualified successor provider of vehicle processing services substantially similar to those provided by WizCom pursuant to the Computer Services Agreement is not appointed by CCRG on or before the date which is 180 days prior to the effective date of such termination;

(l)     the occurrence of any event of default described in (i) Section 17.2 or 17.3 of the Licensing Agreement and ARAC receives notice of termination of the Licensing Agreement from Avis Car Rental Group, Inc. (formerly known as Cendant Car Rental, Inc.) or Wizard Co., Inc. or (ii) Section 17.1 of the Licensing Agreement;

(m)     the occurrence of any Administrator Default;

(n)     any other event shall occur which may be specified in any Supplement as an “Amortization Event”;

then (i) in the case of any event described in clause (a), (b), (c), (i) or (n) above (with respect to clause (n) above, only to the extent such Amortization Event is subject to waiver as set forth in

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the applicable Supplement), either the Trustee, by written notice to CRCF, or the Required Noteholders of the applicable Series of Notes, by written notice to CRCF and the Trustee, may declare that an Amortization Event has occurred with respect to such Series as of the date of the notice, or (ii) in the case of any event described in clause (e)(ii), either the Trustee, by written notice to CRCF, or the Required Noteholders of any Series of Notes, by written notice to CRCF and the Trustee, may declare that an Amortization Event has occurred with respect to such Series as of the date of the notice, or (iii) in the case of any event described in clause (d), (e)(i), (f), (g), (h), (j), (k), (l) or (m) above, an Amortization Event with respect to all Series of Notes then outstanding shall immediately occur without any notice or other action on the part of the Trustee or any Noteholders or (iv) in the case of any event described in clause (n) above (only to the extent such Amortization Event is not subject to waiver as set forth in the applicable Supplement), an Amortization Event with respect to the related Series of Notes shall immediately occur without any notice or other action on the part of the Trustee or any Noteholders; provided, however, that the Trustee shall have no liability in connection with any action or inaction taken, or not taken by it upon the occurrence of an Amortization Event unless a Trust Officer has actual knowledge of such Amortization Event; and provided, further, the provisions of this sentence shall not insulate the Trustee from liability arising out of its gross negligence or willful misconduct.

Section 9.2.     Rights of the Trustee upon Amortization Event or Certain Other Events of Default (a) General. (a) If and whenever an Amortization Event shall have occurred and be continuing, the Trustee may and, at the written direction of the Requisite Investors shall, exercise from time to time any rights and remedies available to it under applicable law or any Related Document; provided, however, that if such Amortization Event is based solely on an event described in clause (a), (b), (c), (i) or (n) of Section 9.1, then the Trustee’s rights and remedies pursuant to the provisions of this Section 9.2 shall, to the extent not detrimental to the rights of the holders of the applicable Series of Notes, be limited to rights and remedies pertaining only to those Series of Notes with respect to which such Amortization Event has occurred. Any amounts obtained by the Trustee on account of or as a result of the exercise by the Trustee of any right shall be held by the Trustee as additional collateral for the repayment of CRCF Obligations and shall be applied as provided in Article 5 hereof. If so specified in the applicable Supplement, the Trustee may agree not to exercise any rights or remedies available to it as a result of the occurrence of an Amortization Event with respect to a Series of Notes only after giving prior written notice thereof to the Enhancement Provider, if any, with respect to such Series and obtaining the direction of the Required Noteholders of such Series.

(b)     Loan Agreements. If a Liquidation Event of Default or a Limited Liquidation Event of Default shall have occurred and be continuing and a Trust Officer shall have notice thereof, the Trustee, at the written direction of the Requisite Investors (in the case of a Liquidation Event of Default) or the Required Noteholders (in the case of a Limited Liquidation Event of Default), shall direct CRCF to exercise (and CRCF agrees to exercise), to the extent necessary, all rights, remedies, powers, privileges and claims of CRCF against AESOP Leasing and AESOP Leasing II under or in connection with the Loan Agreements and any of the Related Documents and against any party to any Related Document, including the right or power to take any action to compel performance or observance by AESOP Leasing, AESOP Leasing II or any such party of its obligations to CRCF, the right to take possession of any of the Vehicles, and to give any consent, request, notice, direction, approval, extension or waiver in respect of

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any of the Loan Agreements, and any right of CRCF to take such action independent of such direction shall be suspended; provided, however, nothing in this Section 9.2(b) shall in any way limit, condition or delay the duties of the Trustee set forth in Section 9.2(c)(i) or (iii) hereof.

(c)     Manufacturer Programs and Vehicles.

(i)     Upon the occurrence of a Liquidation Event of Default of which a Trust Officer has knowledge (and so long as a Manufacturer Event of Default has not occurred with respect to the related Manufacturer), the Trustee shall promptly return or instruct CRCF to return or cause AESOP Leasing, AESOP Leasing II or the Lessees to return, the Program Vehicles to the related Manufacturers (after the minimum holding period specified in the Manufacturer’s Manufacturer Program) and then, to the extent any Manufacturer fails to accept any such Program Vehicles under the terms of the applicable Manufacturer Program (or if a Manufacturer Event of Default has occurred with respect to any Manufacturer), to liquidate or direct CRCF to liquidate, or cause AESOP Leasing, AESOP Leasing II or the Lessees to liquidate the Program Vehicles in accordance with the rights of CRCF under the Loan Agreements and to otherwise sell or cause to be sold to third parties all Non-Program Vehicles. Upon the occurrence of a Limited Liquidation Event of Default with respect to any Series of Notes of which the Trust Officer has knowledge, the Trustee shall promptly return or instruct CRCF to return or cause AESOP Leasing, AESOP Leasing II or the Lessees to return Program Vehicles to the related Manufacturers and to sell Non-Program Vehicles or cause Non-Program Vehicles to be sold to third parties in an amount sufficient to pay all interest and principal on such Series of Notes, and to the extent that any Manufacturer fails to accept any such Program Vehicles under the terms of the applicable Manufacturer Program, to return or direct CRCF to return or cause AESOP Leasing, AESOP Leasing II or the Lessees to liquidate such Program Vehicles in accordance with the rights of CRCF under the Loan Agreements; provided, however, that the Trustee and CRCF shall select the Program Vehicles to be returned to the related Manufacturers and the Non-Program Vehicles to be sold to third parties in a manner that does not adversely affect in any material respect the interests of the Noteholders of any Series of Notes or any Enhancement Provider.

(ii)     In addition to, and not in limitation of, the remedies and duties of the Trustee set forth in subsection (i) above or (iii) below, if a Liquidation Event of Default or a Limited Liquidation Event of Default shall have occurred and be continuing, the Trustee may, and at the written direction of the Requisite Investors (in the case of a Liquidation Event of Default) or at the direction of the Required Noteholders (in the case of a Limited Liquidation Event of Default) shall exercise, or cause CRCF or AESOP Leasing, AESOP Leasing II or the Lessees to exercise, to the extent necessary, all rights, remedies, powers, privileges and claims of CRCF, AESOP Leasing, AESOP Leasing II or the Lessees, as the case may be, or the Trustee against the Manufacturers under or in connection with the Manufacturer Programs.

(iii)     In the event that either (i) an Event of Bankruptcy with respect to any Manufacturer of Program Vehicles shall have occurred and such Manufacturer shall fail to repurchase any Eligible Vehicles in accordance with the terms of the related Manufacturer Program or (ii) if there has occurred a Manufacturer Event of Default of

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which the Trust Officer has knowledge, the Trustee shall cause AESOP Leasing, AESOP Leasing II or the Lessees to sell any and all Program Vehicles covered by the related Manufacturer Program of such Manufacturer for the highest purchase price offered and, promptly upon receipt, to deposit the proceeds of such sale into the Collection Account or a Joint Collection Account for allocation hereunder.

(d)     Failure of CRCF, AESOP Leasing, AESOP Leasing II or any Lessee to Take Action. If (i) CRCF, AESOP Leasing, AESOP Leasing II or any Lessee shall have failed, within fifteen (15) Business Days of receiving the direction of the Trustee, to take commercially reasonable action to accomplish directions of the Trustee given pursuant to clauses (b) or (c) above, (ii) CRCF, AESOP Leasing, AESOP Leasing II or such Lessee refuses to take such action, or (iii) the Trustee reasonably determines that such action must be taken immediately, the Trustee may (and at the written direction of the Required Noteholders of the affected Series of Notes (with respect to any Limited Liquidation Event of Default) or the Requisite Investors (with respect to any Amortization Event or any Liquidation Event of Default) shall), take such previously directed action (and any related action as permitted under this Indenture thereafter determined by the Trustee to be appropriate without the need under this provision or any other provision under this Indenture to direct CRCF, AESOP Leasing, AESOP Leasing II or such Lessee to take such action) on behalf of CRCF and the Secured Parties. The Trustee may institute legal proceedings for the appointment of a receiver or receivers (to which the Trustee shall be entitled as a matter of right) to take possession of the Vehicles pending the sale thereof pursuant either to the powers of sale granted by this Indenture or to a judgment, order or decree made in any judicial proceeding for the foreclosure or involving the enforcement of this indenture.

(e)     Sale of Collateral. Upon any sale of any of the Collateral directly by the Trustee, whether made under the power of sale given under this Section 9.2 or under judgment, order or decree in any judicial proceeding for the foreclosure or involving the enforcement of this Indenture:

(i)     the Trustee, any Noteholder and/or any Enhancement Provider may bid for and purchase the property being sold, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property in its own absolute right without further accountability;

(ii)     the Trustee may make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold;

(iii)     all right, title, interest, claim and demand whatsoever, either at law or in equity or otherwise, of CRCF of, in and to the property so sold shall be divested; and such sale shall be a perpetual bar both at law and in equity against CRCF, its successors and assigns, and against any and all Persons claiming or who may claim the property sold or any part thereof from, through or under CRCF, its successors or assigns;

(iv)     the receipt of the Trustee or of the officer thereof making such sale shall be a sufficient discharge to the purchaser or purchasers at such sale for his or their purchase money, and such purchaser or purchasers, and his or their assigns or personal

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representatives, shall not, after paying such purchase money and receiving such receipt of the Trustee or of such officer therefor, be obliged to see to the application of such purchase money or be in any way answerable for any loss, misapplication or nonapplication thereof; and

(v)     to the extent that it may lawfully do so, CRCF agrees that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension or redemption laws, or any law permitting it to direct the order in which the Vehicles shall be sold, now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance or enforcement of this Indenture.

(f)     Additional Remedies. In addition to any rights and remedies now or hereafter granted hereunder or under applicable law with respect to the Collateral, the Trustee on behalf of the Secured Parties shall (subject to the foregoing provisions in respect of the Vehicles) have all of the rights and remedies of a secured party under the UCC as enacted in any applicable jurisdiction.

(g)     Non-Segregated Series. Upon the occurrence of an Amortization Event relating to one or more, but not all, Outstanding Series of Notes (not including any Segregated Series of Notes), the Trustee shall exercise all remedies hereunder to the extent necessary to pay all interest on and principal of the related Series of Notes up to the Invested Amount of each Series.

(h)     Certain Other Non-Segregated Series. Certain Series of Notes (not including any Segregated Series of Notes) may provide for allocations of Collections to such Series of Notes only in respect of specified items of Collateral upon the occurrence of certain Amortization Events. Upon the occurrence of such an Amortization Event relating to such a Series of Notes, the Trustee shall, to the extent specified in the applicable Supplement, limit any recourse hereunder to the related specified items of Collateral to satisfy the payment of all interest and principal on such Series of Notes up to the Invested Amount of such Series.

(i)     Segregated Series. Upon the occurrence of an Amortization Event relating to any Outstanding Segregated Series of Notes, the Trustee shall limit any recourse hereunder to the related Series-Specific Collateral in satisfying the payment of interest and principal due on such Segregated Series of Notes.

Section 9.3.     [RESERVED].

Section 9.4.     Other Remedies. Subject to the terms and conditions of this Indenture, if an Amortization Event occurs and is continuing, the Trustee may pursue any remedy available under applicable law or in equity to collect the payment of principal or interest on the Notes (or each affected Series of Notes, in the case of an Amortization Event that affects less than all Outstanding Series of Notes) or to enforce the performance of any provision of the Notes, this Indenture or any Supplement. If an Amortization Event has occurred in accordance with Section 9.1, the Trustee shall instruct CRCF to cease issuing Notes and the right of CRCF to issue Notes shall automatically terminate. Upon the occurrence of a Loan Event of Default,

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the Trustee shall have the right to (and upon direction of the Requisite Investors, shall) direct CRCF to declare that the relevant Loan Commitment is terminated and the relevant Loan Note immediately due and payable. In addition, the Trustee may, or shall at the direction of the Requisite Investors (or the Required Noteholders, in the case of an Amortization Event that affects only one Series of Notes), direct CRCF to exercise any rights or remedies available under any Related Document or under applicable law or in equity. Each of CRCF and the Trustee acknowledge that the Trustee has direct rights to pursue remedies under the Sublease.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding, and any such proceeding instituted by the Trustee shall be in its own name as trustee. All remedies are cumulative to the extent permitted by law.

Section 9.5.     Waiver of Past Events. Subject to Section 12.2 hereof, the Noteholders of any Series owning an aggregate principal amount of Notes in excess of sixty-six and two-thirds percent (66 2/3%) of the aggregate principal amount of the Outstanding Notes of such Series, by notice to the Trustee, may waive any existing Potential Amortization Event or Amortization Event related to clause (a), (b), (c), (i) or (n) of Section 9.1 (with respect to clause (n), only to the extent subject to waiver as provided in the applicable Supplement) which relate to such Series and its consequences except a continuing Potential Amortization Event or Amortization Event in the payment of the principal of or interest on any Note. Upon any such waiver, such Potential Amortization Event shall cease to exist with respect to such Series, and any Amortization Event with respect to such Series arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Potential Amortization Event or impair any right consequent thereon. A Potential Amortization Event or an Amortization Event related to clause (d), (e), (f), (g), (h), (j), (k), (l), (m) or (n) of Section 9.1 (with respect to clause (n), only to the extent not subject to waiver as set forth in the applicable Supplement) shall not be subject to waiver without the approval of 100% of the Noteholders (or, in the case of clause (n), 100% of the Noteholders of the applicable Series).

Section 9.6.     Control by Requisite Investors. The Requisite Investors may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, subject to Section 10.1, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Noteholders, or that may involve the Trustee in personal liability.

Section 9.7.     Limitation on Suits. Any other provision of this Indenture to the contrary notwithstanding, a Noteholder may pursue a remedy with respect to this Indenture or the Notes only if:

(a)     The Noteholder gives to the Trustee written notice of a continuing Amortization Event;

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(b)     The Noteholders of at least twenty-five percent (25%) in principal amount of all then Outstanding Notes of such Series make a written request to the Trustee to pursue the remedy;

(c)     Such Noteholder or Noteholders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d)     The Trustee does not comply with the request within forty-five (45) days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e)     During such 45-day period the Required Noteholders do not give the Trustee a direction inconsistent with the request.

A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

Section 9.8.     Unconditional Rights of Holders to Receive Payment; Withholding Taxes. (a) Notwithstanding any other provision of this Indenture, except for clause (b) below, the right of any Noteholder of a Note to receive payment of principal of and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Noteholder.

(b)     The Paying Agent agrees, to the extent required by applicable law, to withhold from each payment due hereunder or under any Note, United States withholding taxes at the appropriate rate and, on a timely basis, to deposit such amounts with an authorized depository and make such reports, filings and other reports in connection therewith, and in the manner, required under applicable law. The Paying Agent shall promptly furnish each Noteholder (but in no event later than the date 30 days after the due date thereof) a U.S. Treasury Form 1042-S and Form 8109-B (or similar forms as at any relevant time in effect), if applicable, indicating payment in full of any taxes withheld from any payments by the Paying Agent to such Persons together with all such other information and documents reasonably requested by such Noteholder and necessary or appropriate to enable such Noteholder to substantiate a claim for credit or deduction with respect thereto for income tax purposes of any jurisdiction with respect to which such Noteholder is required to file a tax return. In the event that a Noteholder which is not a United States Person (as defined in Code Section 7701(a)(30)) has furnished to the Agent a properly completed and currently effective U.S. Treasury Form W-8BEN (with respect to a complete or partial exemption under an income tax treaty (including a taxpayer identification number)) (or such successor Form or Forms as may be required by the United States Treasury Department) and has not notified the Agent of the withdrawal or inaccuracy of such Form prior to the date of each interest payment, only the amount, if any, required by applicable law shall be withheld from payments under the Notes held by such Noteholder in respect of United States federal income tax. In the event that a Noteholder (x) which is not a United States Person has furnished to the Paying Agent a properly completed and currently effective U.S. Treasury Form W-8ECI (or such successor certificate or Form or Forms as may be required by the United States Treasury Department as necessary in order to avoid withholding of United States federal income tax), during the calendar year in which the payment is made, or in either of the two preceding

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calendar years, and has not notified the Paying Agent of the withdrawal or inaccuracy of such certificate or Form prior to the date of each interest payment or (y) which is not a United States Person has furnished to the Paying Agent a properly completed and currently effective U.S. Treasury Form W-8BEN (with respect to the portfolio interest exemption) during the calendar year in which the payment is made, or in either of the two preceding calendar years, no amount shall be withheld from payments under the Notes held by such Noteholder in respect of United States federal income tax. Notwithstanding the foregoing, if any Noteholder has notified the Paying Agent that any of the foregoing Forms or certificates is withdrawn or inaccurate, or if the Code or the regulations thereunder or the administrative interpretation thereof are at any time after the date hereof amended to require such withholding of United States federal income taxes from payments under the Notes held by such Noteholder, or if such withholding is otherwise required under applicable law, the Paying Agent agrees to withhold from each payment due to the relevant Noteholder withholding taxes at the appropriate rate under applicable law, and will, as more fully provided above, on a timely basis, deposit such amounts with an authorized depository and make such reports, filings and other reports in connection therewith, and in the manner required under applicable law. The Trustee hereby agrees to use its best efforts (without incurring liability for a failure to do so) to inform the Paying Agent and the affected Noteholder or Noteholders if the Trustee has failed to receive Form W-8BEN or W-8ECI from a Noteholder prior to the date of an interest payment to such Noteholder.

Section 9.9.     Collection Suit by the Trustee. If any Amortization Event specified in clauses (a) or (b) of Section 9.1 occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against CRCF for the whole amount of principal and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 9.10.     The Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relative to CRCF (or any other obligor upon the Notes), its creditors or its property, and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claim and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.5 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.5 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, Notes and other properties which the Noteholders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or

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adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

Section 9.11.     Priorities. If the Trustee collects any money pursuant to this Article, the Trustee shall pay out the money in accordance with the provisions of Article 5 of this Indenture.

Section 9.12.     Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of any undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Noteholder pursuant to Section 9.7, or a suit by Noteholders of more than ten percent (10%) in principal amount of all then outstanding Notes.

Section 9.13.     Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the holders of Notes is intended to be exclusive of any other right or remedy, and every right or remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under this Indenture or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy under this Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 9.14.     Delay or Omission Not Waiver. No delay or omission of the Trustee or of any holder of any Note to exercise any right or remedy accruing upon any Amortization Event shall impair any such right or remedy or constitute a waiver of any such Amortization Event or an acquiescence therein. Every right and remedy given by this Article 9 or by law to the Trustee or to the holders of Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the holders of Notes, as the case may be.

Section 9.15.     Reassignment of Surplus. After termination of this Indenture and the payment in full of the CRCF Obligations, any Proceeds of all the Collateral received or held by the Trustee shall be turned over to CRCF and the Collateral shall be reassigned to CRCF by the Trustee without recourse to the Trustee and without any representations, warranties or agreements of any kind.

ARTICLE 10.

THE TRUSTEE

Section 10.1.     Duties of the Trustee. (a) If an Amortization Event has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; provided, however,

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that the Trustee shall have no liability in connection with any action or inaction taken, or not taken, by it upon the deemed occurrence of an Amortization Event of which a Trust Officer has not received written notice; and provided, further, that the preceding sentence shall not have the effect of insulating the Trustee from liability arising out of the Trustee’s negligence or willful misconduct.

(b)     Except during the occurrence and continuance of an Amortization Event:

(i)     The Trustee undertakes to perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)     In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)     The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)     This clause does not limit the effect of clause (b) of this Section 10.1.

(ii)     The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(iii)     The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 9.4.

(iv)     The Trustee shall not be charged with knowledge of any default by any Lessee in the performance of its obligations under any Related Document, unless a Trust Officer of the Trustee receives written notice of such failure from such Lessee or any Holders of Notes evidencing not less than ten percent (10%) of the aggregate principal amount of the Notes of any Series adversely affected thereby.

(d)     Notwithstanding anything to the contrary contained in this Indenture or any of the Related Documents, no provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability if there is reasonable ground (as determined by the Trustee in its sole discretion) for believing that the repayment of such funds is not reasonably assured to it by the security afforded to it by the terms of this Indenture. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

(e) In the event that the Paying Agent or the Transfer Agent and Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Transfer Agent and Registrar, as the case may be, under this Indenture, the Trustee shall be obligated as soon as practicable upon actual knowledge of a

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Trust Officer thereof and receipt of appropriate records and information, if any, to perform such obligation, duty or agreement in the manner so required.

(f)     Subject to Section 10.3, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law or the Related Documents. The Trustee may allow and credit to CRCF interest agreed upon by CRCF and the Trustee from time to time as may be permitted by law.

Section 10.2.     Rights of the Trustee. Except as otherwise provided by Section 10.1:

(a)     The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting based upon any document believed by it to be genuine and to have been signed by or presented by the proper person.

(b)     The Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)      The Trustee may act through agents, custodians and nominees and shall not be liable for any misconduct or negligence on the part of, or for the supervision of, any such agent, custodian or nominee so long as such agent, custodian or nominee is appointed with due care. The Trustee shall provide written notice to Moody’s of any such appointment and, if practicable, shall provide prior written notice to Moody’s of any such appointment.

(d)     The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by the Indenture.

(e)     The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or any Supplement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Noteholders, pursuant to the provisions of this Indenture or any Supplement, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of a default by any Lessee, AESOP Leasing, AESOP Leasing II, Original AESOP, PVHC, Quartx or CRCF (which has not been cured), to exercise such of the rights and powers vested in it by this Indenture or any Supplement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(f)     The Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in

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writing so to do by the Required Noteholders of any Series which could be adversely affected if the Trustee does not perform such acts.

(g)     The Trustee shall not be liable for any losses or liquidation penalties in connection with Permitted Investments, unless such losses or liquidation penalties were incurred through the Trustee’s own willful misconduct, negligence or bad faith.

(h)     The Trustee shall not be liable for the acts or omissions of any successor to the Trustee so long as such acts or omissions were not the result of the negligence, bad faith or willful misconduct of such predecessor Trustee.

Section 10.3.     Individual Rights of the Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with CRCF or an Affiliate of CRCF with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Section 10.8.

Section 10.4.     Notice of Amortization Events and Potential Amortization Events. If an Amortization Event or a Potential Amortization Event occurs and is continuing and if a Trust Officer of the Trustee receives written notice thereof, the Trustee shall promptly provide the Noteholders and each Rating Agency with notice of such Amortization Event or the Potential Amortization Event, if such Notes are represented by a Global Note, by telephone and facsimile, and, if such Notes are represented by Definitive Notes, by first class mail.

Section 10.5.     Compensation. (a) CRCF shall promptly pay to the Trustee from time to time compensation for its acceptance of this Indenture and services hereunder as CRCF and the Trustee may agree from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. CRCF shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include (i) the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel and (ii) the reasonable expenses of the Trustee’s agents in administering the Collateral.

(b)     CRCF shall not be required to reimburse any expense or indemnify the Trustee against any loss, liability, or expense incurred by the Trustee through the Trustee’s own willful misconduct, gross negligence or bad faith.

(c)     When the Trustee incurs expenses or renders services after an Amortization Event occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under the Bankruptcy Code.

(d)     The provisions of this Section 10.5 shall survive the termination of this Indenture and the resignation and removal of the Trustee.

Section 10.6.     Replacement of the Trustee. (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 10.6 and the satisfaction of the Rating Agency Consent Condition and the CP Rating Agency Condition.

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(b)     The Trustee may, after giving sixty (60) days’ prior written notice to CRCF, each Noteholder and each Rating Agency, resign at any time and be discharged from the trust hereby created by so notifying CRCF and CCRG; provided, however, that no such resignation of the Trustee shall be effective until a successor trustee has assumed the obligations of the Trustee hereunder. The Requisite Investors may remove the Trustee by so notifying the Trustee, CCRG, CRCF and each Rating Agency. CRCF may remove the Trustee upon notice to each Rating Agency if:

(i)     the Trustee fails to comply with Section 10.8;

(ii)     the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under the Bankruptcy Code;

(iii)     a custodian or public officer takes charge of the Trustee or its property; or

(iv)     the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, CRCF shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Requisite Investors may appoint a successor Trustee to replace the successor Trustee appointed by CRCF.

(c)     If a successor Trustee does not take office within thirty (30) days after the retiring Trustee resigns or is removed, the retiring Trustee, CRCF or any Secured Party may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(d)     If the Trustee after written request by any Noteholder who has been a Noteholder for at least six (6) months fails to comply with Section 10.8, such Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)     A successor Trustee shall deliver a written acceptance of its appointment to the retiring or removed Trustee, CCRG and to CRCF. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture and any Supplement. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, however, that all sums owing to the retiring Trustee hereunder have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 10.6, CRCF’s obligations under Section 10.5 hereof shall continue for the benefit of the retiring Trustee.

Section 10.7.     Successor Trustee by Merger, etc. Subject to Section 10.8, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 10.8.     Eligibility Disqualification. (a) There shall at all times be a Trustee hereunder which shall (i) be a corporation organized and doing business under the laws

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of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, (ii) be subject to supervision or examination by Federal or state authority and shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and (iii) if such Trustee is other than The Bank of New York, as the original Trustee hereunder, or its Affiliate, be acceptable to the Requisite Investors.

(b)     At any time the Trustee shall cease to satisfy the eligibility requirements of clauses (a)(i) or (a)(ii) above, the Trustee shall resign immediately in the manner and with the effect specified in Section 10.6.

Section 10.9.     Appointment of Co-Trustee or Separate Trustee. (a) Notwithstanding any other provisions of this Indenture or any Supplement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Collateral may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Secured Parties, such title to the Collateral, or any part thereof, and, subject to the other provisions of this Section 10.9, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 10.8 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 10.6. No co-trustee shall be appointed without the consent of CCRG unless such appointment is required as a matter of state law or to enable the Trustee to perform its functions hereunder.

(b)     Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)     The Notes of each Series shall be authenticated and delivered solely by the Trustee or an authenticating agent appointed by the Trustee;

(ii)     All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform, such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Assets or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(iii)     No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder;

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(iv)     The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

(v)     The Trustee shall remain primarily liable for the actions of any co-trustee.

(c)     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article 10. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture and any Supplement, specifically including every provision of this Indenture or any Supplement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to CCRG.

(d)     Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Indenture or any Supplement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

(e)     In connection with the appointment of a co-trustee, the Trustee may, at any time, at the Trustee’s sole cost and expense, without notice to the Noteholders, delegate its duties under this Base Indenture and any Supplement to any Person who agrees to conduct such duties in accordance with the terms hereof; provided, however, that no such delegation shall relieve the Trustee of its obligations and responsibilities hereunder with respect to any such delegated duties.

Section 10.10.     Representations and Warranties of Trustee. The Trustee represents and warrants to CRCF and the Secured Parties that:

(i)     The Trustee is a banking corporation organized, existing and in good standing under the laws of the State of New York;

(ii)     The Trustee has full power, authority and right to execute, deliver and perform this Indenture and any Supplement issued concurrently with this Indenture and to authenticate the Notes, and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture and any Supplement issued concurrently with this Indenture and to authenticate the Notes;

(iii)     This Indenture has been duly executed and delivered by the Trustee; and

(iv)     The Trustee meets the requirements of eligibility as a trustee hereunder set forth in Section 10.8 hereof.

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Section 10.11.     CRCF Indemnification of the Trustee. CRCF shall indemnify and hold harmless the Trustee and its directors, officers, agents and employees from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of the activities of the Trustee pursuant to this Indenture or any Supplement, including but not limited to any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that CRCF shall not indemnify the Trustee or its directors, officers, employees or agents if such acts, omissions or alleged acts or omissions constitute bad faith, negligence or willful misconduct by the Trustee. The indemnity provided herein shall survive the termination of this Indenture and the resignation and removal of the Trustee.

ARTICLE 11.

DISCHARGE OF INDENTURE

Section 11.1.     Termination of CRCF’s Obligations. (a) This Indenture shall cease to be of further effect (except that CRCF’s obligations under Section 10.5 and Section 10.11 and the Trustee’s and Paying Agent’s obligations under Section 11.3 shall survive) when all Outstanding Notes theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Notes which have been replaced or paid) to the Trustee for cancellation and CRCF has paid all sums payable hereunder.

(b)     In addition, except as may be provided to the contrary in any Supplement, CRCF may terminate all of its obligations under this Indenture if:

(i)     CRCF irrevocably deposits in trust with the Trustee or at the option of the Trustee, with a trustee reasonably satisfactory to the Trustee and CRCF under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, money or U.S. Government Obligations in an amount sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay, when due, principal and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder; provided, however, that (1) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the Trustee and (2) the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Notes;

(ii)     CRCF delivers to the Trustee an Officers’ Certificate stating that all conditions precedent to satisfaction and discharge of this Indenture have been complied with, and an Opinion of Counsel to the same effect;

(iii)     CRCF delivers to the Trustee an Officer’s Certificate stating that no Potential Amortization Event or Amortization Event, in either case, described in Section 9.1(d) shall have occurred and be continuing on the date of such deposit; and

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(iv)     the Rating Agency Consent Condition is satisfied.

Then, this Indenture shall cease to be of further effect (except as provided in this Section 11.1), and the Trustee, on demand of CRCF, shall execute proper instruments acknowledging confirmation of and discharge under this Indenture.

(c)     After such irrevocable deposit made pursuant to Section 11.1(b) and satisfaction of the other conditions set forth herein, the Trustee upon request shall acknowledge in writing the discharge of CRCF’s obligations under this Indenture except for those surviving obligations specified above.

In order to have money available on a payment date to pay principal or interest on the Notes, the U.S. Government Obligations shall be payable as to principal or interest at least one Business Day before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer’s option.

Section 11.2.     Application of Trust Money. The Trustee or a trustee satisfactory to the Trustee and CRCF shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 11.1. The Trustee shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent in accordance with this Indenture to the payment of principal of and interest on the Notes.

The provisions of this Section 11.2 shall survive the expiration or earlier termination of this Indenture.

Section 11.3.     Repayment to CRCF. The Trustee and the Paying Agent shall promptly pay to CRCF upon written request any excess money or, pursuant to Sections 2.11 and 2.14, return any Notes held by them at any time.

Subject to Section 2.7(c), the Trustee and the Paying Agent shall pay to CRCF upon written request any money held by them for the payment of principal or interest that remains unclaimed for two (2) years after the date upon which such payment shall have become due.

The provisions of this Section 11.3 shall survive the expiration or earlier termination of this Indenture.

ARTICLE 12.

AMENDMENTS

Section 12.1.     Without Consent of the Noteholders. Without the consent of any Noteholder, CRCF, the Trustee, and any applicable Enhancement Provider, at any time and from time to time, may enter into one or more Supplements hereto, in form satisfactory to the Trustee, for any of the following purposes, provided that (i) with respect to clause (a) below, the Rating Agency Confirmation Condition is met and (ii) with respect to clauses (b) to (h) below, the Rating Agency Consent Condition is met:

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(a)     to create a new Series of Notes (including, without limitation, making such modifications to this Base Indenture and the other Related Documents as may be required to issue a Segregated Series of Notes; provided, however, that the creation of any Segregated Series of Notes shall not result in a material adverse effect on the Noteholders of any Outstanding Series unless the Required Noteholders of such Series shall have given their prior written consent to the creation thereof);

(b)     to add to the covenants of CRCF for the benefit of any Secured Parties (and if such covenants are to be for the benefit of less than all Series of Notes, stating that such covenants are expressly being included solely for the benefit of such Series) or to surrender any right or power herein conferred upon CRCF (provided, however, that CRCF will not pursuant to this subsection 12.1(b) surrender any right or power it has against any Lessee, AESOP Leasing, AESOP Leasing II, Original AESOP, PVHC, Quartx or any Manufacturer);

(c)     to mortgage, pledge, convey, assign and transfer to the Trustee any property or assets as security for the Notes and to specify the terms and conditions upon which such property or assets are to be held and dealt with by the Trustee and to set forth such other provisions in respect thereof as may be required by this Base Indenture or as may, consistent with the provisions of this Base Indenture, be deemed appropriate by CRCF and the Trustee, or to correct or amplify the description of any such property or assets at any time so mortgaged, pledged, conveyed and transferred to the Trustee on behalf of the Secured Parties;

(d)     to cure any mistake, ambiguity, defect, or inconsistency or to correct or supplement any provision contained herein or in any Supplement or in any Notes issued hereunder;

(e)     to provide for uncertificated Notes in addition to certificated Notes;

(f)     to add to or change any of the provisions of this Base Indenture to such extent as shall be necessary to permit or facilitate the issuance of Notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

(g)     to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes of one or more Series and to add to or change any of the provisions of this Base Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; or

(h)     to correct or supplement any provision herein which may be inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Base Indenture;

provided, however, that, as evidenced by an Opinion of Counsel, such action shall not adversely affect in any material respect the interests of any Noteholders. Upon the request of CRCF, accompanied by a resolution of the Managers authorizing the execution of any Supplement to effect such amendment, and upon receipt by the Trustee and CCRG of the documents described in Section 2.2 hereof, the Trustee shall join with CRCF in the execution of any Supplement

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authorized or permitted by the terms of this Base Indenture and shall make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such Supplement which affects its own rights, duties or immunities under this Base Indenture or otherwise.

Section 12.2.     With Consent of the Noteholders. Except as provided in Section 12.1, the provisions of this Base Indenture and any Supplement (unless otherwise provided in such Supplement) and each other Related Document to which CRCF is a party may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to in writing by CRCF, the Trustee, any applicable Enhancement Provider, and the Requisite Investors (or the Required Noteholders of a Series of Notes, in respect of any amendment to this Base Indenture, the Supplement with respect to such Series of Notes or any Related Document which affects only the Noteholders of such Series of Notes and does not affect the Noteholders of any other Series of Notes, as substantiated by an Opinion of Counsel to such effect, which Opinion of Counsel may, to the extent same is based on any factual matter, rely upon an Officer’s Certificate as to the truth of such factual matter) and provided that the Rating Agency Consent Condition is satisfied. Notwithstanding the foregoing:

(i)     any modification of this Section 12.2, any change in any requirement hereunder that any particular action be taken by Noteholders holding the relevant percentage in principal amount of the Notes or any change in the definition of the terms “Aggregate Asset Amount” or “Aggregate Asset Amount Deficiency” (other than in connection with the issuance of a Segregated Series of Notes), “Eligible Program Manufacturer”, “Eligible Non-Program Manufacturer” or “Eligible Manufacturer Program” (other than in connection with a waiver of such eligibility requirement by the Noteholders of any Series of Notes, but only to the extent so provided in the related Supplement in respect of such Series of Notes), “Invested Amount”, “Invested Percentage”, or the applicable amount of Enhancement or any defined term used for the purpose of any such definitions shall require the consent of each affected Noteholder; and

(ii)     any amendment, waiver or other modification that would (a) extend the due date for, or reduce the amount of any scheduled repayment or prepayment of principal of or interest on any Note (or reduce the principal amount of or rate of interest on any Note) shall require the consent of each affected Noteholder; (b) approve the assignment or transfer by CRCF of any of its rights or obligations hereunder or under any other Related Document to which it is a party except pursuant to the express terms hereof or thereof shall require the consent of each Noteholder; (c) release any obligor under any Related Document to which it is a party except pursuant to the express terms of such Related Document shall require the consent of each Noteholder; provided, however, that the Liens on Vehicles may be released as provided in Section 3.5; (d) affect adversely the interests, rights or obligations of any Noteholder individually in comparison to any other Noteholder shall require the consent of such Noteholder; or (e) amend or otherwise modify any Amortization Event shall require the consent of each affected Noteholder.

No failure or delay on the part of any Noteholder or the Trustee in exercising any power or right under this Base Indenture or any other Related Document

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shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.

Section 12.3.     Supplements. Each amendment or other modification to the Indenture or the Notes shall be set forth in a Supplement. The initial effectiveness of each Supplement shall be subject to the satisfaction of the Rating Agency Consent Condition. In addition to the manner provided in Sections 12.1 and 12.2, each Supplement may be amended as provided for in such Supplement.

Section 12.4.     Revocation and Effect of Consents. Until an amendment or waiver becomes effective, a consent to it by a Noteholder of a Note is a continuing consent by the Noteholder and every subsequent Noteholder of a Note or portion of a Note that evidences the same debt as the consenting Noteholder’s Note, even if notation of the consent is not made on any Note. However, any such Noteholder or subsequent Noteholder may revoke the consent as to his Note or portion of a Note if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Noteholder. CRCF may fix a record date for determining which Noteholders must consent to such amendment or waiver.

Section 12.5.     Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated. CRCF in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment or waiver.

Section 12.6.     The Trustee to Sign Amendments, etc. The Trustee shall sign any Supplement authorized pursuant to this Article 12 if the Supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such Supplement, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to Section 10.1, shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that such Supplement is authorized or permitted by this Indenture and that it will be valid and binding upon CRCF in accordance with its terms. CRCF may not sign a Supplement until a majority of its Managers approves it.

ARTICLE 13.

MISCELLANEOUS

Section 13.1.     Notices. (a) Any notice or communication by CRCF or the Trustee to the other shall be in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telex, telecopier, overnight air courier guaranteeing next day delivery or, solely with the recipient’s consent, e-mail, to the other’s address, which may be updated or amended from time to time by written notice to the other party:

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If to CRCF:

Cendant Rental Car Funding (AESOP) LLC:
c/o Lord Securities Corporation 48 Wall Street, 27th Floor New York, New York 10005

Attn:	Benjamin B. Abedine
Phone:	(212) 346-9000
Fax:	(212) 346-9012

with a copy to the Administrator:

Cendant Car Rental Group, Inc. 6 Sylvan Way Parsippany, New Jersey 07054

Attn:	Treasurer
Phone:	(973) 496-5000
Fax:	(973) 496-5852

If to the Trustee:

The Bank of New York c/o BNY Midwest Trust Company 2 North LaSalle Street, 10th Floor Chicago, Illinois 60602

Attn:	Corporate Trust Officer
Phone:	(312) 827-8569
Fax:	(312) 869-8562

If to an Enhancement Provider, at the address provided in the applicable Enhancement Agreement.

CRCF or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications; provided, however, CRCF may not at any time designate more than a total of three (3) addresses to which notices must be sent in order to be effective.

Any notice (i) given in person shall be deemed delivered on the date of delivery of such notice, (ii) given by first class mail shall be deemed given five (5) days after the date that such notice is mailed, (iii) delivered by telex, telecopier or other electronic means (including e-mail) shall be deemed given on the date of delivery of such notice, and (iv) delivered by overnight air courier shall be deemed delivered one Business Day after the date that such notice is delivered to such overnight courier.

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Notwithstanding any provisions of this Indenture to the contrary, the Trustee shall have no liability based upon or arising from the failure to receive any notice required by or relating to this Indenture or the Notes.

If CRCF mails a notice or communication to Noteholders, it shall mail a copy to the Trustee at the same time.

(b)     Where the Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if sent in writing and mailed, first-class postage prepaid, to each Noteholder affected by such event, at its address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed (if any) for the giving of such notice. In any case where notice to Noteholder is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given. Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made that is satisfactory to the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 13.2.     Communication by Noteholders With Other Noteholders. Noteholders may communicate with other Noteholders with respect to their rights under this Indenture or the Notes.

Section 13.3.     Certificate and Opinion as to Conditions Precedent. Upon any request or application by CRCF to the Trustee to take any action under this Indenture, CRCF shall furnish to the Trustee an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.4) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with.

Section 13.4.     Statements Required in Certificate. Each certificate with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)     a statement that the Person giving such certificate has read such covenant or condition;

(b)     a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate are based;

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(c)     a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)     a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 13.5.     Rules by the Trustee. The Trustee may make reasonable rules for action by or at a meeting of Noteholders.

Section 13.6.     No Recourse Against Others. A director, Authorized Officer, employee or stockholder of CRCF, as such, shall not have any have any liability for any obligations of CRCF under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability.

Section 13.7.     Duplicate Originals. The parties may sign any number of copies of this Indenture. One signed copy is sufficient to prove this Indenture.

Section 13.8.     Benefits of Indenture. Except as set forth in a Supplement, nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under the Indenture.

Section 13.9.     Payment on Business Day. In any case where any Distribution Date, redemption date or maturity date of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture) payment of interest or principal (and premium, if any), as the case may be, need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the Distribution Date, redemption date, or maturity date; provided, however, that no interest shall accrue for the period from and after such Distribution Date, redemption date, or maturity date, as the case may be.

Section 13.10.     Governing Law. The laws of the State of New York, shall govern and be used to construe this Indenture and the Notes and the rights and duties of the Trustee, Registrar, Paying Agent and Noteholders.

Section 13.11.     No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of CRCF or an Affiliate of CRCF. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.12.     Successors. All agreements of CRCF in this Indenture and the Notes shall bind its successor; provided, however, CRCF may not assign its obligations or rights under this Indenture or any Related Document. All agreements of the Trustee in this Indenture shall bind its successor.

(75)

Section 13.13.     Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.14.     Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.15.     Table of Contents, Headings, etc. The Table of Contents, Cross-Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.16.     Termination; Collateral. This Indenture, and any grants, pledges and assignments hereunder, shall become effective concurrently with the issuance of the first Series of Notes and shall terminate when (a) all CRCF Obligations shall have been fully paid and satisfied, (b) the obligations of each Enhancement Provider under any Enhancement and related documents have terminated, and (c) any Enhancement shall have terminated, at which time the Trustee, at the request of CRCF and upon receipt of an Officers’ Certificate from CRCF to the effect that the conditions in clauses (a), (b) and (c) above have been complied with and upon receipt of a certificate from the Trustee and each Enhancement Provider to the effect that the conditions in clauses (a), (b) and (c) above relating to CRCF Obligations to the Noteholders and each Enhancement Provider have been complied with, shall reassign (without recourse upon, or any warranty whatsoever by, the Trustee) and deliver all Collateral and documents then in the custody or possession of the Trustee promptly to CRCF.

CRCF and the Secured Parties hereby agree that, if any Deposited Funds remain on deposit in the Collection Account after the termination of this Indenture, such amounts shall be released by the Trustee and paid to CRCF.

Section 13.17.     No Bankruptcy Petition Against CRCF. Each of the Secured Parties and the Trustee hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of the latest maturing Note, it will not institute against, or join with any other Person in instituting, against CRCF, AESOP Leasing, AESOP Leasing II, Original AESOP, the Intermediary, PVHC or Quartx any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any Federal or state bankruptcy or similar law; provided, however, that nothing in this Section 13.17 shall constitute a waiver of any right to indemnification, reimbursement or other payment from CRCF pursuant to this Indenture. In the event that any such Secured Party or the Trustee takes action in violation of this Section 13.17, CRCF, AESOP Leasing, AESOP Leasing II, Original AESOP, the Intermediary, PVHC or Quartx shall file an answer with the bankruptcy court or otherwise properly contesting the filing of such a petition by any such Secured Party or the Trustee against CRCF, AESOP Leasing, AESOP Leasing II, Original AESOP, the Intermediary, PVHC or Quartx or the commencement of such action and raising the defense that such Secured Party or the Trustee has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 13.17 shall survive the termination of this Indenture, and the resignation or

(76)

removal of the Trustee. Nothing contained herein shall preclude participation by any Secured Party or the Trustee in the assertion or defense of its claims in any such proceeding involving CRCF, AESOP Leasing, AESOP Leasing II, Original AESOP, the Intermediary, PVHC or Quartx.

Section 13.18.     No Recourse. The obligations of CRCF under this Indenture are solely the obligations of CRCF. No recourse shall be had for the payment of any amount owing in respect of any fee hereunder or any other obligation or claim arising out of or based upon this Indenture against any Manager, member, stockholder, employee, officer, director or incorporator of CRCF. Fees, expenses or costs payable by CRCF hereunder shall be payable by CRCF to the extent and only to the extent that CRCF is reimbursed therefor pursuant to any of the Loan Agreements or the Related Documents, or funds are then available or thereafter become available for such purpose pursuant to Article 5. Nothing in this Section 13.18 shall be construed to limit the Trustee from exercising its rights hereunder with respect to the Collateral.

(77)

IN WITNESS WHEREOF, the Trustee and CRCF have caused, this Second Amended and Restated Base Indenture to be duly executed by their respective duly authorized officers as of the day and year first written above.

CENDANT RENTAL CAR FUNDING (AESOP) LLC, as Issuer
By:	/s/ Lori Gebron
By: Lori Gebron
	Title:	Vice President

THE BANK OF NEW YORK, as Trustee
By:	/s/ Mary L. Collier
By: Mary L. Collier
	Title:	Agent

Schedule I

Definitions List

EXHIBIT A-1

FORM OF TRANSFER CERTIFICATE

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OF A BENEFICIAL INTEREST IN THE RESTRICTED GLOBAL NOTE FOR DEFINITIVE SECURITIES OR EXCHANGE OR REGISTRATION OF TRANSFER OF DEFINITIVE SECURITIES

To:	The Bank of New York, as Trustee
Cendant Rental Car Funding (AESOP) LLC

Re:	Cendant Rental Car Funding (AESOP) LLC

This Certificate relates to $[         ] principal amount of Notes held in* [ ] book-entry or [ ] definitive form by [                            ] (the “Transferor”) (CUSIP No.[         ])                                                                                                                                     [insert name of transferor]

issued pursuant to the Second Amended and Restated Base Indenture dated as of June 3, 2004, between Cendant Rental Car Funding (AESOP) LLC, as Issuer, and The Bank of New York, as Trustee (the “Base Indenture”). Capitalized terms used herein and not otherwise defined, shall have the meanings given thereto in the Base Indenture.

The Transferor has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with such request and in respect of each such Note, the Transferor does hereby certify as follows:*

[ ] Such Note is being acquired for its own account, without transfer.

[ ] Such Note is being transferred to (i) a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) in reliance on Rule 144A, (ii) pursuant to an exemption from registration in accordance with Regulation S under the Securities Act or (iii) pursuant to Rule 144 of the Securities Act.

[ ] Such Note is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act, other than Rule 144A, Rule 144 or Regulation S under the Securities Act and in compliance with other applicable state and federal securities laws and an opinion of counsel is being furnished simultaneously with the delivery of this Certificate as required under Section 2.9(b)(i)(D) of the Base Indenture.

*	Check applicable box.

A-1-1

[INSERT NAME OF TRANSFEROR]
By:
Name:
Title:

Date:

A-1-2

EXHIBIT A-2

[RESERVED]

A-2-1

EXHIBIT A-3

FORM OF TRANSFER CERTIFICATE
FOR EXCHANGE OR TRANSFER FROM RESTRICTED GLOBAL
NOTE TO TEMPORARY GLOBAL NOTE
(exchanges or transfers pursuant to
Section 2.9 of the Base Indenture)

The Bank of New York, as Trustee
c/o BNY Midwest Trust Company
2 North LaSalle Street, 10th Floor
Chicago, Illinois 60602
Attn: Indenture Trust Administration

Re:	Cendant Rental Car Funding
(AESOP) LLC (“CRCF”)
Asset Backed Rental Car Notes

Reference is hereby made to the Second Amended and Restated Base Indenture, dated as of June 3, 2004 (the “Base Indenture”), between CRCF and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Base Indenture.

This letter relates to [                       ] principal amount of Series [   ] Notes represented by a beneficial interest in the Restricted Global Series [   ] Note (CUSIP No. [   ]) held with DTC by or on behalf of [Transferor] as beneficial owner (the “Transferor”). The Transferor has requested an exchange or transfer of its beneficial interest for an interest in the Temporary Global Series [   ] Note (CUSIP (CINS) No. [   ]) to be held with [Euroclear] [Clearstream] (ISIN Code [   ]) (Common Code [   ]) through DTC.

In connection with such request and in respect of such Series [   ] Note, the Transferor does hereby certify that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Series [   ] Notes and pursuant to and in accordance with Rule 904 of Regulation S under the Securities Act, and accordingly the Transferor does hereby certify that:

(1)	the offer of the Series [ ] Notes was not made to a person in the United States;

(2)	either (A)	at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or either (A) at the time

	(B)	the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

A-3-1

(3)     no directed selling efforts have been made in contravention of the requirements of Rule 903 (b) or 904(b) of Regulation S, as applicable;

(4)     the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5)     upon completion of the transaction, the beneficial interest being transferred as described above will be held with DTC through Euroclear or Clearstream or both (Common Code [   ] (ISIN Code [   ])).

This certificate and the statements contained herein are made for your benefit and the benefit of CRCF.

[Insert Name of Transferor]
By:
Name:
Title:

Dated: [__________], 20[__]

A-3-2

EXHIBIT A-4

FORM OF TRANSFER CERTIFICATE
FOR EXCHANGE OR TRANSFER FROM RESTRICTED GLOBAL
NOTE TO PERMANENT GLOBAL NOTE
(exchanges or transfers pursuant to
Section 2.9 of the Base Indenture)

The Bank of New York, as Trustee
c/o BNY Midwest Trust Company
2 North LaSalle Street, 10th Floor
Chicago, Illinois 60602

Attn: Indenture Trust Administration

Re:      Cendant Rental Car Funding (AESOP) LLC (“CRCF”)
            Asset Backed Rental Car Notes

Reference is hereby made to the Second Amended and Restated Base Indenture, dated as of June 3, 2004 (the “Base Indenture”), between CRCF and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Base Indenture.

This letter relates to [                        ] principal amount of Series [   ] Notes represented by, a beneficial interest in the Restricted Global Series     Note (CUSIP No. [   ] held with DTC by or on behalf of [Transferor] as beneficial owner (the “Transferor”). The Transferor has requested an exchange or transfer of its beneficial interest for an interest in the Permanent Global Series [   ] Note (CUSIP (CINS) No. [   ]).

In connection with such request and in respect of such Series [   ] Notes, the Transferor does hereby certify that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Series [   ] Notes and (i) that, with respect to transfers made in reliance on Rule 904 of Regulation S under the Securities Act:

(1)     the offer of the Series [   ] Notes was not made to a person in the United States;

(2)     either (A)  at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States; or

         (B)  the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

(3)     no directed selling efforts have been made in contravention of the requirements of Rule 903 (b) or 904(b) of Regulation S, as applicable; and

A-4-1

EXHIBIT A-4

(4)     the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

and (ii) that, with respect to transfers made in reliance on Rule 144 under the Securities Act, the Series [   ] Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of CRCF.

[Insert Name of Transferor]
By:
Name:
Title:

Dated: ___________, 20[__]

A-4-2

EXHIBIT A-5

FORM OF TRANSFER CERTIFICATE FOR TRANSFER OR
EXCHANGE FROM TEMPORARY GLOBAL NOTE
TO RESTRICTED GLOBAL NOTE
(exchanges or transfers pursuant to
Section 2.9 of the Base Indenture)

The Bank of New York, as Trustee
c/o BNY Midwest Trust Company
2 North LaSalle Street, 10th Floor
Chicago, Illinois 60602

Attn: Indenture Trust Administration

Re:	Cendant Rental Car Funding (AESOP) LLC (“CRCF”) Asset Backed Rental Car Notes

Reference is hereby made to the Second Amended and Restated Base Indenture, dated as of June 3, 2004 (the “Base Indenture”), between CRCF and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to [                               ] principal amount of Series [   ] Notes which are held in the form of the Permanent Global Series [   ] Note (CUSIP (CINS) No. [   ]) with Euroclear/Clearstream* (ISIN Code [   ]) (Common Code [   ]) through DTC by or on behalf of [Transferor] as beneficial owner (the “Transferor”). The Transferor has requested an exchange or transfer of its beneficial interest in the Series [   ] Notes for an interest in the Restricted Global Series [   ] Note (CUSIP No. [   ]).

In connection with such request, and in respect of such Series [   ] Notes, the Transferor does hereby certify that such Series [   ] Notes are being transferred in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”) to a transferee that the Transferor reasonably believes is purchasing the Series [   ] Notes for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a “qualified institutional buyer” within the meaning of Rule l44A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

*	Select appropriate depositary.

A-5-1

EXHIBIT A-5

This certificate and the statements contained herein are made for your benefit and the benefit of CRCF.

[Insert Name of Transferor]
By:
Name:
Title:

Dated: [___________], 20[__]

A-5-2

EXHIBIT B

FORM OF CLEARING SYSTEM CERTIFICATE

Cendant Rental Car Funding (AESOP) LLC
c/o Lord Securities Corporation
48 Wall Street, 27th Floor
New York, New York 10005

The Bank of New York, as Trustee
c/o BNY Midwest Trust Company
2 North LaSalle Street, 10th Floor
Chicago, Illinois 60602
Attn: Indenture Trust Administration

Reference is hereby made to the Second Amended and Restated Base Indenture dated as of June 3, 2004 (the “Indenture”) among Cendant Rental Car Funding (AESOP) LLC, as Issuer, and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This is to certify that, based solely on certificates we have received in writing, by tested telex or by electronic transmissions from noteholders appearing in our records as persons being entitled to a portion of the original principal amount of the Series [   ] Notes (the “Notes”) equal to, as of the date hereof, U.S. $[            ] (our “Noteholders”), certificates with respect to such portion, substantially to the effect set forth in Exhibit C to the Indenture.

We further certify (i) that we are not making available herewith for exchange any portion of the Temporary Global Note excepted in such certificates and (ii) that as of the date hereof we have not received any notification from any of our Noteholders to the effect that the statements made by such Noteholder with respect to any portion of the part submitted herewith for exchange are no longer true and cannot be relied upon as at the date hereof. We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with this certificate is or would be relevant, we irrevocably authorized you to produce this certification to any interested party in such proceedings.

Dated: [               ], 20[   ]1

Yours faithfully, EUROCLEAR BANK S.A./N.V., as operator of the Euroclear System

or

1   To be dated no earlier than the earliest of the Exchange Date or the relevant Distribution Date or the redemption date (as the case may be).

B-1

CLEARSTREAM, Société Anonyme
By:
Name:
Title:

B-2

EXHIBIT C

FORM OF CERTIFICATE OF BENEFICIAL OWNERSHIP

Re:	Cendant Rental Car Funding (AESOP) LLC
Rental Car Asset Backed Notes, Series [ ]

If the Securities are of the category contemplated in Section 230.903(c)(3) of Regulation S under the Securities Act of 1933, as amended (the “Act”), then this is to certify that, except as set forth below, the Securities are beneficially owned by (a) non-U.S. persons or (b) U.S. persons who purchased the Securities in transactions which did not require registration under the Act. As used in this paragraph the terms “U.S. person” has the meaning given to it by Regulation S under the Act.

As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certification excepts and does not relate to U.S.$[         ] of such interest in the above Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Securities (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Date:	[ ], 20[ ]*

By:

As, or as agent for, the beneficial owner(s) of the Securities to which this certificate relates.

*	Not earlier than fifteen (15) days prior to the certification event to which the certification relates.

C-1

FORM OF MONTHLY CERTIFICATE

Cendant Rental Car Funding (AESOP) LLC

RENTAL CAR ASSET BACKED NOTES

The undersigned, duly authorized representatives of Cendant Rental Car Funding (AESOP) LLC, a Delaware limited liability company (“CRCF”), pursuant to the Second Amended and Restated Base Indenture, dated as of June 3, 2004 (hereinafter as such agreement may have been, or may be from time to time, supplemented, amended or otherwise modified, the “Base Indenture”), between CRCF, as Issuer, and The Bank of New York, as Trustee, do hereby certify to the best of their knowledge after reasonable investigation that:

1.     Capitalized terms used in this certificate have the respective meanings set forth in the Base Indenture, or in the case of a particular Series of Notes, the related Supplement. This certificate is delivered pursuant to Section 4.1(b) of the Base Indenture.

2.     The undersigned are Authorized Officers of AESOP Leasing.

3.     The date of this certificate is a Determination Date under the Base Indenture. Attached hereto as Schedule I is a true and correct copy of the Monthly Noteholders’ Statement to be delivered on the Determination Date pursuant to Section 4.1(b) of the Base Indenture.

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this certificate this [   ] day of [              ], 20[   ].

CENDANT RENTAL CAR FUNDING (AESOP) LLC
By:
Name:
Title:

By:
Name:
Title:

SCHEDULE I

1.     [1(a), (b) and (c) are only to be provided to the Trustee] (a) The aggregate amount of payments received and deposited in the Collection Account with respect to Vehicles from the Manufacturers and/or auction dealers under Manufacturer Programs for the Related Month with respect to the Determination Date was equal to $[            ] for Vehicles leased under the AESOP I Operating Lease, $[            ] for Vehicles leased under the AESOP II Operating Lease and $[            ] for Vehicles leased under the Finance Lease.

(b)     The aggregate amount of payments received and deposited in the Collection Account from third parties (other than Manufacturers and auction dealers) with respect to the sale of Vehicles for the Related Month with respect to the Determination Date was equal to $[            ] for Vehicles leased under the AESOP I Operating Lease, $[            ] for Vehicles leased under the AESOP II Operating Lease and $[            ] for Vehicles leased under the Finance Lease.

(c)     The aggregate amount of other Collections for the Related Month deposited in the Collection Account with respect to the determination date was equal to $[            ].

2.     The Invested Percentage on the last day of the Related Month was equal to (for each Series of Notes and each Class of each Series):

Series                      %
          Class                     %
          Class                     %
Series                      %
          Class                     %
          Class                      %
etc.

3.     The total amount to be distributed to the Noteholders (expressed as a dollar amount per $1,000) on the next succeeding Distribution Date is equal to (for each Series of Notes and each Class of each Series)

Series            $
          Class          $
          Class           $
Series            $
          Class           $
          Class            $          %
etc.

4. (a) The aggregate amount to be distributed to the Noteholders (expressed as a dollar amount per $1,000) on the next succeeding Distribution Date in respect of principal is equal to (for each Series of Notes and each Class of each Series):

Series            $
          Class          $
          Class           $
Series            $
          Class           $
          Class            $          %
etc.

(b)     The aggregate amount to be distributed to the Noteholders (expressed as a dollar amount per $1,000) on the next succeeding Distribution Date in respect of interest is equal to (for each Series of Notes and each Class of each Series):

Series            $
          Class          $
          Class           $
Series            $
          Class           $
          Class            $          %
etc.

5.     (a) The amount of Enhancement used or drawn in connection with the distribution to Noteholders on the next succeeding Distribution Date (for each Series of Notes and each Class of each Series):

Series            $
          Class          $
          Class           $
Series            $
          Class           $
          Class            $          %
etc.

(b)     The amount available to be drawn under the Enhancement in connection with the distribution to Noteholders on the next succeeding Distribution Date, after giving effect to any drawing on the Enhancement and payments to the Enhancement Provider on the next succeeding Distribution Date (for each Series of Notes and each Class of each Series):

Series            $
          Class          $
          Class           $
Series            $
          Class           $
          Class            $          %
etc.

6. The existing Carryover Controlled Amortization Amount (if any) is (for each Series of Notes and each Class of each Series):

Series            $
          Class          $
          Class           $
Series            $
          Class           $
          Class            $          %
etc.

7.     The Pool Factor (if any) for the Related Month is equal to (for each Series of Notes and each Class of each Series):

Series            $
          Class          $
          Class           $
Series            $
          Class           $
          Class            $          %
etc.

8.     The Vehicle Identification Numbers of all Vehicles leased under the Leases at the close of business on the last day of the Related Month are listed on Annex A.

9.     (a) The aggregate Net Book Value of all Non-Program Vehicles disposed of during the related Measurement Month is as follows:

A.	Vehicles under the AESOP I Operating Lease: $

B.	Vehicles under the Finance Lease: $

(b)     The aggregate Disposition Proceeds with respect to all Non-Program Vehicles disposed of during the related Measurement Month is as follows:

A.	Vehicles under the AESOP I Operating Lease: $

B.	Vehicles under the Finance Lease: $

10.     The Aggregate Asset Amount and the Aggregate Asset Amount Deficiency at the close of business on the last day of the Related Month are $                     and $                    , respectively.

11.     The aggregate Net Book Value of all Non-Program Vehicles as of the last day of the Related Month is as follows:

A.	Vehicles under the AESOP I Operating Lease: $

B.	Vehicles under the Finance Lease: $

12.     The amount of Monthly Base Rent and any Supplemental Rent due under each Lease on the next succeeding Payment Date is as follows:

A.	AESOP I Operating Lease Base Rent due: $ ; and AESOP I Operating Lease Supplemental Rent due: $ .

B.	Finance Lease Base Rent due: $ ; and Finance Lease Supplemental Rent due: $ .

C.	AESOP II Operating Lease Base Rent due: $ ; and AESOP II Operating Lease Supplemental Rent due: $ .

13.     The amount of Loan Interest, Monthly Loan Principal Amount and any other amounts due under each Loan Agreement on the next succeeding Payment Date is as follows:

A.
AESOP I Operating Lease Loan Agreement Loan Interest due: $          ;
AESOP I Operating Lease Loan Agreement Monthly Loan Principal
Amount due: $          ; and
AESOP I Operating Lease Loan Agreement (other amounts due): $          .

B.
AESOP I Finance Lease Loan Agreement Loan Interest due: $          ;
AESOP I Finance Lease Loan Agreement Monthly Loan Principal Amount due:
$          ; and
AESOP I Finance Lease Loan Agreement (other amounts due): $          .

C.	AESOP II Loan Agreement Loan Interest due: $ ; AESOP II Loan Agreement Monthly Loan Principal Amount due: $ ; and AESOP II Loan Agreement (other amounts due): $ .

14.     The amount on deposit in the Termination Services Reserve Account is $                    .

15.     The amount, if any, of withdrawals in respect of Termination Services Reserve Draw Amounts from the Termination Services Reserve Account during the related month was $                    .

16.     The amount, if any, of investment earnings on funds on deposit in the Termination Services Reserve Account that will be distributed to the Administrator on the next succeeding payment date is $                    .

17.     (a) The Required Enhancement Amount with respect to each Series is as follows:

Series            $
Series            $
     etc.

(b)     The amount of Enhancement Deficiency existing with respect to each Series is as follows:

Series            $
Series            $
     etc.

18.     The following Liens exist on the Loan Collateral (excluding Liens granted pursuant to the Indenture and the other Related Documents or permitted thereunder):

[List as applicable]

19.     Check if applicable:

[     ]     Lease Event of Default has occurred.

[     ]     Loan Event of Default has occurred.

ANNEX A

1.	Vehicles leased under the AESOP I Operating Lease: [List]

2.	Vehicles leased under the AESOP II Operating Lease: [List]

3.	Vehicles leased under the Finance Lease: [List]

EXHIBIT E

FORM OF MONTHLY NOTEHOLDERS’ STATEMENT

CENDANT RENTAL CAR FUNDING (AESOP) LLC

RENTAL CAR ASSET BACKED NOTES
Series_____

Under Section 4.1(c) of the Second Amended and Restated Base Indenture, dated as of June 3, 2004 (hereinafter as such agreement may have been, or may be from time to time, supplemented, amended or otherwise modified, the “Base Indenture”), between Cendant Rental Car Funding (AESOP) LLC, a Delaware limited liability company (“CRCF”), and The Bank of New York, as Trustee (the “Trustee”), CRCF is required to prepare certain information each month for the Trustee regarding current distributions to Noteholders. The information which is required to be prepared with respect to the Distribution Date of [   ], 20[   ], is set forth below. Capitalized terms used herein have their respective meanings set forth in the Definitions List attached as Schedule I to the Base Indenture, or in the case of a particular Series of Notes, the related Supplement.

NOTE:	Information contained herein with respect to each Series will only be distributed to holders of Notes with respect to such Series.

I.     INVESTED PERCENTAGE

As of                , the Invested Percentage is computed as the result of the following (the percentage equivalent, never to exceed 100%):

A.       With respect to Principal Collections on Series [     ]* Notes:

(1)     Series [     ]* Invested Amount: $          , plus

(2)     Series [     ]* Overcollateralization Amount: $           divided by

(3)     the greater of:

(a)     the Aggregate Asset Amount: $          , or

(b)     the sum of ((1) + (2)) above for all Series outstanding.

Series [     ]* Invested Percentage (with respect to Principal Collections ((1+2) / (greater of (a) or (b)):           %

B.       With respect to Principal Collections on Series [     ]** Notes:

*	Compute for each Series of Notes other than Variable Funding Notes.

(1)     Series [     ]** Invested Amount: $          , divided by

(2)     the greater of:

(a)     the Aggregate Asset Amount: $          , or

(b)     the Sum of (A(1) + A(2)) above for all Series Outstanding.

Series [      ]** Invested Percentage (with respect to Principal Collections (1) / (greater of (a) or (b)):    %

C.     With respect to Interest Collections on Series [     ]* Notes:

(1)     Accrued Amounts on Series [      ]* Notes: $     , divided by

(2)     The aggregate Accrued Amounts with respect to all Series of Notes: $

Series [      ]* Invested Percentage (with respect to Interest Collections ((1) / (2)):    %

D.     With respect to Interest Collections as Series [      ]** Notes:

(1)     Accrued Amounts on Series [      ]** Notes: $     , divided by

(2)     The aggregate Accrued Amounts with respect to all Series of Notes: $     .

Series [      ]** Invested Percentage (with respect to Interest Collections ((1) / (2)):    %

II.     AGGREGATE ASSET AMOUNT

As of ________________, the Aggregate Asset Amount is computed as the result of the following:

A.     Aggregate Loan Principal Amount of all Loans outstanding: $    , plus

B.     Outstanding amount of cash and Permitted Investments held in the Collection Account:      , minus

C.     All Monthly Loan Principal Amount payments then or previously due but not paid with respect to the Loans: $     .

Total Aggregate Asset Amount (A + B - C): $     .

III.     REQUIRED AGGREGATE ASSET AMOUNT

As of ________________, the Required Aggregate Asset Amount is computed as the result of the following:

A.     Series [      ]* Invested Amount ($   ), plus

**	Compute for each Series of Commercial Paper Notes.

B.     Series [      ]** Invested Amount ($   ), plus

C.     Sum of Invested Amounts for other Series of Notes ($          ).

Required Aggregate Asset Amount (A + B + C): $          .

IV.     AGGREGATE ASSET AMOUNT DEFICIENCY

As of ___________________, the Aggregate Asset Amount Deficiency equals: (III - II): $          .

V.     DISTRIBUTIONS TO NOTEHOLDERS

As of ___________________, the distributions with respect to principal and interest are computed as the result of the following:

A.     With respect to Interest Payments on Series [      ]* Notes:

(1)     One-twelfth of    % (the Class A-1 Note Rate):    %, times

(2)     Class A-1 Invested Amount (less principal payments): $          .

Series [      ]* Class A-1 Monthly Interest ((1) x (2)): $          :

(3)     One-twelfth of    % (the Class A-2 Note Rate):    %, times

(4)     Class A-2 Invested Amount (less principal payments): $          .

Series [      ]* Class A-2 Monthly Interest ((3) x (4)): $          .***

(5)     Any unpaid Deficiency Amounts on Class A-1 Notes (plus interest accrued thereon): $   , plus

(6)     Any unpaid Deficiency Amounts on Class A-2 Notes (plus interest accrued thereon): $          .

Series [      ]* distribution with respect to interest ((1) x (2)) + ((3) x (4)) + (5) + (6) = $          .

B.     With respect to Interest Payments on Series [      ]** Notes:

(1)     The Series [      ]** Note Rate:    %, times

(2)     The average Series [      ]** Invested Amount, times

(3)     The actual number of days in such Series [      ]** Interest Period divided by 360:    , plus

(4)     Any unpaid Deficiency Amounts (plus interest accrued thereon): $          .

Series [      ]** interest ((1) x (2) x (3)) + (4) = $

***	Repeat calculation for additional classes of Notes.

C.     With respect to Principal Payments on Series [   ]* Notes:

(1)     During Series [   ]* Controlled Amortization Period:

(a)     Class A-1 Controlled Amortization Amount: $          , plus

(b)     Class A-1 Carryover Controlled Amortization Amount: $          .

Series [   ]* Class A-1 principal payment ((a) + (b)): $          .

(c)     Class A-2 Controlled Amortization Amount: $          , plus $          .

(d)     Class A-2 Carryover Controlled Amortization Amount: $          .

Series [   ]* Class A-2 principal payment ((c) + (d)): $          .

Series [   ]* distribution with respect to principal (a) + (b) + (c) + (d) = $          ..***

(2)     During Series [   ]* Rapid Amortization Period:

(a)	The total for each day during the Related Month of the Series [ ]* Invested Percentage ([ ]each day) of the aggregate amount of Principal Collection on each day: $ .

D.     With respect to Principal Payments on Series [   ]** Notes:

(1)     During Series [   ]** Controlled Amortization Period:

(a)	The total for each day during the Related Month of the Series [ ]** Invested Percentage ([ ]each day) of the aggregate amount of Principal Collections of each day: $ ., plus

(b)	any Increase: $ .

Series [   ]** principal payment (a) + (b): $          .

(2)     During Series [   ]** Rapid Amortization Period:

(a)	The total for each day during the Related Month of the Series [ ]** Invested Percentage ([ ]each day) of the aggregate amount of Principal Collections on each day: $ .

E.     The total amount distributed to the Series [   ]* Noteholders: (A + C): $          .

F.     The total amount distributed to the Series [   ]** Noteholders: (B + D): $          .

VI.     MONTHLY BASE RENT

As of the ________________  Payment Date, the Monthly Base Rent is computed as a result of the following:

A.     With respect to the AESOP I Operating Lease:

(1)	The Loan Interest and Supplemental Interest with respect to the Loans under such Lease: $ ; plus

(2)	Accrued Depreciation Charges (plus, without double counting, Ineligible Vehicles, Casualty Vehicles and Vehicles sold to third parties under the AESOP I Operating Lease): $ ; plus

(3)	Upfront incentive payments from Manufacturers with respect to Non-Program Vehicles: $ ; plus

(4)	Lease’s share of Monthly Administration Fee: $ ; plus

(5)	AESOP I Operating Lease Loan Agreement’s share of Carrying Charges: $ ; plus

(6)	Portion of AESOP I Operating Lease Management Fee: $ ; plus

(7)	One percent of the Net Book Value of Non-Program Vehicles: $ .

The Monthly Base Rent with respect to the AESOP I Operating Lease is: (1 + 2 + 3 + 4 + 5 + 6 + 7) = $               .

B.     With respect to the Finance Lease:

(1)	The Loan Interest and Supplemental Interest with respect to the Loans under such Lease: $ ; plus

(2)	Accrued Depreciation Charges (plus, without double counting, Ineligible Vehicles, Casualty Vehicles and Vehicles sold to third parties under the Finance Lease): $ ; plus

(3)	Upfront incentive payments from Manufacturers with respect to Non-Program Vehicles: $ ; plus

(4)	Lease’s share of Monthly Administration Fee: $ ; plus

(5)	Finance Lease Loan Agreement’s share of Carrying Charges: $ ; plus

(6)	Portion of AESOP I Operating Lease Management Fee: $ ; plus

(7)	One percent of the Net Book Value of Non-Program Vehicles: $ .

The Monthly Base Rent with respect to the AESOP I Finance Lease is: (1 + 2 + 3 + 4 + 5 + 6 + 7) = $            .

C.     With respect to the AESOP II Operating Lease:

(1)	The Loan Interest and Supplemental Interest with respect to the Loans under such Lease: $ ; plus

(2)	Accrued Depreciation Charges (plus, without double counting, Ineligible Vehicles, Casualty Vehicles and Vehicles sold to third parties under the AESOP II Operating Lease): $ ; plus

(3)	Lease’s share of Monthly Administration Fee: $ ; plus

(4)	AESOP II Operating Lease Loan Agreement’s share of Carrying Charges: $ ; plus

(5)	Dividends accrued on the outstanding Preferred Stock: $ ;

6)	Portion of AESOP II Management Fee: $ .

The Monthly Base Rent with respect to the AESOP II Operating Lease is: (1 +2 + 3 + 4 + 5 + 6) = $            .

VII.     SUPPLEMENTAL BASE RENT

As of the ____________________ Payment Date, the Supplemental Base Rent is computed as a result of the following:

A.     With respect to the AESOP I Operating Lease:

(1)     Supplemental Base Rent: $            .

B.     With respect to the AESOP I Finance Lease:

(1)     Supplemental Base Rent: $            .

C.     With respect to the AESOP II Operating Lease:

(1)     Supplemental Base Rent: $            .

VIII.     MONTHLY ADMINISTRATION FEE

The amount of the Administration Fee payable by the Issuer is computed as a result of the following:

A.     The Series [         ]* Percentage of the Monthly Administration Fee: $            , and

B.     The Series [         ]** Percentage of the Monthly Administration Fee: $            , and

C.     Any other Series Percentage of the Monthly Administration Fee: $            .

Total Administration Fee payable by the Issuer (A + B + C) = $            .

IX.     LOAN PAYMENTS DUE

A.     Loan Principal Due with respect to the AESOP I Operating Lease Loan Agreement (without duplication):

(1)	Accrued Depreciation Charges for all Vehicles leased under the AESOP I Operating Lease: $ ; plus

(2)	Incentive payments from Manufacturers with respect to purchases of Non-Program Vehicles leased under the AESOP I Operating Lease: $ , plus

(3)	The aggregate Termination Values of Vehicles leased under the AESOP I Operating Lease: $ , minus

(4)	Amounts received by the Lender or Trustee, or deposited in the Collection Account (representing Repurchase Prices and sales proceeds for Vehicles leased under the AESOP I Operating Lease): $ , minus

(5)	Payments applied to the Loan Principal Amount: $ , times

(6)	The applicable Loan Payment Allocation Percentage: %.

Total Principal Due ((1 + 2 + 3 - 4 - 5) x (6)):

Additional amounts due: $         .

B.     Loan Interest Due with respect to the AESOP I Operating Lease Loan Agreement:

(1)	The greater of the Lender’s Carrying Cost Interest Rate (as a percentage equivalent):

(a)	The amount of interest accrued with respect to all Series of Notes: $ , plus

(b)	Any Swap Payments payable by the Issuer: $ , minus

(c)	Any accrued earnings on Permitted Investments in the Collection Account: $ , divided by

(d)	The Average Daily Loan Balance under the Loan Agreements: $

Lender’s Carrying Cost Interest Rate: ((a + b — c) / (d)):       %, or

(2)	The rate of Loan Interest specified in the AESOP I Operating Lease Loan Agreement Loan Request Response: %

Loan Interest = (greater of ((1) or (2)) =       %

(3)	Unpaid principal amount of Loans: $

Total Loan Interest ((3) x (greater of ((1) or (2))): $

C.     Loan Principal Due with respect to the AESOP II Loan Agreement (without duplication):

(1)	Accrued Depreciation Charges for all Vehicles leased under the AESOP II Operating Lease: $ , plus

(2)	The aggregate Termination Values of Vehicles leased under the AESOP II Operating Lease: $ , minus

(3)	Amounts received by the Lender or Trustee, or deposited in the Collection Account (representing Repurchase Prices and sales proceeds for Vehicles leased under the AESOP II Operating Lease): $ , minus

(4)	Payments applied to the Loan Principal Amount: $ , times

(5)	The applicable Loan Payment Allocation Percentage: %

Total Principal Due ((1 + 2 - 3 - 4) x (5)): $

Additional amounts due: $         .

D.     Loan Interest Due with respect to the AESOP II Loan Agreement:

(1)	The greater of the percentage from B(l) above: %, or

(2)	The rate of Loan Interest specified in the AESOP II Loan Agreement Loan Request Response: %

Loan Interest = (greater of ((1) or (2)) =       %

(3)	Unpaid principal amount of Loans: $

Total Loan Interest (3 x (greater of ((1) or (2)): $            .

E.     Loan Principal Due with respect to the AESOP I Operating Lease Loan Agreement without duplication:

(1)	Accrued Depreciation Charges for all Vehicles leased under the Finance Lease: $ , plus

(2)	Incentive payments from Manufacturers with respect to purchases of Non-Program Vehicles leased under the Finance Lease: $ , plus

(3)	The aggregate Termination Values of Vehicles leased under the Finance Lease: $ , minus

(4)	Amounts received by the Lender or Trustee, or deposited in the Collection Account (representing Repurchase Prices and sales proceeds for Vehicles leased under the Finance Lease): $ , minus

(5)	Payments applied to the Loan Principal Amount: $ , times

(6)	The applicable Loan Payment Allocation Percentage: %.

Total Principal Due ((1 + 2 + 3 - 4 - 5) x (6): $            .

Additional amounts due: $            .

F.     Loan Interest Due with respect to the AESOP I Operating Lease Loan Agreement:

(1)	The greater of the percentage from B(1) above: %, or

(2)	The rate of Loan Interest specified in the AESOP I Operating Lease Loan Agreement Loan Request Response: %

Loan Interest = (greater of ((1) or (2)):       %

(3)	Unpaid principal amount of Loans: $ .

Total Loan Interest ((3) x (greater of ((1) or (2)): $

X.     ENHANCEMENT

A.     With respect to Series [      ]*:

(1)	Draws on Series [ ]* Available Reserve Account Amount: $ .

(2)	Current Series [ ]* Available Reserve Account Amount: $ .

(3)	Current Series [ ]* Overcollateralization Amount: $ .

Available Series [      ]* Enhancement Amount: (2 + 3): $         .

B.     With respect to Series [      ]**:

(1)	Draws on the Series [ ]** Letter of Credit: $ .

(2)	Draws on the Series [ ]** Cash Collateral Account: $ .

(3)	Current amount available on Series [ ]** Letter of Credit: $ .

(4)	Current amount available from Series [ ]** Cash Collateral Account: $ .

Available Series [      ]** Enhancement Amount: (3): $         .

C.     Series [      ]* Required Enhancement Amount:

(1)	The Series [ ]* Percentage of the excess (if any) of the Non-Program Vehicle Amount over the Series [ ]* Maximum Non-Program Vehicle Amount: $ , plus

(2)	The Series [ ]* Percentage of the excess (if any) of the Non-Eligible Manufacturer Amount over the Series [ ]* Maximum Non-Eligible Manufacturer Amount: $ , plus

(3)	The Series [ ]** Percentage of the excess (if any) of the Mitsubishi Vehicle Amount over the Series [ ]** Maximum Manufacturer Amount with respect to Mitsubishi: $ , plus

(4)
The Series [      ]* Percentage of the excess (if any) of the Subaru/Hyundai/Suzuki Vehicle Amount over the Series [      ]* Maximum Manufacturer Amount with respect to Subaru, Hyundai and Suzuki (in the aggregate): $         , plus

(5)	The Series [ ]* Percentage of the excess (if any) of the Specified States Amount over the Series [ ]* Specified States Amount: $ , plus

(6)	The product of:

(a)	The Series [ ]* Required Enhancement Percentage: %, times

(b)	The Series [ ]* Invested Amount.

The Series [      ]* Required Enhancement Amount: (1 + 2 + 3 + 4 +5 + (6(a) x 6(b))): $         .

D.     Series [      ]* Enhancement Deficiency:

(1) The amount by which:

(a)	The Series [ ]* Enhancement Amount: $ , is less than

(b)	The Series [ ]* Required Enhancement Amount: $ .

The Series [      ]* Enhancement Deficiency, if any, is: $         .

E.     Series [      ]** Required Enhancement Amount:

(1)	The Series [ ]** Percentage of the excess (if any) of the Non-Program Vehicle Amount over the Series [ ]** Maximum Non-Program Vehicle Amount: $ , plus

(2)	The Series [ ]** Percentage of the excess (if any) of the Non-Eligible Manufacturer Amount over the Series [ ]** Maximum Non-Eligible Manufacturer Amount: $ , plus

(3)	The Series [ ]** Percentage of the excess (if any) of the Mitsubishi Vehicle Amount over the Series [ ]** Maximum Manufacturer Amount with respect to Mitsubishi: $ , plus

(4)
The Series [      ]** Percentage of the excess (if any) of the Subaru/Hyundai/Suzuki Vehicle Amount over the Series [      ]** Maximum Manufacturer Amount with respect to Subaru, Hyundai and Suzuki (in the aggregate): $         , plus

(5)	The excess (if any) of the Financed Vehicle Amount over the Series [ ]** Maximum Financed Vehicle Amount: $ , plus

(6)	The product of:

(a)	The Series [ ]**Required Enhancement Percentage: %, times

(b)	The Series [ ]** Invested Amount.

The Series [      ] Required Enhancement Amount: (1 + 2 + 3 + 4 + 5 + (6(a) x 6(b))): $         .

F.     Series [      ]* Enhancement Deficiency:

(1)     The amount by which:

(a)	The Series [ ]** Enhancement Amount: $ , is less than
(b)	The Series [ ]** Required Enhancement Amount: $ .

The Series [      ]** Enhancement Deficiency, if any, is: $         .

XI.     LIENS AND DEFAULTS

A.	The following Liens exist on the Loan Collateral (excluding Liens granted pursuant to the Indenture and the other Related Documents or permitted thereunder):

[List as applicable]

B.	Check if applicable:

[ ] Lease Event of Default has occurred.

[ ] Loan Event of Default has occurred.

XII.     SALE OF NON-PROGRAM VEHICLES

A.	The aggregate Net Book value of all Non-Program Vehicles disposed of during the related Measurement Month is as follows:

(1)	Vehicles under the AESOP I Operating Lease: $ .

(2)	Vehicles under the Finance Lease: $ .

B.	The aggregate Disposition Proceeds with respect to all Non-Program Vehicles disposed of during the related Measurement Month is as follows:

(1)	Vehicles under the AESOP I Operating Lease: $ .

(2)	Vehicles under the Finance Lease: $ .

XIII.     VALUE OF NON-PROGRAM VEHICLES

A.	The aggregate Net Book Value of all Non-Program Vehicles is as follows:

(1)	Vehicles under the AESOP I Operating Lease: $ .

(2)	Vehicles under the Finance Lease: $ .

B.	The aggregate Market Value of all Non-Program Vehicles is as follows:

(1)	Vehicles under the AESOP I Operating Lease: $ .

(2)	Vehicles under the Finance Lease: $ .

XIV.     TERMINATION SERVICES RESERVE ACCOUNT

A.	The amount on deposit in the Termination Services Reserve Account: $ .

B.	The amount of withdrawals from the Termination Services Reserve Account: $ .

C.
The amount, if any, of investment earnings on funds on deposit in the Termination Services Reserve Account that will be distributed to the Administrator (as a portion of the Monthly Administration Fee): $               .

IN WITNESS WHEREOF, the undersigned have duly executed this certificate this [      ] day of [      ], 20[   ].

By:	/s/
Name:
Title:

By:	/s/
Name:
Title:

SCHEDULE I TO SECOND AMENDED
AND RESTATED BASE INDENTURE

DEFINITIONS LIST

“Accrued Amounts” means, with respect to any Series of Notes (or any class of such Series of Notes), on any date of determination, the sum of (i) accrued and unpaid interest on the Notes of such Series of Notes (or the applicable class thereof) as of such date, plus any Swap Payments payable by CRCF with respect to such Series of Notes and (ii) the product of (A) the sum of all other accrued and unpaid Trustee fees and other fees and expenses and indemnity amounts, if any, payable by CRCF under the Indenture and/or the Related Documents on such date, and (B) a fraction, the numerator of which is the Invested Amount of such Series of Notes (or the applicable class thereof) on such date and the denominator of which is the Aggregate Invested Amount of all Series of Notes on such date.

“Accumulation Period” means, with respect to any Series of Notes, the period, if any, specified in the applicable Supplement.

“Additional Lease Collateral” is defined (i) for purposes of the AESOP I Operating Lease Loan Agreement in Section 7.1(iii) thereof and (ii) for purposes of the AESOP II Loan Agreement, in Section 7.1(iii) thereof.

“Administration Agreement” means the Second Amended and Restated Administration Agreement, dated as of the Restatement Effective Date, by and among CCRG, as Administrator, AESOP Leasing, AESOP Leasing II, CRCF, ARAC, BRAC and the Trustee, as amended, modified or supplemented from time to time in accordance with its terms.

“Administrator” means CCRG, in its capacity as administrator under the Administration Agreement, or any successor Administrator thereunder.

“Administrator Default” means any of the events described in Section 13(c) of the Administration Agreement.

“AESOP I Finance Lease Loan Agreement” means the Amended and Restated Loan Agreement, dated as of the Restatement Effective Date, between CRCF, as lender thereunder, and AESOP Leasing, as the borrower thereunder, relating to the financing of Vehicles to be leased under the Finance Lease, as amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.

“AESOP I Finance Lease Loan Agreement Borrowing Base” means, on any date of determination, the sum of the AESOP I Finance Lease Loan Agreement Program Vehicle Borrowing Base and the AESOP I Finance Lease Loan Agreement Non-Program Vehicle Borrowing Base on such date.

“AESOP I Finance Lease Loan Agreement Non-Program Vehicle Borrowing Base” means, on any date of determination, without duplication, an amount equal to (i) the Capitalized Cost of new Non-Program Vehicles being leased under the Finance Lease on such date and the Net Book Value of all Non-Program Vehicles (other than new Vehicles) leased under the Finance Lease that are Eligible Vehicles on such date, plus (ii) all amounts receivable, as of such date, by a Lessee, AESOP Leasing or the Intermediary from any person or entity in connection with the auction, sale or other disposition of Non-Program Vehicles leased under the Finance Lease that were at the time of disposition Eligible Vehicles, plus (iii) all accrued and unpaid amounts pursuant to clause (b) of the definition of Monthly Base Rent and all accrued and unpaid Supplemental Rent, in each case, with respect to Non-Program Vehicles leased under the Finance Lease (other than amounts specified in clause (ii) above), minus (iv) the Finance Lease Non-Program Vehicle Ineligible Asset Amount, if any.

“AESOP I Finance Lease Loan Agreement Program Vehicle Borrowing Base” means, on any date of determination, without duplication, an amount equal to (i) the Capitalized Cost of new Program Vehicles being leased under the Finance Lease on such date and the Net Book Value of all Program Vehicles (other than new Vehicles) leased under the Finance Lease that are Eligible Vehicles on such date, plus (ii) all amounts receivable, as of such date, by a Lessee, AESOP Leasing or the Intermediary from Manufacturers under and in accordance with their respective Eligible Manufacturer Programs with respect to Program Vehicles leased under the Finance Lease that were at the time of disposition Eligible Vehicles, plus (iii) all amounts (other than amounts specified in clause (ii) above) receivable, as of such date, by a Lessee or AESOP Leasing from any person or entity in connection with the auction, sale or other disposition of Program Vehicles leased under the Finance Lease that were at the time of disposition Eligible Vehicles, plus (iv) all accrued and unpaid amounts pursuant to clause (b) of the definition of Monthly Base Rent and all accrued and unpaid Supplemental Rent, in each case, with respect to Program Vehicles leased under the Finance Lease (other than amounts specified in clauses (ii) and (iii) above), minus (v) the Finance Lease Program Vehicle Ineligible Asset Amount, if any.

“AESOP I Finance Lease Loan Collateral” means all the property and rights on or in which a Lien is granted to the Lender to secure all or any of the Liabilities under the AESOP I Finance Lease Loan Agreement pursuant to Section 7.1(a) of the AESOP I Finance Lease Loan Agreement, or under any other instruments, agreements or documents provided for in the AESOP I Finance Lease Loan Agreement or delivered or to be delivered thereunder or in connection therewith.

“AESOP I Finance Lease Loan Event of Default” means any of the events described in Section 12.1 of the AESOP I Finance Lease Loan Agreement.

“AESOP I Loan Agreements” means the AESOP I Operating Lease Loan Agreement and the AESOP I Finance Lease Loan Agreement.

“AESOP I Loan Collateral” means the AESOP I Operating Lease Loan Collateral and the AESOP I Finance Lease Loan Collateral.

“AESOP I Loan Event of Default” means an AESOP I Operating Lease Loan Event of Default or an AESOP I Finance Lease Loan Event of Default.

“AESOP I Operating Lease” means the Second Amended and Restated Master Motor Vehicle Operating Lease Agreement, dated as of the Restatement Effective Date, between AESOP Leasing, as the lessor thereunder, and CCRG, as the lessee thereunder and as Administrator, as amended, modified or supplemented from time to time in accordance with its terms.

“AESOP I Operating Lease Commencement Date” is defined in Section 3.2 of the AESOP I Operating Lease.

“AESOP I Operating Lease Event of Default” is defined in Section 18.1 of the AESOP I Operating Lease.

“AESOP I Operating Lease Expiration Date” is defined in Section 3.2 of the AESOP I Operating Lease.

“AESOP I Operating Lease Loan Agreement” means the Second Amended and Restated Loan Agreement, dated as of the Restatement Effective Date, among CRCF, as lender thereunder, AESOP Leasing, as the borrower thereunder, and PVHC and Quartx, each as a Permitted Nominee of AESOP Leasing, relating to the financing of Vehicles to be leased under the AESOP I Operating Lease, as amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.

“AESOP I Operating Lease Loan Agreement Borrowing Base” means, on any date of determination, the sum of the AESOP I Operating Lease Loan Agreement Program Vehicle Borrowing Base and the AESOP I Operating Lease Loan Agreement Non-Program Vehicle Borrowing Base on such date.

“AESOP I Operating Lease Loan Agreement Non-Program Vehicle Borrowing Base” means, on any date of determination, without duplication, an amount equal to (i) the Capitalized Cost of new Non-Program Vehicles being leased under the AESOP I Operating Lease on such date and the Net Book Value of all Non-Program Vehicles (other than new Vehicles) leased under the AESOP I Operating Lease that are Eligible Vehicles on such date, plus (ii) all amounts receivable, as of such date, by AESOP Leasing or the Intermediary from any person or entity in connection with the auction, sale or other disposition of Non-Program Vehicles leased under the AESOP I Operating Lease that were at the time of disposition Eligible Vehicles, plus (iii) all accrued and unpaid amounts pursuant to clause (b) of the definition of Monthly Base Rent and all accrued and unpaid Supplemental Rent, in each case, with respect to Non-Program Vehicles leased under the AESOP I Operating Lease (other than amounts specified in clause (ii) above), minus (iv) the AESOP I Operating Lease Non-Program Vehicle Ineligible Asset Amount, if any.

“AESOP I Operating Lease Loan Agreement Program Vehicle Borrowing Base” means, on any date of determination, without duplication, an amount equal to (i) the Capitalized Cost of new Program Vehicles being leased under the AESOP I Operating Lease on such date and the Net Book Value of all Program Vehicles (other than new Vehicles) leased under the AESOP I Operating Lease that are Eligible Vehicles on such date, plus (ii) all amounts receivable, as of such date, by AESOP Leasing or the Intermediary from Manufacturers under and in accordance with their respective Eligible Manufacturer Programs with respect to Program Vehicles leased under the AESOP I Operating Lease that were at the time of disposition Eligible Vehicles, plus (iii) all amounts (other than amounts specified in clause (ii)) receivable, as of such date, by AESOP Leasing or the Intermediary from any person or entity in connection with the auction, sale or other disposition of Program Vehicles leased under the AESOP I Operating Lease that were at the time of disposition Eligible Vehicles, plus (iv) all accrued and unpaid amounts pursuant to clause (b) of the definition of Monthly Base Rent and all accrued and unpaid Supplemental Rent, in each case, with respect to Program Vehicles leased under the AESOP I Operating Lease (other than amounts specified in clauses (ii) and (iii) above), minus (v) the AESOP I Operating Lease Program Vehicle Ineligible Asset Amount, if any.

“AESOP I Operating Lease Loan Collateral” means all the property and rights on or in which a Lien is granted to the Lender to secure all or any of the Liabilities under the AESOP I Operating Lease Loan Agreement pursuant to Section 7.1(a) of the AESOP I Operating Lease Loan Agreement, or under any other instruments, agreements or documents provided for in the AESOP I Operating Lease Loan Agreement or delivered or to be delivered thereunder or in connection therewith; other than any such property released from such lien pursuant to Section 7.3 of the AESOP I Operating Lease Loan Agreement.

“AESOP I Operating Lease Loan Event of Default” means any of the events described in Section 12.1 of the AESOP I Operating Lease Loan Agreement.

“AESOP I Operating Lease Non-Program Vehicle Ineligible Asset Amount” means, as of any date of determination, an amount equal to, without duplication, (a) the aggregate of all amounts specified in clause (ii) of the definition of “AESOP I Operating Lease Loan Agreement Non-Program Vehicle Borrowing Base” which are unpaid more than thirty (30) days past the applicable disposition date, plus (b) the aggregate of all amounts specified in clause (iii) of the definition of “AESOP I Operating Lease Loan Agreement Non-Program Vehicle Borrowing Base” which are past due as of such date.

“AESOP I Operating Lease Program Vehicle Ineligible Asset Amount” means, as of any date of determination, an amount equal to, without duplication, (a) the aggregate of all amounts receivable as of such date by AESOP Leasing or the Intermediary under and in accordance with a Manufacturer Program with respect to Program Vehicles that were leased under the AESOP I Operating Lease from a Manufacturer with respect to which a Manufacturer Event of Default has occurred, plus (b) the aggregate of all amounts receivable as of such date by AESOP Leasing or the Intermediary under and in accordance with a Manufacturer Program with respect to Program Vehicles that were leased under the AESOP I Operating Lease from a Manufacturer which amounts are unpaid more than ninety (90) days past the applicable Turnback Date, plus (c) the aggregate of all amounts specified in clause (iii) of the definition of “AESOP I Operating Lease Loan Agreement Program Vehicle Borrowing Base” which are unpaid more than thirty (30) days past the applicable disposition date, plus (d) the aggregate of all amounts specified in clause (iv)

of the definition of “AESOP I Operating Lease Loan Agreement Program Vehicle Borrowing Base” which are past due as of such date.

“AESOP I Operating Lease Vehicle Deficiency” means, on any date of determination, the amount by which the aggregate Required AESOP I Operating Lease Vehicle Amounts with respect to all Series of Notes exceeds the AESOP I Operating Lease Loan Agreement Borrowing Base on such date.

“AESOP I Operating Lease Vehicle Percentage” means, with respect to any Series of Notes, the percentage specified in the applicable Supplement.

“AESOP I Segregated Account” is defined in Section 7.8 of each of the AESOP I Operating Lease Loan Agreement and the AESOP I Finance Lease Loan Agreement.

“AESOP II Ineligible Asset Amount” means, as of any date of determination, an amount equal to, without duplication, (a) the aggregate of all amounts receivable as of such date by AESOP Leasing II under and in accordance with a Manufacturer Program with respect to Program Vehicles leased under the AESOP II Operating Lease from a Manufacturer with respect to which a Manufacturer Event of Default has occurred, plus (b) the aggregate of all amounts receivable as of such date by AESOP Leasing II under and in accordance with a Manufacturer Program with respect to Program Vehicles leased under the AESOP II Operating Lease from a Manufacturer which amounts are unpaid more than ninety (90) days past the applicable Turnback Date, plus (c) the aggregate of all amounts specified in clause (iii) of the definition of “AESOP II Loan Agreement Borrowing Base” which are unpaid more than thirty (30) days past the applicable disposition date, plus (d) the aggregate of all amounts specified in clause (iv) of the definition of “AESOP II Loan Agreement Borrowing Base” which are past due as of such date.

“AESOP II Loan Agreement” means the Amended and Restated Loan Agreement, dated as of the Restatement Effective Date, among CRCF, as lender thereunder, AESOP Leasing II, as the borrower thereunder, and Original AESOP, as Permitted Nominee of AESOP Leasing II, as amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.

“AESOP II Loan Agreement Borrowing Base” means, on any date of determination, without duplication, an amount equal to (i) the Capitalized Cost of new Program Vehicles leased under the AESOP II Operating Lease on such date and the Net Book Value of Program Vehicles (other than new Vehicles) leased under the AESOP II Operating Lease on such date, plus (ii) all amounts receivable, as of such date, by AESOP Leasing II from Manufacturers under and in accordance with their respective Eligible Manufacturer Programs with respect to Program Vehicles leased under the AESOP II Operating Lease, plus (iii) all amounts (other than amounts specified in clause (ii) above) receivable, as of such date, by AESOP Leasing II from any person or entity in connection with the auction, sale or other disposition of Program Vehicles leased under the AESOP II Operating Lease, plus (iv) all accrued and unpaid amounts pursuant to clause (b) of the definition of Monthly Base Rent and all accrued and unpaid Supplemental Rent, in each case, under the AESOP II Operating Lease (other than amounts specified in clauses (ii) and (iii) above), minus (v) the AESOP II Ineligible Asset Amount, if any.

“AESOP II Loan Collateral” means all property and rights on or in which a Lien is granted to the Lender to secure all or any of the Liabilities under the AESOP II Loan Agreement pursuant to Section 7.1(a) of the AESOP II Loan Agreement, or under any other instruments, agreements or documents provided for in the AESOP II Loan Agreement or delivered or to be delivered thereunder or in connection therewith.

“AESOP II Loan Event of Default” means any of the events described in Section 12.1 of the AESOP II Loan Agreement.

“AESOP II Management Agreement” means the Management Agreement, dated as of July 30, 1997, between the Managing Agent and AESOP Leasing II, as amended, modified or supplemented from time to time in accordance with its terms.

“AESOP II Management Fee” is defined in Section 2 of the AESOP II Management Agreement.

“AESOP II Operating Lease” means the Amended and Restated Master Motor Vehicle Operating Lease Agreement, dated as of the Restatement Effective Date, between AESOP Leasing II, as the lessor thereunder, CCRG, individually as the lessee and as Administrator, as amended, modified or supplemented from time to time in accordance with its terms.

“AESOP II Operating Lease Commencement Date” is defined in Section 3.2 of the AESOP II Operating Lease.

“AESOP II Operating Lease Event of Default” is defined in Section 18.1 of the AESOP II Operating Lease.

“AESOP II Operating Lease Expiration Date” is defined in Section 3.2 of the AESOP II Operating Lease.

“AESOP II Segregated Account” is defined in Section 7.8 of the AESOP II Loan Agreement.

“AESOP Leasing” means AESOP Leasing L.P., a Delaware limited partnership, and its permitted successors.

“AESOP Leasing Limited Partnership Agreement” means the Limited Partnership Agreement of AESOP Leasing, dated as of July 21, 1997, between Original AESOP, as general partner, and AESOP Leasing, as limited partner, as amended, modified or supplemented from time to time in accordance with its terms.

“AESOP Leasing II” means AESOP Leasing Corp. II, a Delaware corporation, and its permitted successors.

“Affiliate” means, with respect to any specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and “controlled” and “controlling” have meanings correlative to the foregoing. For purposes of the Loan Agreements, the Lender shall not be considered to be an Affiliate of either AESOP Leasing or AESOP Leasing II.

“Agent” means any Registrar or Paying Agent.

“Aggregate Asset Amount” means, as of any date of determination, an amount equal to (a) the aggregate Loan Principal Amount of Loans outstanding under the Loan Agreements on such date plus (b) cash and Permitted Investments on deposit in the Collection Account on such date minus (c) any Aggregate Asset Amount Decline.

“Aggregate Asset Amount Decline” means the aggregate amount of all Monthly Loan Principal Amount payments then or previously due but not paid with respect to the Loans under all the Loan Agreements.

“Aggregate Asset Amount Deficiency” means, with respect to any date of determination, the amount, if any, by which the Required Aggregate Asset Amount on such date exceeds the Aggregate Asset Amount on such date.

“Aggregate Invested Amount” means the sum of the Invested Amounts with respect to all Series of Notes then outstanding.

“Amortization Commencement Date” means, with respect to a Series of Notes, the date on which an Amortization Event for such Series is deemed to have occurred pursuant to Section 9.1 of the Base Indenture.

“Amortization Event” is defined, with respect to each Series of Notes, in Section 9.1 of the Base Indenture.

“Amortization Period” means, with respect to any Series of Notes, the period following the Revolving Period (as defined in any related Supplement) which shall be the Accumulation Period, the Controlled Amortization Period, or the Rapid Amortization Period, each as defined in the related Supplement.

“Annual Noteholders’ Tax Statement” is defined in Section 6.4(b) of the Base Indenture.

“Approved Lockbox Account” means a lockbox account that is: (i) maintained with a Qualified Institution, (ii) established and maintained pursuant to an agreement that is approved in writing by the Trustee and each Enhancement Provider and (iii) pledged to the Trustee and over which no other Person has rights of withdrawal.

“ARAC” means Avis Rent A Car System, Inc., a Delaware corporation, and its permitted successors.

“AGH” means Avis Group Holdings, Inc., a Delaware corporation.

“Assets” means any interest of any kind in any assets or property of any kind (including, without limitation, any security interest in Vehicles), tangible or intangible, real, personal or mixed, now owned or hereafter acquired by CRCF, AESOP Leasing, AESOP Leasing II or such other Person as the context may require.

“Assignment Agreement” means the agreement with respect to each Manufacturer and its Manufacturer Program, entered into or to be entered into among CRCF, CCRG, ARAC, BRAC, AESOP Leasing, AESOP Leasing II and the Trustee and acknowledged by such Manufacturer, assigning to the Trustee certain of AESOP Leasing’s, AESOP Leasing II’s, CCRG’s, ARAC’s and BRAC’s right, title and interest in and to such Manufacturer’s Manufacturer Program as it relates to Vehicles purchased from such Manufacturer.

“Authorized Officer” means (a) as to Original AESOP, PVHC, Quartx and AESOP Leasing II, any of the President, any Vice President, the Secretary or any Assistant Secretary, (b) as to AESOP Leasing, any of the President, any Vice President, the Secretary or any Assistant Secretary of Original AESOP, (c) as to CRCF, any Manager, President, Vice President, Secretary or Assistant Secretary and (d) as to CCRG or any Lessee, those officers, employees and agents of CCRG or such Lessee whose signatures and incumbency shall have been certified in such certificates as may be delivered by CCRG or such Lessee to AESOP Leasing or AESOP Leasing II, as the case may be, from time to time as duly authorized to execute and deliver the applicable Leases and any instruments, certificates, notices and other documents in connection herewith on behalf of CCRG or such Lessee and to take, from time to time, all other actions on behalf of CCRG or such Lessee in connection therewith.

“Average Daily Loan Balance” means, for any Loan Interest Period, (i) with respect to Loans made under the AESOP I Operating Lease Loan Agreement, the average daily outstanding Loan Principal Amount of all such Loans at any time during such Loan Interest Period, (ii) with respect to Loans made under the AESOP I Finance Lease Loan Agreement, the average daily outstanding Loan Principal Amount of all such Loans at any time during such Loan Interest Period and (iii) with respect to Loans made under the AESOP II Loan Agreement, the average daily outstanding Loan Principal Amount of all such Loans at any time during such Loan Interest Period.

“Bankruptcy Code” means The Bankruptcy Reform Act of 1978, as amended from time to time, and as codified as 11 U.S.C. Section 101 et seq.

“Base Indenture” means the Second Amended and Restated Base Indenture, dated as of the Restatement Effective Date, between CRCF and the Trustee, as amended, modified or supplemented from time to time in accordance with its terms, exclusive of Supplements creating a new Series of Notes.

“Board of Directors” means the Board of Directors of AESOP Leasing II, Original AESOP, PVHC, Quartx, the Finance Lease Guarantor or any Lessee, as applicable, or any authorized committee of the Board of Directors.

“BONY” means The Bank of New York, a New York banking corporation.

“Book-Entry Notes” means beneficial interests in the Notes, ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency as described in Section 2.16 of the Base Indenture; provided that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Notes are issued to the Note Owners, such Definitive Notes shall replace Book-Entry Notes.

“Borrower” means (i) AESOP Leasing, in its capacity as the borrower under each of the AESOP I Loan Agreements, and (ii) AESOP Leasing II, in its capacity as the borrower under the AESOP II Loan Agreement.

“Borrowing Date” means the date a Loan is made to a Borrower under the Loan Agreement to which such Borrower is a party.

“BRAC” means Budget Rent A Car System, Inc., a Delaware corporation, and its permitted successors.

“Business Day” means any day other than a Saturday, Sunday or other day on which banks are authorized or required by law to be closed in New York City, New York, or Chicago, Illinois.

“Capitalized Cost” means, with respect to each Vehicle purchased by the Intermediary, AESOP Leasing, AESOP Leasing II, CCRG, ARAC or BRAC, as the case may be, directly from a dealer (including any Vehicle for delivery to AESOP Leasing, AESOP Leasing II, ARAC, BRAC or CCRG pursuant to the Master Exchange Agreement), the price paid for such Vehicle by the Intermediary, AESOP Leasing, AESOP Leasing II, CCRG, ARAC or BRAC, as applicable, to the dealer selling such Vehicle, including dealer profit and delivery charges but excluding taxes and any registration or titling fees.

“Carrying Charges” means, as of any day, an amount equal to, without duplication, (i) the aggregate of all Trustee fees and other costs, fees and expenses and indemnity amounts, if any, payable by the Lender under the Indenture or the Related Documents which have accrued since the then most recent Payment Date, plus (ii) the Monthly Administration Fee payable by the Lender under the Administration Agreement on the next succeeding Payment Date plus (iii) without duplication, all other operating expenses of CRCF (including, without limitation, the CRCF Management Fee and all costs, fees, expenses and other amounts payable by CRCF to any Enhancement Provider) (other than amounts payable by AESOP Leasing pursuant to Section 13.4 or 13.5 of the AESOP I Loan Agreements and by AESOP Leasing II pursuant to Section 13.4 or 13.5 of the AESOP II Loan Agreement) which have accrued since the then most recent Payment Date.

“Carryover Controlled Amortization Amount” means, with respect to each Series of Notes, the amount specified as such in the related Supplement.

“Cash Collateral Account” is defined, with respect to any Series, in the related Supplement.

“Casualty” means, with respect to any Vehicle, that (i) such vehicle is destroyed, seized or otherwise rendered permanently unfit or unavailable for use and is not tendered to and accepted for repurchase by the applicable Manufacturer within ninety (90) days following the occurrence thereof, (ii) such Vehicle is lost or stolen and is not recovered, tendered to and accepted for repurchase by the applicable Manufacturer within one hundred eighty (180) days following the occurrence thereof, (iii) the return of such Vehicle (if a Program Vehicle) to the applicable Manufacturer during the applicable Repurchase Period cannot be, or is not, effected for any reason (provided that such Vehicle will not be deemed a Casualty if the Lessee of such Vehicle redesignates it as a Non-Program Vehicle pursuant to Section 2.7 of the AESOP I Operating Lease or the Finance Lease) or (iv) the applicable Manufacturer did not accept such Vehicle (if a Program Vehicle) for repurchase for any reason unless the Lessee of such Vehicle reasonably believes such Manufacturer will accept such Vehicle for repurchase upon a subsequent return (provided that such Vehicle will not be deemed a Casualty if the Lessee of such Vehicle redesignates it as a Non-Program Vehicle pursuant to Section 2.7 of the AESOP I Operating Lease or the Finance Lease).

“CCRG” means Cendant Car Rental Group, Inc., a Delaware corporation and its permitted successors.

“CCRG Securities Account Control Agreement” means the Securities Account Control Agreement, dated as of July 30, 1997, between CRCF and The Bank of New York as successor to the corporate trust administration of Harris Trust and Savings Bank, as Trustee and as Securities Intermediary, relating to the Termination Services Reserve Account, as amended, modified or supplemented from time to time in accordance with its terms.

“Cede” means Cede & Co., a nominee of DTC.

“Certificate of Title” means, with respect to each Vehicle, the certificate of title applicable to such Vehicle duly issued in accordance with the certificate of title act or statute of the jurisdiction applicable to such Vehicle.

“Chairman of the Managers” is defined in Section 1.1 of the CRCF Limited Liability Company Agreement.

“Chrysler” means DaimlerChrysler Motors Company LLC, a Delaware limited liability company, and its successors.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act or any successor provision thereto or Euroclear or Clearstream. The initial Clearing Agencies shall be DTC, Euroclear and Clearstream.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Clearstream” means Clearstream Banking, société anonyme.

“Closing Date” means the Restatement Effective Date or any Series Closing Date.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any successor statute of similar import, in each case as in effect from time to time. References to sections of the Code also refer to any successor sections.

“Collateral” is defined in Section 3.1 of the Base Indenture.

“Collection Account” is defined in Section 5.1 of the Base Indenture.

“Collections” means (i) all payments by or on behalf of the Borrowers under the Loan Agreements, (ii) all payments on the Collateral, including payments made by or on behalf of any Manufacturer or auction dealer, under the related Manufacturer Program with respect to Vehicles, (iii) all payments by or on behalf of any other Person as proceeds from the sale of Vehicles or payments of insurance proceeds and warranty payments which the Borrowers are required to deposit into the Collection Account, whether such payments are in the form of cash, checks, wire transfers or other forms of payment and whether in respect of principal, interest, repurchase price, fees, expenses or otherwise, (iv) all payments by the Intermediary to the Trustee of funds transferred from a Joint Collection Account pursuant to the Master Exchange Agreement in accordance with the terms thereof, (v) all payments made to the Collection Account from a Joint Disbursement Account or the Exchange Account pursuant to the terms of the Escrow Agreement, (vi) all payments by or on behalf of CCRG under the Vehicle Title and Lienholder Nominee Agreements with respect to Vehicles and (vii) all amounts earned on Permitted Investments of funds in the Collection Account. To the extent so specified in a Supplement, Collections also shall include all proceeds from the sale of the Notes issued under such Supplement.

“Company Order” and “Company Request” means a written order or request signed in the name of CRCF by any one of its Authorized Officers and delivered to the Trustee.

“Computer Services Agreement” means the Computer Services Agreement, dated as of July 30, 1997, by and between AGH and WizCom International, Ltd., as amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.

“Condition Report” means a condition report with respect to a Program Vehicle, signed and dated by the applicable Lessee and a Manufacturer or its agent in accordance with the applicable Manufacturer Program.

“Consolidated Subsidiary” means, at any time, any Subsidiary or other entity the accounts of which would be consolidated with those of CCRG, ARAC or BRAC in its consolidated financial statements as of such time.

“Contingent Obligation”, as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (a) with respect to any indebtedness, lease, dividend, letter of credit or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof or (b) under any letter of credit issued for the account of that Person or for which that Person is otherwise liable for reimbursement thereof. Contingent Obligations shall include (a) the direct or indirect guarantee, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another and (b) any liability of such Person for the obligations of another through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (ii) to maintain the solvency of any balance sheet item, level of income or financial condition of another or (iii) to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, if in the case of any agreement described under subclause (i) or (ii) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

“Contractual Obligation” means, with respect to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Controlled Amortization Period” means, with respect to any Series of Notes, the period specified in the applicable Supplement.

“Controlled Distribution Amount” means, with respect to any Series or Class of Notes, the amount (or amounts) specified in any applicable Supplement.

“Controlled Group” means, with respect to any Person, such Person, whether or not incorporated, and any corporation, trade or business that is, along with such Person, a member of a controlled group of corporations or a controlled group of trades or businesses as described in Sections 414(b) and (c), respectively, of the Code.

“Corporate Trust Office” means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of the Base Indenture is located at 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602, Attention: Indenture Trust Administration, or at any other time at such other address as the Trustee may designate from time to time by notice to the Noteholders and CRCF.

“CRCF” means Cendant Rental Car Funding (AESOP) LLC, formerly known as AESOP Funding II L.L.C., a Delaware limited liability company.

“CRCF Agreements” means the CRCF Limited Liability Company Agreement, the Loan Agreements, the Loan Notes, the Assignment Agreements, the Indenture, the Administration Agreement, the Termination Services Agreement, the CRCF Account Control Agreements, any Swap Agreement, any Enhancement Agreement and any other agreements to which CRCF is a party from time to time.

“CRCF Limited Liability Company Agreement” means the Limited Liability Company Agreement of CRCF, dated as of July 21, 1997, between AESOP Leasing and Original AESOP, as amended, modified or supplemented from time to time in accordance with its terms.

“CRCF Management Agreement” means the Management Agreement, dated as of July 30, 1997, between the Managing Agent and CRCF.

“CRCF Management Fee” is defined in Section 2 of the CRCF Management Agreement.

“CRCF Obligations” means all principal and interest, at any time and from time to time, owing by CRCF on the Notes, and all costs, fees and expenses payable by, or obligations of, CRCF under the Indenture and/or the Related Documents.

“CRCF Securities Account Control Agreement” means the Securities Account Control Agreement, dated as of July 30, 1997, between CRCF and The Bank of New York, as successor in interest to the corporate trust administration of Harris Trust and Savings Bank, as Trustee and as Securities Intermediary, relating to the Collection Account, as amended, modified or supplemented from time to time in accordance with its terms.

“Daily Report” is defined in Section 4.1(a) of the Base Indenture.

“Default Amount” means, with respect to (i) any Guaranteed Depreciation Program, zero, (ii) Nissan’s or Nissan Hawaii’s Manufacturer Program, $10 million, (iii) Mazda’s Manufacturer Program, $10 million and (iv) any other Manufacturer’s Manufacturer Program, $25 million.

“Defaulting Manufacturer” is defined (i) for purposes of the AESOP I Operating Lease in Section 19 thereof, (ii) for purposes of the AESOP II Operating Lease in Section 19 thereof and (iii) for purposes of the Finance Lease in Section 19 thereof.

“Definitions List” means this Definitions List, as amended or modified from time to time.

“Definitive Notes” is defined in Section 2.16(e) of the Base Indenture.

“Deposited Funds” means all funds on deposit in the Collection Account.

“Depreciation Charge” means, with respect to (a) any Program Vehicle subject to the GM Repurchase Program, the rate determined by dividing (x) 100% minus the repurchase price percentage specified in respect of such Vehicle pursuant to the terms of the GM Repurchase Program for the Designated Period applicable to such Vehicle by (y) the number of days in such Designated Period (or, if such Vehicle is held past the Designated Period set forth in the Loan Request relating to the Loan in respect of such Vehicle, the applicable depreciation charge set forth in the GM Repurchase Program for such Vehicle calculated on a daily basis), (b) any Program Vehicle subject to an Eligible Manufacturer Program other than the GM Repurchase Program (but including any other Eligible Manufacturer Program provided by GM), the applicable depreciation charge set forth in the related Manufacturer Program for such Vehicle with respect to such Vehicle calculated on a daily basis and (c) any Non-Program Vehicle, the scheduled daily depreciation charge for such Vehicle set forth by AESOP Leasing in the Depreciation Schedule for such Vehicle. If such charge is expressed as a percentage, the daily Depreciation Charge for such Vehicle shall be such percentage multiplied by the Capitalized Cost for such Vehicle calculated on a daily basis. For Vehicles not held for a full month in the month of acquisition, the Depreciation Charges shall be prorated by multi-

plying the applicable depreciation amount by a fraction, the numerator of which is the number of days from the date depreciation related to such Vehicle begins to the first day of the next month and the denominator of which is the number of days in such month. For the month in which a Program Vehicle is turned back to the applicable Manufacturer, the Depreciation Charge shall be prorated by multiplying the applicable depreciation amount by a fraction, the numerator of which is the number of days from the first day of such month to the Turnback Date for such Vehicle and the denominator of which is the number of days in such month. In the event a Vehicle is sold (other than pursuant to the Manufacturer Program of a Manufacturer), the Depreciation Charge shall be prorated by multiplying the applicable depreciation amount by a fraction, the numerator of which is the number of days from the first day of such month to the date proceeds from the sale of such Vehicle were deposited in the Collection Account and the denominator of which is the number of days in such month.

“Depreciation Schedule” means the initial schedule of estimated daily depreciation prepared by AESOP Leasing based on a depreciation rate of 1.67% per calendar month with respect to each type of Non-Program Vehicle that is an Eligible Vehicle, as revised from time to time by AESOP Leasing; provided, however, that the effectiveness of any such revision shall be subject to satisfaction of the Rating Agency Consent Condition.

“Designated Period” shall mean, with respect to any Program Vehicle subject to GM’s Repurchase Program, the period designated by AESOP Leasing or AESOP Leasing II, as the case may be, in the applicable Loan Request relating to the Loan used to finance such Vehicle as the period of time for which AESOP Leasing or AESOP Leasing II, as applicable, expects such Vehicle to be subject to the related Loan.

“Determination Date” means the date five days prior to each Distribution Date.

“Disposition Proceeds” means the net proceeds (other than the portion of the Repurchase Price (i) payable by the Manufacturer pursuant to an Eligible Manufacturer Program or (ii) with respect to Non-Program Vehicles, payable by the applicable Lessee pursuant to the relevant Lease) from the sale or disposition of a Vehicle to any Person, whether at an auction or otherwise.

“Distribution Account” means, with respect to any Series of Notes, an account established as such pursuant to the related Supplement.

“Distribution Date” means, unless otherwise specified in any Supplement for the related Series of Notes, the twentieth day of each calendar month, or, if such day is not a Business Day, the next succeeding Business Day.

“Dollar” and the symbol “$” mean the lawful currency of the United States.

“DTC” means The Depository Trust Company.

“Early Termination Payments” is defined (i) for purposes of the AESOP I Operating Lease in Section 13.4 thereof, (ii) for purposes of the AESOP II Operating Lease in Section 13.4 thereof and (iii) for purposes of the Finance Lease in Section 13.4 thereof.

“Eligible Manufacturer Program” means, at any time, a Manufacturer Program that is in full force and effect with an Eligible Program Manufacturer (i) pursuant to which the repurchase price or guaranteed auction sale price is at least equal to (a) with respect to the GM Repurchase Program, a specified percentage of the Capitalized Cost of each Vehicle, such percentage being determined for each Vehicle based upon the model year of such Vehicle and the calendar month in which such Vehicle is returned to the Manufacturer, minus Excess Mileage Charges, minus Excess Damage Charges, or (b) with respect to any Manufacturer Program other than the GM Repurchase Program (but including any other Eligible Manufacturer Program provided by GM), the Capitalized Cost of each Vehicle, minus all Depreciation Charges accrued with respect to such Vehicle prior to the date that the Vehicle is submitted for repurchase, minus Excess Mileage Charges, minus Excess Damage Charges, (ii) that cannot be amended or terminated with respect to any Vehicle after the purchase of that Vehicle, and (iii) the assignment of the benefits of which to CRCF and to the Trustee for the benefit of the Secured Parties has been acknowledged in writing by the related Manufacturer pursuant to an Assignment Agreement; provided that (a) with respect to any new Manufacturer Program (including a new model year Manufacturer Program of an Eligible Program Manufacturer and a Manufacturer Program of a new Eligible Program Manufacturer) that is proposed for consideration after the date hereof as an Eligible Manufacturer Program, prior to such new Manufacturer Program constituting an “Eligible Manufacturer Program” hereunder, the Rating Agencies have been given 30 days’ notice (or such shorter period of time as shall be acceptable to the Rating Agencies) of a draft of such new Manufacturer Program as it then exists at the time of such notice (and shall be provided a final copy of such Manufacturer Program promptly upon its being available) and the inclusion of such new Manufacturer Program as an “Eligible Manufacturer Program” hereunder shall be conditioned on satisfaction of the Rating Agency Consent Condition, and (b) with respect to any change (other than as specified in clause (a) above) in the terms of any existing Eligible Manufacturer Program, prior to such Manufacturer Program constituting an “Eligible Manufacturer Program hereunder, the Rating Agencies shall have been notified of such change and such change shall be conditioned on satisfaction of the Rating Agency Consent Condition; provided, further, that in either case described in clause (a) or (b) above, if such new Manufacturer Program or such change in the terms of an existing Manufacturer Program would have a material adverse effect on the interests of the Secured Parties, prior to any such Manufacturer Program constituting an “Eligible Manufacturer Program”, CRCF shall have obtained the written consent of the Trustee thereto.

“Eligible Non-Program Manufacturer” means each Eligible Program Manufacturer, Subaru, Mitsubishi, Kia, Hyundai, Isuzu, Suzuki and any other Manufacturer that (i) has been approved by the Rating Agencies or has been reviewed by the Rating Agencies and the Rating Agencies have indicated that the inclusion of such Manufacturer as an Eligible Non-Program Manufacturer will not adversely affect the current rating of any Series of Notes and (ii) has been approved by each Enhancement Provider.

“Eligible Program Manufacturer” means GM, Chrysler, Ford, Mazda, Nissan, Nissan Hawaii, Toyota and any other Manufacturer that (i) has been approved by the Rating Agencies or has been reviewed by the Rating Agencies and the Rating Agencies have indicated that the inclusion of such Manufacturer as an Eligible Program Manufacturer will not adversely affect the current rating of any Series of Notes and (ii) has been approved by each Enhancement Provider; provided, however, that upon the occurrence of a Manufacturer Event of Default with respect to any such Eligible Program Manufacturer, such Manufacturer shall no longer qualify as an Eligible Program Manufacturer and provided, further, that if so specified in the applicable Supplement for a Series of Notes, a Manufacturer may be considered an Eligible Program

Manufacturer only with respect to a portion of the Vehicles acquired from such Manufacturer that are eligible under its Manufacturer Program.

“Eligible Vehicle” means an automobile or light truck that (i) either is a Program Vehicle (other than a light truck manufactured by Chrysler that is subject to a nine-month or longer minimum hold period under the Guaranteed Depreciation Program with Chrysler) or a Non-Program Vehicle manufactured by an Eligible Non-Program Manufacturer or other Manufacturer, in each case at the time of leasing under the relevant Lease, (ii) is owned by AESOP Leasing, AESOP Leasing II, CCRG, ARAC or BRAC, as applicable, free and clear of all Liens other than Permitted Liens, and (iii) with respect to which the Trustee is noted as the first lienholder on the Certificate of Title (other than with respect to Certificates of Title for (i) the Franchisee Vehicles (which Certificates of Title will show the nominee lienholder under the related Franchisee Nominee Agreement as the first lienholder) and (ii) Vehicles located in the states of Ohio, Oklahoma and Nebraska) therefor, or the Certificate of Title has been submitted to the appropriate state authorities for such notation (other than with respect to Certificates of Title for Vehicles located in the states of Ohio, Oklahoma and Nebraska).

“Enhancement” means, with respect to any Series of Notes, the rights and benefits provided to the Noteholders of such Series of Notes pursuant to any letter of credit, surety bond, cash collateral account, overcollateralization, issuance of subordinated Notes, spread account, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, interest rate swap or any other similar arrangement.

“Enhancement Agreement” means any contract, agreement, instrument or document governing the terms of any Enhancement or pursuant to which any Enhancement is issued or outstanding.

“Enhancement Agreement Event of Default” means with respect to any Series of Notes any event of default under any Enhancement Agreement specified in the related Supplement.

“Enhancement Amount” is defined, with respect to any Series of Notes, in the related Supplement.

“Enhancement Deficiency” is defined, with respect to any Series of Notes, in the related Supplement.

“Enhancement Percentage” means, with respect to any Series of Notes or class of Notes, the percentage, if any, specified in the applicable Supplement.

“Enhancement Provider” means the Person providing any Enhancement as designated in the applicable Supplement, other than (x) any Noteholders the Notes of which are subordinated to any Series of Notes and (y) solely for the purposes of determining from which parties consent is required for any action to be taken with respect to the Related Documents, any provider of a letter of credit unless the related Supplement expressly provides that such provider is an Enhancement Provider for the purpose of the Base Indenture.

“Enhancement Provider Account” is defined, with respect to any Series of Notes, in the related Supplement.

“Enhancement Provider’s Office” is defined, with respect to any Series of Notes, in the related Supplement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

“Escrow Agreement” means the Escrow Agreement, dated as of the Restatement Effective Date, among AESOP Exchange Corporation, J.P. Morgan Trust Company, N.A., JPMorgan Chase Bank, AESOP Leasing, ARAC, BRAC, and CCRG, as amended, modified or supplemented from time to time in accordance with its terms.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear System.

“Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if:

(a)     a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or any substantial part of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

(b)     such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors; or

(c)     the board of directors or other similar governing body of such Person (if such Person is a corporation or similar entity) shall vote to implement any of the actions set forth in clause (b) above.

“Event of Default” means any occurrence of an event of default pursuant to the relevant agreement.

“Excess Damage Charges” means, with respect to any Program Vehicle, the amount charged to AESOP Leasing, AESOP Leasing II, ARAC, BRAC or CCRG, as the case may be, or deducted from the Repurchase Price, by the Manufacturer of such Vehicle due to damage over a prescribed limit and, if applicable, damage not subject to a prescribed limit and missing equipment, in each case with respect to such Vehicle at the time that such Vehicle is turned in to such Manufacturer or its agent for repurchase pursuant to the applicable Manufacturer Program.

“Excess Mileage Charges” means, with respect to any Program Vehicle, the amount charged to AESOP Leasing, AESOP Leasing II, ARAC, BRAC or CCRG, as the case may be, or deducted from the Repurchase Price, by the Manufacturer of such Vehicle due to the fact that such Vehicle has mileage over a prescribed limit at the time that such Vehicle is turned in to such Manufacturer or its agent for repurchase pursuant to the applicable Manufacturer Program.

“Exchange Accounts” is defined in Section 1.1 of the Escrow Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agreement Termination Event” means the termination of the Master Exchange Agreement in accordance with its terms.

“Exchange Date” is defined in Section 2.9(c)(iii) of the Base Indenture.

“Exchange Period” is defined in Section 1.1 of the Master Exchange Agreement.

“Excluded Payments” means, with respect to each Lease, as applicable, any payments due from the respective Lessee or, as applicable, the Finance Lease Guarantor, to the Lessor in respect of (i) the portion of Monthly Base Rent allocable to dividends accrued on the outstanding Preferred Stock of AESOP Leasing II (including any applicable tax gross-up), determined in accordance with the certificates of designation relating to such Preferred Stock, (ii) amounts due and payable pursuant to Section 16.2 of the Leases as such amounts relate to claims, demands, liabilities, and related costs and expenses arising under Section 16.1.2 of the Leases, (iii) amounts due and payable pursuant to Section 16.2 of the Leases (other than the amounts described in clause (ii) above) to the Lessor’s stockholders, officers and directors (with respect to the Lessor’s officers and directors, only to the extent such officer or director is not an Affiliate of the related Lessee or, as applicable, the Finance Lease Guarantor, or (iv) amounts due and payable pursuant to Section 4.2 of the AESOP I Operating Lease in respect of Special Service Charges.

“Expected Final Distribution Date” means, with respect to any applicable Series of Notes, the date stated in the related Supplement as the date on which such Series of Notes is expected to be paid in full.

“Finance Lease” means the Amended and Restated Master Motor Vehicle Finance Lease Agreement, dated as of the Restatement Effective Date, among AESOP Leasing, as the lessor thereunder, ARAC and BRAC, each as a lessee thereunder, and CCRG, as a lessee, Administrator and Finance Lease Guarantor thereunder, as amended, modified or supplemented from time to time in accordance with its terms.

“Finance Lease Commencement Date” is defined in Section 3.2 of the Finance Lease.

“Finance Lease Event of Default” is defined in Section 18.1 of the Finance Lease.

“Finance Lease Expiration Date” is defined in Section 3.2 of the Finance Lease.

“Finance Lease Guaranty” is defined in Section 26.1 of the Finance Lease.

“Finance Lease Guarantor” is defined in the preamble to the Finance Lease.

“Finance Lease Non-Program Vehicle Ineligible Asset Amount” means, as of any date of determination, an amount equal to the sum, without duplication, of (a) the aggregate of all amounts specified in clause (ii) of the definition of “AESOP I Finance Lease Loan Agreement Non-Program Vehicle Borrowing Base” which are unpaid more than thirty (30) days past the applicable disposition date, plus (b) the aggregate of all amounts specified in clause (iii) of the definition of “AESOP I Finance Lease Loan Agreement Non-Program Vehicle Borrowing Base” which are past due as of such date.

“Finance Lease Program Vehicle Ineligible Asset Amount” means, as of any date of determination, an amount (without duplication) equal to (a) the aggregate of all amounts receivable as of such date by CCRG, ARAC, BRAC, AESOP Leasing or the Intermediary under and in accordance with a Manufacturer Program with respect to Program Vehicles leased under the Finance Lease from a Manufacturer with respect to which a Manufacturer Event of Default has occurred, plus (b) the aggregate of all amounts receivable as of such date by CCRG, AESOP Leasing or the Intermediary under and in accordance with a Manufacturer Program with respect to Program Vehicles leased under the Finance Lease from a Manufacturer which amounts are unpaid more than ninety (90) days past the applicable Turnback Date, plus (c) the aggregate of all amounts specified in clause (iii) of the definition of “AESOP I Finance Lease Loan Agreement Program Vehicle Borrowing Base” which are unpaid more than thirty (30) days past the applicable disposition date, plus (d) the aggregate of all amounts specified in clause (iv) of the definition of “AESOP I Finance Lease Loan Agreement Program Vehicle Borrowing Base” which are past due as of such date.

“Financed Vehicle” means a Vehicle subject to the Finance Lease.

“Financed Vehicle Amount” means, as of any date of determination, the aggregate Net Book Value of all Financed Vehicles on such day.

“Financial Officer” means, with respect to any corporation, the chief financial officer, vice-president-finance, principal accounting officer, controller or treasurer of such corporation.

“Financing Provider” is defined in Section 2.3(b)(ii) of the Base Indenture.

“Ford” means Ford Motor Company, a Delaware corporation, and its successors.

“Franchisee Nominee Agreement” means, with respect to any Franchisee Vehicle, a Vehicle Title and Lienholder Nominee Agreement substantially in the form of the PVHC/BONY Nominee Agreement (with such differences as are necessary to reflect the identities of the nominees), dated on or prior to the date of the inclusion of such Franchisee Vehicle under the Finance Lease, among CCRG, ARAC and/or BRAC, AESOP Leasing, the holder of record title to such Franchisee Vehicle, the lienholder shown on the Certificate of Title with respect to such Franchisee Vehicle and the Trustee, pursuant to which, among other things, (i) AESOP Leasing shall appoint the holder of record title to such Franchisee Vehicle as its nominee titleholder and the Trustee shall appoint the lienholder shown on the Certificate of Title with respect to such Franchisee Vehicle as its nominee lienholder, (ii) CCRG shall indemnify AESOP Leasing and its permitted assignees (including the Trustee) for any losses that occur as a consequence of any claim made on such Franchisee Vehicle by a creditor or purchaser from the entity that owned such Vehicle prior to the acquisition thereof by CCRG, ARAC or BRAC, as applicable, as a result of such entity’s prior ownership of such Vehicle or as a result of the notation of the lien on the Certificates of Title with respect to such Vehicle not being in the Trustee’s name and (iii) the holder of record title to such Franchisee Vehicle and the lienholder shown on the Certificate of Title with respect to such Franchisee Vehicle shall each covenant and agree that, prior to the date which is one year and one day after the payment in full of the latest maturing Note, it will not institute against, or join with any other Person in instituting, against CRCF, AESOP Leasing, AESOP Leasing II, Original AESOP, PVHC, Quartx or any other Permitted Nominee under any Franchisee Nominee Agreement, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings.

“Franchisee Vehicle” means any Eligible Vehicle (which need not be a new Vehicle) acquired by CCRG, ARAC or BRAC from any Person on or within six (6) months after the closing date of a transaction in which CCRG, ARAC or BRAC acquires such Person or substantially all of the assets of such Person; provided that such Person shall have been a franchisee of Avis Car Rental Group, Inc. (formerly known as Cendant Car Rental, Inc.), CCRG, ARAC or BRAC and Wizard Co., Inc. immediately prior to such acquisition.

“Franchisee Vehicle Leasing Condition” means, with respect to any Franchisee Vehicle, the delivery to AESOP Leasing, CRCF and the Trustee on or prior to the date of inclusion of such Franchisee Vehicle under the Finance Lease of the following items:

(1)     an executed copy of a Franchisee Nominee Agreement with respect to such Franchisee Vehicle;

(2)     a written search report from a Person satisfactory to AESOP Leasing, CRCF and the Trustee listing all effective financing statements that name the holder of record title to such Franchisee Vehicle as debtor or assignor, and that are filed in the jurisdictions in which filings were made pursuant to clause (3) below, together with copies of such financing statements, and tax and judgment lien search reports from a Person satisfactory to AESOP Leasing, CRCF and the Trustee showing no evidence of liens filed against such holder of record title to such Franchisee Vehicle that purport to affect such Franchisee Vehicle;

(3)     a purchase agreement, pledge agreement or similar agreement, pursuant to which such holder of record title to such Franchisee Vehicle will grant a security interest in its right, title and interest in and to such Vehicle to AESOP Leasing, CRCF and the Trustee;

(4)     an opinion of counsel stating that such Franchisee Nominee Agreement and the agreement referred to in clause (3) above are legal, valid and binding agreements of such holder of record title to such Franchisee Vehicle, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity;

(5)     evidence of the filing of proper financing statements on Form UCC-1 naming such holder of record title to such Franchisee Vehicle, as debtor, and AESOP Leasing as secured party covering such Franchisee Vehicle;

(6)     evidence of the filing of proper financing statements on Form UCC-1 naming such holder of record title to such Franchisee Vehicle, as debtor, and the Trustee as secured party covering such Franchisee Vehicle; and

(7)     any additional documentation that AESOP Leasing, CRCF or the Trustee may reasonably require.

“GAAP” means the generally accepted accounting principles in the United States promulgated or adopted by the Financial Accounting Standards Board and its predecessors and successors from time to time.

“Global Note” means a Restricted Global Note, a Temporary Global Note or a Permanent Global Note, as the case may be.

“GM” means General Motors Corporation, a Delaware corporation, and its successors.

“GM Repurchase Program” means the General Motors Corporation Passenger and Light Duty Truck Repurchase Program for Daily Rental Operations, as amended or replaced from time to time, and pursuant to which the repurchase price is calculated based upon a specified percentage of the Capitalized Cost of a Vehicle and the month during which the Turnback Date for such Vehicle occurred as set forth in such program.

“Governmental Authority” means any Federal, state, local or foreign court or governmental department, commission, board, bureau, agency, authority, instrumentality or regulatory body.

“Guaranteed Depreciation Program” means a guaranteed depreciation program pursuant to which a Manufacturer has agreed with AESOP Leasing, AESOP Leasing II, ARAC, BRAC or CCRG, as the case may be, to (a) cause Vehicles manufactured by it or one of its Affiliates that are turned back during the specified Repurchase Period to be sold by an auction dealer, (b) cause the proceeds of any such sale to be paid to AESOP Leasing, AESOP Leasing II, ARAC, BRAC or CCRG, as the case may be, by such auction dealer within seven days of such sale and (c) pay to AESOP Leasing, AESOP Leasing II, ARAC, BRAC or CCRG, as the case may be, the excess, if any, of the guaranteed payment amount with respect to any such Vehicle calculated as of the Turnback Date in accordance with the provisions of such guaranteed depreciation program over the amount paid to AESOP Leasing, AESOP Leasing II, ARAC, BRAC or CCRG, as the case may be, by an auction dealer pursuant to clause (b) above.

“Guaranteed Lessees” is defined in Section 26.1 of the Finance Lease.

“Guaranteed Obligations” is defined in Section 26.1 of the Finance Lease.

“Hyundai” means Hyundai Motor America, a California corporation and its assigns.

“Identification Period” is defined in Section 1.1 of the Master Exchange Agreement.

“Indebtedness”, as applied to any Person, means, without duplication, (a) all indebtedness for borrowed money, (b) that portion of obligations with respect to any lease of any property (whether real, personal or mixed) that is properly classified as a liability on a balance sheet in conformity with GAAP, (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (d) any obligation owed for all or any part of the deferred purchase price for property or services, which purchase price is (i) due more than six months from the date of the incurrence of the obligation in respect thereof or (ii) evidenced by a note or similar written instrument, (e) all indebtedness secured by any Lien on any property or asset owned by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, and (f) all Contingent Obligations of such Person in respect of any of the foregoing.

“Indemnified Liabilities” is defined (i) for purposes of the AESOP I Operating Lease Loan Agreement in Section 13.5 thereof, (ii) for purposes of the AESOP I Finance Lease Loan Agreement in Section 13.5 thereof and (iii) for purposes of the AESOP II Loan Agreement in Section 13.5 thereof.

“Indemnified Persons” is defined (i) for purposes of the AESOP I Operating Lease in Section 16.1 thereof, (ii) for purposes of the AESOP II Operating Lease in Section 16.1 thereof and (iii) for purposes of the Finance Lease in Section 16.1 thereof.

“Indenture” means the Base Indenture, together with all Supplements, as the same may be amended, modified or supplemented from time to time.

“Independent Director” means,

(a)     with respect to AESOP Leasing II, an individual who is not, and, except for having previously acted as an independent director or manager of another limited purpose, bankruptcy remote subsidiary of Cendant Corporation, never was,

(i)     a stockholder, member, partner, director, officer, employee, affiliate, associate, customer, supplier, creditor or independent contractor of, or any person that has received any benefit (excluding, however, any compensation received by an Independent Director in such person’s capacity as an independent director or manager of another special purpose subsidiary of Cendant Corporation) in any form whatever from, or any person that has provided any service (excluding, however, any service provided by a director in such person’s capacity as an independent director or manager of another special purpose subsidiary of Cendant Corporation) in any form whatever to, AESOP Leasing II, AGH, CRCF, CCRG, ARAC, BRAC, AESOP Leasing, Original AESOP, Original CRCF or any of their affiliates or associates, or

(ii)     any person owning beneficially, directly or indirectly, any outstanding shares of common stock, any limited liability company interests or any partnership interests, as applicable, of AESOP Leasing II, AGH, CRCF, CCRG, ARAC, BRAC, AESOP Leasing, Original AESOP, Original CRCF or any of their affiliates, or a stockholder, member, partner, director, officer, employee, affiliate, associate, customer, supplier, creditor or independent contractor of, or any person that has received any benefit (excluding, however, any compensation received by an independent director or manager of another special purpose subsidiary of Cendant Corporation) in any form whatever from, or any person that has provided any service (excluding, however, any service provided by a director in such person’s capacity as an independent director or manager of another special purpose subsidiary of Cendant Corporation) in any form whatever to, such beneficial owner or any of such beneficial owner’s affiliates or associates, or

(iii)     a member of the immediate family of any person described above;

(b)     with respect to Original AESOP, and individual who is not, and, except for having previously acted as an independent director or manager of another limited purpose, bankruptcy remote subsidiary of Cendant Corporation,

(i)     a stockholder, member, partner, director, officer, employee, affiliate, associate, customer, supplier, creditor or independent contractor of, or any person that has received any benefit (excluding, however, any compensation received by a director in such person’s capacity as an independent director or manager of another special purpose subsidiary of Cendant Corporation) in any form whatever from, or any person that has provided any service (excluding, however, any service provided by a director in such person’s capacity as an independent director or manager of another special purpose subsidiary of Cendant Corporation) in any form whatever to, Original AESOP, AGH, CRCF, CCRG, ARAC, BRAC, AESOP Leasing, AESOP Leasing II, Original CRCF or any of their affiliates or associates, or

(ii)     any person owning beneficially, directly or indirectly, any outstanding shares of common stock, any limited liability company interests or any partnership interests, as applicable, of Original AESOP, AGH, CRCF, CCRG, ARAC, BRAC, AESOP Leasing, AESOP Leasing II, Original CRCF or any of their affiliates, or a stockholder, member, partner, director, officer, employee, affiliate, associate, customer, supplier, creditor or independent contractor of, or any person that has received any benefit (excluding, however, any compensation received by an independent director or manager of another special purpose subsidiary of Cendant Corporation) in any form whatever from, or any person that has provided any service (excluding, however, any service provided by a director in such person’s capacity as an independent director or manager of another special purpose subsidiary of Cendant Corporation) in any form whatever to, such beneficial owner or any of such beneficial owner’s affiliates or associates, or

(iii)     a member of the immediate family of any person described above.

“Independent Manager” is defined in Section 1.1 of the CRCF Limited Liability Company Agreement.

“Ineligible Vehicle” means a Vehicle that is not an Eligible Vehicle.

“Initial Closing Date” means July 30, 1997.

“Initial Invested Amount” means, with respect to any Series of Notes, the aggregate initial principal amount specified in the applicable Supplement.

“Interest Collections” means on any date of determination, all Collections which, pursuant to the Loan Agreements, represent payments of Loan Interest and Supplemental Interest plus any amounts earned on Permitted Investments in the Collection Account which are available for distribution on such date.

“Interest Period” means, with respect to any Series of Notes, the period specified in the related Supplement.

“Intermediary” means the Person acting in the capacity of Qualified Intermediary pursuant to the Master Exchange Agreement, which initially shall be AESOP Exchange Corporation, a Delaware corporation.

“Invested Amount” means, with respect to each Series of Notes, the amount specified in the applicable Supplement.

“Invested Percentage” means, with respect to any Series of Notes, the percentage specified in the applicable Supplement.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Issuer” means CRCF, as issuer of the Notes, unless a successor replaces it and, thereafter, means the successor.

“Isuzu” means American Isuzu Motors Inc., a California corporation, and its successors.

“Joint Collection Accounts” is defined in Section 1.1 of the Master Exchange Agreement.

“Joint Disbursement Account” is defined in Section 1.1 of the Master Exchange Agreement.

“Kia” means Kia Motors America, Inc., a California corporation, and its successors.

“Lease Event of Default” means an AESOP I Operating Lease Event of Default, an AESOP II Operating Lease Event of Default or a Finance Lease Event of Default.

“Lease Guide” means the Black Book Official Finance/Lease Guide.

“Lease Payment Deficit” with respect to a Series shall be defined in the Supplement for such Series.

“Lease” means either of the Operating Leases or the Finance Lease.

“Lease’s Share” means, with respect to each Lease on any date of determination, a fraction expressed as a percentage, the numerator of which is equal to the Net Book Value of Vehicles subject to such Lease and the denominator of which is equal to the sum of the Net Book Value of all Vehicles subject to the Leases, each as of such date of determination; provided, however, that on any date of determination on which the Net Book Value of Vehicles subject to each Lease is zero, the Lease’s Share with respect to (i) the AESOP I Operating Lease shall be 67.5%, (ii) the Finance Lease shall be 10% and (iii) the AESOP II Operating Lease shall be 22.5%.

“Lender” means CRCF, in its capacity as lender under the Loan Agreements.

“Lender Party” is defined (i) for purposes of the AESOP I Operating Lease Loan Agreement in Section 13.5 thereof, (ii) for purposes of the AESOP I Finance Lease Loan Agreement in Section 13.5 thereof and (iii) for purposes of the AESOP II Loan Agreement in Section 13.5 thereof.

“Lender’s Carrying Cost Interest Rate” means for any Loan Interest Period an interest rate equal to the percentage equivalent of a fraction, (i) the numerator of which is equal to (A) the amount of interest accrued during such Loan Interest Period with respect to all Series of Notes, plus (B) the sum of any Swap Payments payable by CRCF on the next succeeding Payment Date, minus (C) the sum of any Swap Payments payable to CRCF on the next succeeding Payment Date, minus (D) any accrued earnings on Permitted Investments in the Collection Account which are available for distribution on the last Business Day of such Loan Interest Period, and (ii) the denominator of which is equal to the Average Daily Loan Balance for all Loans under the Loan Agreements with respect to such Loan Interest Period; provided, however, that the Lender’s Carrying Cost Interest Rate after the occurrence of an Event of Bankruptcy with respect to CCRG or any other Lessee shall equal an interest rate equal to (x) with respect to the AESOP I Operating Lease Loan Agreement, the percentage equivalent of a fraction, (I) the numerator of which is equal to the product of (A) the sum specified in clause (i) above and (B) a fraction, the numerator of which is the AESOP I Operating Lease Loan Agreement Borrowing Base and the denominator of which is the sum of the AESOP I Operating Lease Loan Agreement Borrowing Base, the AESOP I Finance Lease Loan Agreement Borrowing Base and the AESOP II Loan Agreement Borrowing Base, each determined as of the first day of such Loan Interest Period, and (II) the denominator of which is equal to the Average Daily Loan Balance for all Loans under the AESOP I Operating Lease Loan Agreement with respect to such Loan Interest Period and (y) with respect to the AESOP I Finance Lease Loan Agreement and the AESOP II Loan Agreement, the percentage equivalent of a fraction, (I) the numerator of which is equal to the product of (A) the sum specified in clause (i) above and (B) a fraction, the numerator of which is the sum of the AESOP I Finance Lease Loan Agreement Borrowing Base and the AESOP II Loan Agreement Borrowing Base and the denominator of which is the sum of the AESOP I Operating Lease Loan Agreement Borrowing Base, the AESOP I Finance Lease Loan Agreement Borrowing Base and the AESOP II Loan Agreement Borrowing Base, each determined as of the first day of such Loan Interest Period, and (II) the denominator of which is equal to the Average Daily Loan Balance for all Loans under the AESOP I Finance Lease Loan Agreement and the AESOP II Loan Agreement with respect to such Loan Interest Period.

“Lessee” means, as applicable, (i) CCRG, in its capacity as the lessee under the AESOP I Operating Lease, (ii) CCRG, in its capacity as the lessee under the AESOP II Operating Lease and (iii) each of ARAC, BRAC and CCRG, in its capacity as a lessee under the Finance Lease.

“Lessee Agreements” is defined (i) for purposes of the AESOP I Operating Lease in Section 2(b) thereof, (ii) for purposes of the AESOP II Operating Lease in Section 2(b) thereof and (iii) for purposes of the Finance Lease in Section 2(b) thereof.

“Lessee’s Share” means, with respect to each Lessee under the Finance Lease on any date of determination, a fraction expressed as a percentage, the numerator of which is equal to the Net Book Value of all Vehicles leased by such Lessee under the Finance Lease and the denominator of which is equal to the sum of the Net Book Value of all Vehicles leased under the Finance Lease, each as of such date of determination.

“Lessor” means (i) AESOP Leasing, in its capacity as the lessor under each of the AESOP I Operating Lease and the Finance Lease, and (ii) AESOP Leasing II, in its capacity as the lessor under the AESOP II Operating Lease.

“Liabilities” means (i) with respect to the AESOP I Operating Lease Loan Agreement, all obligations to the Lender of AESOP Leasing arising under or in connection with the AESOP I Operating Lease Loan Agreement or the related Loan Note, in each case howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, or now or hereafter existing, or due or to become due including, without limitation, Loan Interest accruing after the filing of a bankruptcy petition whether or not allowed as a claim, (ii) with respect to the AESOP I Finance Lease Loan Agreement, all obligations to the Lender of AESOP Leasing arising under or in connection with the AESOP I Finance Lease Loan Agreement or the related Loan Note, in each case howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, or now or hereafter existing, or due or to become due including, without limitation, Loan Interest accruing after the filing of a bankruptcy petition whether or not allowed as a claim and (iii) with respect to the AESOP II Loan Agreement, all obligations to the Lender of AESOP Leasing II arising under or in connection with the AESOP II Loan Agreement or the related Loan Note, in each case howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, or now or hereafter existing, or due or to become due including, without limitation, Loan Interest accruing after the filing of a bankruptcy petition whether or not allowed as a claim.

“Licensing Agreement” means the Master Licensing Agreement, dated as of July 30, 1997, among Avis Car Rental Group, Inc. (formerly known as Cendant Car Rental, Inc. and HFS Car Rental, Inc.), ARAC and Wizard Co., Inc., as amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.

“Lien” means, when used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person which secures payment or performance of any obligation, and shall include any mortgage, lien, pledge, encumbrance, charge, retained security title of a conditional vendor or lessor, or other security interest of any kind, whether arising under a security agreement, mortgage, lease, deed of trust, chattel mortgage, assignment, pledge, retention or security title, financing or similar statement, or notice or arising as a matter of law, judicial process or otherwise.

“Limited Liquidation Event of Default” means, with respect to any Series of Notes, any event specified as such in the related Supplement.

“Liquidation Event of Default” means, so long as such event or condition continues, any of the following: (a) any event or condition with respect to CRCF, AESOP Leasing, AESOP Leasing II, Original AESOP, PVHC, Quartx, CCRG or any other Lessee of the type described in Section 9.1(d) of the Base Indenture, (b) a payment default by CRCF under the Base Indenture as specified in Sections 9.1(a) and (b) of the Base Indenture, (c) an event specified in Section 9. 1(e)(i), (k), (l) or (m) of the Base Indenture, (d) a payment default by CCRG or any Lessee under any Enhancement Agreement, as specified therein, (e) a payment default by the Lessee under Section 18.1.1 of the AESOP I Operating Lease, (f) a payment default by the Lessee under Section 18.1.1 of the AESOP II Operating Lease, (g) a payment default by any Lessee under Section 18.1.1 of the Finance Lease or (h) an Event of Bankruptcy with respect to any Permitted Sublessee or the Intermediary.

“LKE Programs” is defined in the recitals to the Master Exchange Agreement.

“Loan” is defined (i) for purposes of the AESOP I Operating Lease Loan Agreement in Section 2.1 thereof, (ii) for purposes of the AESOP I Finance Lease Loan Agreement in Section 2.1 thereof and (iii) for purposes of the AESOP II Loan Agreement in Section 2.1 thereof.

“Loan Agreements” means the AESOP I Loan Agreements and the AESOP II Loan Agreement.

“Loan Agreement’s Share” means, with respect to each Loan Agreement on any date of determination, a fraction expressed as a percentage, the numerator of which is equal to the Loan Principal Amount of Loans outstanding under such Loan Agreement and the denominator of which is equal to the sum of the Loan Principal Amounts of all Loans outstanding under the Loan Agreements, each as of such date of determination; provided, however, that on any date of determination on which the Loan Principal Amount of Loans outstanding under each Loan Agreement is zero, the Loan Agreement’s Share with respect to each Loan Agreement shall equal the Lease’s Share with respect to the Related Lease as of such date.

“Loan Collateral” means the AESOP I Loan Collateral and the AESOP II Loan Collateral.

“Loan Commitment” is defined (i) for purposes of the AESOP I Operating Lease Loan Agreement in Section 2.1 thereof, (ii) for purposes of the AESOP I Finance Lease Loan Agreement in Section 2.1 thereof and (iii) for purposes of the AESOP II Loan Agreement in Section 2.1 thereof.

“Loan Commitment Termination Date” means the date on which all Notes shall have been paid in full and the Base Indenture shall have terminated pursuant to Section 11.1 thereof.

“Loan Event of Default” means an AESOP I Loan Event of Default or an AESOP II Loan Event of Default.

“Loan Interest” is defined (i) with respect to Loans made under the AESOP I Operating Lease Loan Agreement, in Section 4.1 thereof, (ii) with respect to Loans made under the AESOP I Finance Lease Loan Agreement, in Section 4.1 thereof and (iii) with respect to Loans made under the AESOP II Loan Agreement, in Section 4.1 thereof.

“Loan Interest Period” means, with respect to any Distribution Date, the period from and including the preceding Distribution Date to but excluding the current Distribution Date, provided, however, that the final Loan Interest Period shall end on the date following the Loan Commitment Termination Date on which all Loans under the Loan Agreements shall have been paid in full.

“Loan Note” is defined (i) with respect to Loans made under the AESOP I Operating Lease Loan Agreement, in Section 3.1 thereof, (ii) with respect to Loans made under the AESOP I Finance Lease Loan Agreement, in Section 3.1 thereof and (iii) with respect to Loans made under the AESOP II Loan Agreement, in Section 3.1 thereof.

“Loan Payment Allocation Percentage” means, (i) with respect to the AESOP I Operating Lease Loan Agreement on any date of determination, a fraction expressed as a percentage (which percentage shall never exceed 100%), the numerator of which is equal to the Loan Principal Amount of Loans outstanding under the AESOP I Operating Lease Loan Agreement and the denominator of which is equal to the AESOP I Operating Lease Loan Agreement Borrowing Base, each as of such date of determination, (ii) with respect to the AESOP I Finance Lease Loan Agreement on any date of determination, a fraction expressed as a percentage (which percentage shall never exceed 100%), the numerator of which is equal to the Loan Principal Amount of Loans outstanding under the AESOP I Finance Lease Loan Agreement and the denominator of which is equal to AESOP I Finance Lease Loan Agreement Borrowing Base, each as of such date of determination, and (iii) with respect to the AESOP II Loan Agreement, 100%.

“Loan Principal Amount” means, as of any date, (i) with respect to Loans made under the AESOP I Operating Lease Loan Agreement, the aggregate principal amount outstanding of such Loans, (ii) with respect to Loans made under the AESOP I Finance Lease Loan Agreement, the aggregate principal amount outstanding of such Loans and (iii) with respect to Loans made under the AESOP II Loan Agreement, the aggregate principal amount outstanding of such Loans.

“Loan Request” means a loan request, substantially in the form of Exhibit B-1 to any Loan Agreement, executed by an Authorized Officer of the relevant Borrower.

“Loan Request Response” means a loan request response, substantially in the form of Exhibit B-2 to each Loan Agreement, executed by an Authorized Officer of the Lender.

“Lockbox Agreement” means each agreement establishing or governing an Approved Lockbox Account.

“Luxembourg Agent” is defined in Section 2.4(c) of the Base Indenture.

“Manager” is defined in Section 1.1 of the CRCF Limited Liability Company Agreement.

“Managing Agent” means Lord Securities Corporation, a Delaware corporation.

“Mandatorily Redeemable Obligations” means, as applied to a Person, an obligation of such Person to the extent that it is redeemable, payable or required to be purchased or otherwise retired or extinguished (a) at a fixed or determinable date, whether by operation of a sinking fund or otherwise, (b) at the option of any Person other than such Person or (c) upon the occurrence of a condition not solely within the control of such Person, such as a redemption required to be made out of future earnings.

“Manufacturer” means a manufacturer, or authorized distributor of such manufacturer, of passenger automobiles and/or light trucks.

“Manufacturer Event of Default” means, with respect to any Manufacturer, (i) the failure by such Manufacturer (or in the case of a Guaranteed Depreciation Program, the failure by such Manufacturer or any related auction dealers) to pay any amount due under such Manufacturer’s Manufacturer Program with respect to a Vehicle turned in to such Manufacturer (including any Relinquished Vehicle); provided, however, that (a)(I) in the case of an Eligible Manufacturer Program, such failure continues for more than ninety (90) days following the Turnback Date for such Vehicle or (II) in the case of any other Manufacturer Program, such failure continues for more than thirty (30) days following the Turnback Date for such Vehicle and (b) in the case of an Eligible Manufacturer Program only, the aggregate of any such amounts not paid (each, a “Past Due Amount”) are equal to or in excess of the lesser of the Default Amount with respect to such Manufacturer Program and the then-outstanding aggregate amount of repurchase obligations of the Manufacturer under such Manufacturer Program, in each case net of Past Due Amounts that are the subject of a good faith dispute as evidenced by a writing by AESOP Leasing, AESOP Leasing II, ARAC, BRAC or CCRG, as applicable, or the Manufacturer questioning the accuracy of amounts paid or payable in respect of certain Vehicles tendered for repurchase under a Manufacturer Program (as distinguished from any dispute relating to the repudiation by such Manufacturer generally of its obligations under such Manufacturer Program or the assertion by such Manufacturer of the invalidity or unenforceability as against it of such Manufacturer Program); (ii) the occurrence of an Event of Bankruptcy with respect to such Manufacturer; or (iii) the termination of such Manufacturer’s Manufacturer Program or the failure of an Eligible Program Manufacturer’s Manufacturer Program to meet the requirements of an Eligible Manufacturer Program.

“Manufacturer Program” means any Repurchase Program or Guaranteed Depreciation Program.

“Market Value” means, with respect to any Vehicle as of any date of determination, the market value of such Vehicle as specified in the Related Month’s published NADA Guide for the model class and model year of such Vehicle based on the average equipment and the average mileage of each vehicle of such model class and model year; provided, that if the NADA Guide is being published but such Vehicle is not included therein, the Market Value shall mean the Capitalized Cost of such Vehicle less depreciation charges equal to 1.67% per month of the Capitalized Cost of such Vehicle since the date of such Vehicle’s purchase; provided, further, that if the NADA Guide was not published in the Related Month, the Market Value of such Vehicle shall be based on an independent third-party data source approved by each Rating Agency that is rating any Series of Notes at the request of CRCF or CCRG based on the average equipment and average mileage of each Vehicle of such model class and model year or based upon such other methodology approved by each such Rating Agency.

“Market Value Average” means, as of any day, the percentage equivalent of a fraction, the numerator of which is the average of the Non-Program Fleet Market Value as of the preceding Determination Date and the two Determination Dates precedent thereto and the denominator of which is the average of the aggregate Net Book Value of Non-Program Vehicles leased under the AESOP I Operating Lease and the Finance Lease as of the preceding Determination Date and the two Determination Dates precedent thereto.

“Master Exchange Agreement” means the Master Exchange Agreement, dated as of the Restatement Effective Date, among the Intermediary, AESOP Leasing, CCRG, ARAC and BRAC, as amended, modified or supplemented from time to time in accordance with its terms.

“Material Adverse Effect” means, with respect to any occurrence, event or condition:

(i)     a materially adverse effect on the financial condition, prospects, business, assets or operations of CCRG and its Consolidated Subsidiaries; or

(ii)     a materially adverse effect on the ability of (a) CCRG, any other Lessee, AESOP Leasing, AESOP Leasing II, Original AESOP, PVHC or Quartx to perform its obligations under any of the Related Documents or (b) the Lender to perform its obligations under any of the Related Documents; or

(iii)     an adverse effect on (a) the enforceability of any Related Document or (b) on the priority or perfection of the Lender’s or the Trustee’s Lien on any Loan Collateral or the Collateral.

“Maximum Financed Vehicle Amount” means, as of any Determination Date or Payment Date, the lowest Maximum Financed Vehicle Amount specified in any Supplement under which Notes are Outstanding as of such date.

“Maximum Invested Amount” means, with respect to each Series of Notes, the amount, if any, specified in the applicable Supplement.

“Maximum Manufacturer Amount” means, as of any Determination Date or Payment Date, with respect to a particular Manufacturer or group of Manufacturers, the lowest Maximum Manufacturer Amount specified in any Supplement under which Notes are Outstanding as of such date.

“Maximum Non-Eligible Manufacturer Amount” means, as of any Determination Date or Payment Date, the lowest Maximum Non-Eligible Manufacturer Amount specified in any Supplement under which Notes are Outstanding as of such date.

“Maximum Non-Program Vehicle Amount” means, as of any Determination Date or Payment Date, the lowest Maximum Non-Program Vehicle Amount specified in any Supplement under which Notes are Outstanding as of such date.

“Maximum Specified States Amount” means, as of any Determination Date or Payment Date, the lowest Maximum Specified States Amount specified in any Supplement under which Notes are Outstanding as of such date.

“Maximum Term” is defined (i) for purposes of the AESOP I Operating Lease in Section 3.1 thereof, (ii) for purposes of the AESOP II Operating Lease in Section 3.1 thereof and (iii) for purposes of the Finance Lease in Section 3.1 thereof.

“Mazda” means, collectively, Mazda Motor Corporation, a Japanese corporation, and Mazda Motor of America, Inc., a California corporation, and their respective successors.

“Measurement Month” with respect to any date, means collectively, each of the three periods most closely preceding such date, each of which periods shall consist of one calendar month or the smallest number of consecutive calendar months, in which (a) at least 250 Non-Program Vehicles were sold at auction or otherwise or (b) at least one-twelfth of the aggregate Net Book Value of the Non-Program Vehicles leased under the AESOP I Operating Lease and the Finance Lease as of the last day of each such period were sold at auction or otherwise; provided, however, that no calendar month included in a Measurement Month shall be included in any other Measurement Month; and, further provided, that Redesignated Program Vehicles shall be excluded for purposes of the foregoing determination.

“Measurement Month Average” means, with respect to any Measurement Month, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Disposition Proceeds of all Non-Program Vehicles sold at auction or otherwise during such Measurement Month (excluding any Redesignated Program Vehicles) and the denominator of which is the aggregate Net Book Value of such Vehicles on the dates of their respective sales.

“Minimum Term” is defined (i) for purposes of the AESOP I Operating Lease in Section 3.1 thereof, (ii) for purposes of the AESOP II Operating Lease in Section 3.1 thereof and (iii) for purposes of the Finance Lease in Section 3.1 thereof.

“Mitsubishi” means Mitsubishi Motors North America, Inc., a California corporation, and its successors.

“Monthly Administration Fee” means, with respect to each Payment Date, one-twelfth of the product of (i) in the case of the Monthly Administration Fee payable by AESOP Leasing in respect of Vehicles subject to the AESOP I Operating Lease and the Finance Lease, 0.40% and the Net Book Value of such Vehicles as of the first day of the applicable Related Month; (ii) in the case of the Monthly Administration Fee payable by AESOP Leasing II in respect of Vehicles subject to the AESOP II Operating Lease, 0.40% and the Net Book Value of such Vehicles as of the first day of the applicable Related Month; and (iii) in the case of the Monthly Administration Fee payable by CRCF, 0.10% and the Net Book Value of all Vehicles leased under the Leases as of the first day of the applicable Related Month; provided, however, that if an Amortization Event with respect to any Series of Notes shall have occurred and be continuing, the Monthly

Administration Fee for each Payment Date will equal the greater of (A) the product of (x) $20.00 and (y) the number of Vehicles subject to the Leases as of the first day of the applicable Related Month, and (B) the sum of the amounts described in the clauses (i), (ii) and (iii) of this definition; and provided, further, that if the Monthly Administration Fee is determined as provided in clause (A), such Monthly Administration Fee shall be payable by AESOP Leasing, AESOP Leasing II and CRCF in the same relative proportions that would have been payable had such Monthly Administration Fee been determined as provided in clauses (i), (ii) and (iii) of this definition.

“Monthly Base Rent” means, with respect to each Lease on a Payment Date, without duplication, the sum of (a) the Loan Interest and Supplemental Interest with respect to the Loan(s) made to finance the Vehicles subject to such Lease that is due and payable on such Payment Date, plus (b) the accrued Depreciation Charges for the Related Month for all Vehicles (x) subject to such Lease as of the end of the Related Month or (y) that, without double counting, while subject to such Lease either became Ineligible Vehicles, suffered a Casualty or were sold by or on behalf of the applicable Lessor to any Person, in each case, during the Related Month, plus (c) in the case of the AESOP I Operating Lease or the Finance Lease, all upfront incentive payments paid by Manufacturers during the Related Month in respect of purchases of Non-Program Vehicles leased under such Lease, plus (d) the Monthly Administration Fee payable by the applicable Lessor under the Administration Agreement with respect to such Payment Date; plus (e) in the case of the AESOP II Operating Lease, an amount equal to the dividends accrued during the Related Month on the outstanding Preferred Stock of AESOP Leasing II (including any applicable tax gross-up), determined in accordance with the certificates of designation relating to such Preferred Stock, plus (f) the applicable Loan Agreement’s Share (determined as of the beginning of the Related Month) with respect to the Related Loan Agreement of Carrying Charges, plus (g) in the case of the AESOP II Operating Lease, the monthly portion of the AESOP II Management Fee and any other amounts payable by AESOP Leasing II under the AESOP II Management Agreement, plus (h) in the case of the AESOP I Operating Lease or the Finance Lease, the monthly portion of the Original AESOP Management Fee, allocated to each such Lease pro rata, based upon the applicable Lease’s Share (determined as of the beginning of the Related Month), plus (i) in the case of the AESOP I Operating Lease or the Finance Lease, an amount equal to 1% of the sum of (A) the Net Book Value of the Non-Program Vehicles subject to such Lease as of the first day of the Related Month, (B) the Capitalized Cost of each new Non-Program Vehicle leased thereunder since the first day of the Related Month and (C) the Net Book Value of each Program Vehicle subject to such Lease redesignated as a Non-Program Vehicle since the first day of the Related Month, plus (j) indemnity payments paid by the applicable Lessor pursuant to any Vehicle Title and Lienholder Nominee Agreement to which such Lessor is a party.

“Monthly Certificate” is defined in Section 4.1(b) of the Base Indenture.

“Monthly Loan Principal Amount” (i) with respect to Loans made under the AESOP I Operating Lease Loan Agreement, is defined in Section 5.1 thereof, (ii) with respect to Loans made under the AESOP I Finance Lease Loan Agreement, is defined in Section 5.1 thereof and (iii) with respect to Loans made under the AESOP II Loan Agreement, is defined in Section 5.1 thereof.

“Monthly Noteholders Statement” means a statement substantially in the form of Exhibit E to the Indenture.

“Moody’s” means Moody’s Investors Service, Inc.

“NADA Guide” means the National Automobile Dealers Association, Official Used Car Guide, Eastern Edition.

“Net Book Value” means, with respect to each Vehicle, (i) such Vehicle’s Capitalized Cost, minus, (ii) in the case of any Non-Program Vehicle, the amount of any upfront incentive fees paid by a Manufacturer in respect of the purchase of such Vehicle, minus (iii) the aggregate Depreciation Charges accrued with respect to such Vehicle through the last day of the Related Month.

“Nissan” means Nissan North America, Inc., a California corporation, and its successors.

“Nissan Hawaii” means Nissan Motor Corporation in Hawaii, Ltd., a Hawaii corporation, and its successors.

“Non-Eligible Manufacturer Amount” means, as of any date of determination, the aggregate Net Book Value of all Vehicles leased under the Leases on such day that were manufactured by Manufacturers other than Eligible Non-Program Manufacturers.

“Non-Program Fleet Market Value” means, with respect to all Non-Program Vehicles (excluding any Redesignated Program Vehicles) as of any date of determination, the sum of the respective Market Values of each Non-Program Vehicle subject to the AESOP I Operating Lease or the Finance Lease. For purposes of computing the Non-Program Fleet Market Value, the “Market Value” of a Non-Program Vehicle means the market value of such Non-Program Vehicle as specified in the most recently published NADA Guide for the model class and model year of such Non-Program Vehicle based on the average equipment and the average mileage of each Non-Program Vehicle of such model class and model year then leased under the AESOP I Operating Lease and the Finance Lease. If such Non-Program Vehicle is not listed in the most recently published NADA Guide, then the “Market Value” of a Non-Program Vehicle means the Capitalized Cost of such Non-Program Vehicle less depreciation charges accrued in respect of such Non-Program Vehicle in accordance with the applicable Depreciation Schedule since the date of such Non-Program Vehicle’s purchase. Notwithstanding the foregoing, if a Non-Program Vehicle is subject to a Manufacturer Program and for so long as no Manufacturer Event of Default has occurred with respect to the related Manufacturer, the Market Value of such Non-Program Vehicle as of any date of determination, will equal the Repurchase Price on such date with respect to such Vehicle under such Manufacturer Program.

“Non-Program Vehicle” means a Vehicle that is not subject to an Eligible Manufacturer Program.

“Non-Program Vehicle Amount” means, as of any date of determination, the aggregate Net Book Value of all Non-Program Vehicles leased under the Leases on such day, excluding, however, any Redesignated Program Vehicle.

“Non-Program Vehicle Percentage” means, as of any date of determination, a fraction, expressed as a percentage, (a) the numerator of which is the aggregate Net Book Value of all Non-Program Vehicles leased under the Leases on such day and (b) the denominator of which is the aggregate Net Book Value of all Vehicles leased under the Leases on such day.

“Non-Program Vehicle Special Default Payments” is defined (i) for purposes of the AESOP I Operating Lease in Section 13.3 thereof and (ii) for purposes of the Finance Lease in Section 13.3 thereof.

“Note Owner” means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

“Note Rate” means, with respect to any Series of Notes, the annual rate at which interest accrues on the Notes of such Series of Notes (or formula on the basis of which such rate shall be determined) as stated in the applicable Supplement.

“Note Register” means the register maintained pursuant to Section 2.6(a) of the Base Indenture, providing for the registration of the Notes and transfers and exchanges thereof.

“Noteholder” and “Holder” means the Person in whose name a Note is registered in the Note Register.

“Notes” is defined in the recitals to the Base Indenture.

“Officer’s Certificate” means a certificate signed by an Authorized Officer of CRCF, AESOP Leasing, AESOP Leasing II, Original AESOP, PVHC, Quartx, CCRG or any Lessee, as the case may be.

“Operating Leases” means the AESOP I Operating Lease and the AESOP II Operating Lease.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to CRCF, AESOP Leasing, AESOP Leasing II, Original AESOP, PVHC, Quartx, CCRG or any Lessee, as the case may be, unless the Requisite Investors shall notify the Trustee of objection thereto.

“Original AESOP” means AESOP Leasing Corp., a Delaware corporation.

“Original AESOP Management Agreement” means the Amended and Restated Management Agreement, dated as of July 30, 1997, between the Managing Agent and Original AESOP, as amended, modified or supplemented from time to time in accordance with its terms.

“Original AESOP Management Fee” is defined in Section 2 of the Original AESOP Management Agreement.

“Original AESOP Nominee Agreement” means the Amended and Restated Vehicle Title Nominee Agreement, dated as of the Restatement Effective Date, among Original AESOP, the Trustee, CCRG and AESOP Leasing II, as amended, modified or supplemented from time to time in accordance with its terms.

“Original CRCF” means AESOP Funding Corp. II, a Delaware corporation.

“Original Indenture” is defined in the recitals to the Base Indenture.

“Outstanding” is defined, with respect to any Series, in the related Supplement.

“Paired Series” is defined in Section 5.5 of the Base Indenture.

“Paying Agent” is defined in Section 2.6(a) of the Base Indenture.

“Payment Date” means the 20th day of each month, or if such date is not a Business Day, the next succeeding Business Day.

“Pension Plan” means any “employee pension benefit plan”, as such term is defined in ERISA, which is subject to Title IV of ERISA (other than a “multiemployer plan”, as defined in Section 4001 of ERISA) and to which any company in the Controlled Group has liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA for any time within the preceding five years or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Permanent Global Note” is defined in Section 2.5(b) of the Base Indenture.

“Permitted Encumbrances” means: (a) a Lien securing a tax, assessment or other governmental charge or levy (excluding any Lien arising under any of the provisions of ERISA) or the claim of a materialman, mechanic, carrier, warehouseman or landlord for labor, materials, supplies or rentals incurred in the ordinary course of business, and foreclosure, distraint, sale or other similar proceedings shall not have been commenced; (b) a Lien on the properties and assets of a Subsidiary of CCRG, ARAC or BRAC securing Indebtedness owing to CCRG, ARAC or BRAC, as applicable; (c) a Lien consisting of a deposit or pledge made, in the ordinary course of business, in connection with, or to secure payment of, obligations under worker’s compensation, unemployment insurance or similar legislation; (d) a Lien constituting an encumbrance in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property which does not materially detract from the value of such property or impair the use thereof in the business of CCRG, ARAC or BRAC or any of their respective Subsidiaries; (e) a Lien constituting a lease or sublease granted by CCRG, ARAC or BRAC or any Permitted Sublessee to others in the ordinary course of business; (f) a Lien existing on (i) property of any Person at the time such Person becomes a Consolidated Subsidiary of CCRG, ARAC or BRAC or (ii) any asset prior to the acquisition thereof by CCRG, ARAC or BRAC or any of their respective Consolidated Subsidiaries, but only, in the case of either clause (i) or (ii), if such Lien was not created in contemplation thereof and so long as the obligation secured by such Lien is not in default and such Lien is and will remain confined to the property subject to it at the time such Person becomes a Consolidated Subsidiary of CCRG, ARAC or BRAC or such property is acquired and to fixed improvements thereafter erected on such property; (g) a Lien securing

Purchase Money Indebtedness but only if, in the case of each such Lien: (i) such Lien shall at all times be confined solely to the asset purchase price of which was financed through the incurrence of the Purchase Money Indebtedness (defined below) secured by such Lien and to fixed improvements then or thereafter erected on such asset; (ii) such Lien attached to such asset within ninety (90) days of the acquisition of such property; and (iii) the aggregate principal amount of Purchase Money Indebtedness secured by such Lien at no time exceeds an amount equal to the lesser of (A) the cost (including the principal amount of such Indebtedness, whether or not assumed) to CCRG, ARAC or BRAC or any of their respective Consolidated Subsidiaries of the asset subject to such Lien and (B) the fair value of such asset at the time of such acquisition; (h) a Lien constituting a renewal, extension or replacement of a Lien constituting a Permitted Encumbrance by virtue of clause (f) or (g) of this definition, but only, in the case of each such renewal, extension or replacement Lien, to the extent that the principal amount of indebtedness secured by such Lien does not exceed the principal amount of such indebtedness so secured at the time of the extension, renewal or replacement, and that such renewal, extension or replacement Lien is limited to all or a part of the property that was subject to the Lien extended, renewed or replaced and to fixed improvements then or thereafter erected on such property; (i) Liens on property of non-U.S. Subsidiaries including those in Puerto Rico and the U.S. Virgin Islands; and (j) a Lien arising pursuant to an order of attachment, distraint or similar legal process arising in connection with legal proceedings, but only if and so long as the execution or other enforcement thereof is not unstayed for more than twenty (20) days. For this purpose “Purchase Money Indebtedness” means Indebtedness of CCRG, ARAC or BRAC or any of their respective Consolidated Subsidiaries that, within ninety (90) days of such purchase, is incurred to finance part or all of (but not more than) the purchase price of a tangible asset in which neither CCRG, ARAC or BRAC nor any of their respective Subsidiaries had at any time prior to such purchase any interest other than a security interest or an interest as lessee under an operating lease and renewals, extensions or refundings, thereof, but not any increases in the principal amounts thereof or interest rates thereon, except for increases in interest rates upon the occasion of any such renewal, extension or refunding that are commercially reasonable at such time.

“Permitted Investments” means negotiable instruments or securities maturing on or before the Distribution Date next occurring after the investment therein, payable in Dollars, issued by an entity organized under the laws of the United States of America and represented by instruments in bearer or registered or in book-entry form which evidence (i) obligations the full and timely payment of which are to be made by or is fully guaranteed by the United States of America other than financial contracts whose value depends on the values or indices of asset values; (ii) demand deposits of, time deposits in, or certificates of deposit issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof whose short-term debt is rated “P-1” by Moody’s and “A-1” or higher by Standard & Poor’s and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Standard & Poor’s of “A-1+”, in the case of certificates of deposit or short-term deposits, or a rating from Standard & Poor’s not lower than “AA”, in the case of long-term unsecured debt obligations; (iii) commercial paper having, at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, a rating from Standard & Poor’s of “A-1+”; (iv) bankers’ acceptances issued by any depositary institution or trust company described in clause (ii) above; (v) investments in money market funds rated “AAm” by Standard & Poor’s or otherwise approved in writing by Standard & Poor’s; (vi) Eurodollar time deposits having a credit rating from Standard & Poor’s of “A-1+”; (vii) repurchase agreements involving any of the Permitted Investments described in clauses (i) and (vi) above and the certificates of deposit described in clause (ii) above which are entered into with a depository institution or trust company, having a commercial paper or short-term certificate of deposit rating of “A-1+” by Standard & Poor’s and “P-1” by Moody’s or which otherwise is approved as to collateralization by the Rating Agencies; and (viii) any other instruments or securities, if the Rating Agencies confirm in writing that the investment in such instruments or securities will not adversely affect any ratings with respect to any Series of Notes.

“Permitted Liens” means (i) Liens for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (ii) mechanics’, materialmen’s, landlords’, warehousemen’s and carrier’s Liens, and other Liens imposed by law, securing obligations arising in the ordinary course of business that are not more than thirty days past due or are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (iii) Liens in favor of the Lessors or the Trustee pursuant to each of the Leases and Liens in favor of a Lessee under a Sublease; (iv) Liens in favor of the Lender in respect of the Liabilities pursuant to the Loan Agreements, (iv) the Liens in favor of the Trustee pursuant to the Indenture, and (v) Liens in favor of an Enhancement Provider, provided, however, that such Liens are subordinate to the Liens in favor of the Trustee and have been consented to by the Trustee.

“Permitted Nominee” means, with respect to AESOP Leasing, AESOP Leasing II or CCRG, the nominee titleholder(s) for such Person appointed pursuant to the Vehicle Title and Lienholder Nominee Agreements to which it is a party.

“Permitted Sublessee” means (i) each of ARAC and BRAC, in each case, so long as it is a Wholly-Owned Subsidiary of CCRG or (ii) any other Wholly-Owned Subsidiary of CCRG that, in each case, becomes a sublessee under a Sublease in accordance with the terms and provisions of a Lease.

“Person” means any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company, joint stock company, corporation, trust, unincorporated organization or Governmental Authority.

“Placement Agency Agreement” means any agreement pursuant to which a Placement Agent agrees with CRCF to place Notes with, or purchase Notes for resale to, investors.

“Placement Agent” means any Person in its capacity as a placement agent or an initial purchaser under a Placement Agency Agreement.

“Pool Factor” means, unless any Series of Notes is issued in more than one class as stated in any related Supplement, a number carried out to eight significant decimals representing the ratio of the applicable Invested Amount as of the end of the Related Month to the applicable Initial Invested Amount.

“Potential AESOP I Finance Lease Loan Event of Default” means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute an AESOP I Finance Lease Loan Event of Default.

“Potential AESOP I Loan Event of Default” means a Potential AESOP I Operating Lease Loan Event of Default or a Potential AESOP I Finance Lease Loan Event of Default.

“Potential AESOP I Operating Lease Event of Default” means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute an AESOP I Operating Lease Event of Default.

“Potential AESOP I Operating Lease Loan Event of Default” means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute an AESOP I Operating Lease Loan Event of Default.

“Potential AESOP II Loan Event of Default” means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute an AESOP II Loan Event of Default.

“Potential AESOP II Operating Lease Event of Default” means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute an AESOP II Operating Lease Event of Default.

“Potential Amortization Event” means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute an Amortization Event.

“Potential Enhancement Agreement Event of Default” means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute an Enhancement Agreement Event of Default under any Enhancement Agreement.

“Potential Finance Lease Event of Default” means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute a Finance Lease Event of Default.

“Potential Lease Event of Default” means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute a Lease Event of Default.

“Potential Loan Event of Default” means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute a Loan Event of Default.

“Potential Manufacturer Event of Default” means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute a Manufacturer Event of Default.

“Power of Attorney” means a power of attorney in the form of Attachment B to any Lease.

“Preferred Stock” means, as of any date, the issued and outstanding Series A Preferred Stock, together with any other issued and outstanding preferred stock, of AESOP Leasing II on such date.

“Prime Rate” is defined in Section 26.5 of the Finance Lease.

“Principal Collections” means any Collections other than Interest Collections.

“Principal Terms” is defined in Section 2.3 of the Base Indenture.

“Prior AESOP Finance Lease” is defined in the recitals to the Finance Lease.

“Prior AESOP Finance Lease Loan Agreement” is defined in the recitals to the AESOP I Finance Lease Loan Agreement.

“Prior AESOP I Loan Agreement” is defined in the recitals to the AESOP I Operating Lease Loan Agreement.

“Prior AESOP II Loan Agreement” is defined in the recitals to the AESOP II Operating Lease Loan Agreement.

“Prior AESOP I Operating Lease” is defined in the recitals to the AESOP I Operating Lease.

“Prior AESOP II Lease” is defined in the recitals to the AESOP II Operating Lease.

“Prior Indenture” is defined in the recitals to the Base Indenture.

“Proceeds” has the meaning set forth in Section 9-102(a)(64) of the UCC.

“Program Size” means, with respect to any Series of Notes, the amount specified in the applicable Supplement.

“Program Vehicle” means a Vehicle subject to an Eligible Manufacturer Program.

“Program Vehicle Special Default Payments” is defined (i) for purposes of the AESOP I Operating Lease in Section 13.3 thereof and (ii) for purposes of the Finance Lease in Section 13.3 thereof.

“PVHC” means PV Holding Corp., a Delaware corporation, and its permitted successors.

“PVHC/BONY Nominee Agreement” means the Amended and Restated Vehicle Title and Lienholder Nominee Agreement, dated as of the Restatement Effective Date, among PV Holding Corp., CCRG, AESOP Leasing and the Trustee, as amended, modified or supplemented from time to time in accordance with its terms.

“QI Parent Downgrade Event” shall mean, on any date of determination, either (i) JPMorgan Chase Bank (or any entity that is a successor to JP Morgan Chase Bank as the ultimate parent of the Intermediary) shall have a short-term credit rating of below “A-1+” from S&P or (ii) if at any time JPMorgan Chase Bank (or any entity that is a successor to JP Morgan Chase Bank as the ultimate parent of the Intermediary) does not have a short-term credit rating, JPMorgan Chase Bank (or any entity that is a successor to JP Morgan Chase Bank as the ultimate parent of the Intermediary) shall have a long-term credit rating of below “AA-” from S&P.

“Qualified Institution” means a depositary institution or trust company (which may include the Trustee) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia; provided, however, that at all times such depositary institution or trust company is a member of the FDIC and has (i) from Standard & Poor’s a long-term indebtedness rating not lower than “AA-” and a short-term indebtedness rating of “A-1+” and from Moody’s a long-term indebtedness rating not lower than “A2” and a short-term indebtedness rating of “P-1”, or (ii) such other rating which satisfies the Rating Agency Consent Condition.

“Qualified Intermediary” means a Person satisfying the requirements for a “qualified intermediary” within the meaning of Section 1031 of the Code and the regulations thereunder.

“Quartx” means Quartx Fleet Management Inc., a Delaware corporation, and its permitted successors.

“Quartx Nominee Agreement” means the Amended and Restated Vehicle Title Nominee Agreement, dated as of the Restatement Effective Date, among Quartx Fleet Management Inc., the Trustee, CCRG and AESOP Leasing, as amended, modified or supplemented from time to time in accordance with its terms.

“Rating Agency” means, with respect to each outstanding Series of Notes, any rating agency or agencies then issuing a rating for such Series of Notes at the request of CRCF or CCRG.

“Rating Agency Confirmation Condition” means, with respect to any action, that (i) each Rating Agency shall have notified CRCF, each Lessee, AESOP Leasing, AESOP Leasing II, CCRG, any Enhancement Provider and the Trustee in writing that such action will not result in a reduction or withdrawal of the rating (in effect immediately before the taking of such action) of any outstanding Series of Notes with respect to which it is a Rating Agency and (ii) each Rating Agency shall have notified any applicable Enhancement Provider entitled to such notification pursuant to the relevant Supplement in writing that such action will not result in a reduction or withdrawal of the rating (without regard to the presence of the Enhancement provided by each such Enhancement Provider and in effect immediately before the taking of such action) of any outstanding Series of Notes issued pursuant to such related Supplement and, with respect to the issuance of a Series of Notes, the “Rating Agency Confirmation Condition” also means, in addition to the above, that each Rating Agency that is referred to in the related Supplement as being required to deliver its rating with respect to such Series of Notes shall have notified CRCF,

AESOP Leasing, AESOP Leasing II, CCRG, each Lessee, any Enhancement Provider and the Trustee in writing that such rating has been issued by such Rating Agency.

“Rating Agency Consent Condition” means, with respect to any action, that (i) each Rating Agency shall have notified CRCF, AESOP Leasing, AESOP Leasing II, CCRG, each Lessee, any Enhancement Provider and the Trustee in writing that such action will not result in a reduction or withdrawal of the rating (in effect immediately before the taking of such action) of any outstanding Series of Notes with respect to which it is a Rating Agency and, with respect to the issuance of a Series of Notes, the “Rating Agency Consent Condition” also means that each Rating Agency that is referred to in the related Supplement as being required to deliver its rating with respect to such Series of Notes shall have notified CRCF, each Lessee, AESOP Leasing, AESOP Leasing II, CCRG, any Enhancement Provider and the Trustee in writing that such rating has been issued by such Rating Agency and (ii) any Enhancement Provider entitled to consent pursuant to the related Supplement shall have consented in writing to such action.

“Record Date” means, with respect to any Distribution Date, the last day of the Related Month.

“Redesignated Program Vehicle” means a Program Vehicle that is rejected as ineligible for repurchase by the related Manufacturer (or for sale at auction under the applicable Manufacturer Program) and that is not expected to be accepted upon a subsequent return, or that at the time of its intended disposition is determined by the relevant Lessee as likely to be so rejected; provided, however, that after such rejection or determination such Vehicle will not be used in the operating fleet of the relevant Lessee.

“Registrar” is defined in Section 2.6(a) of the Base Indenture.

“Regulation S” is defined in Section 2.5(b) of the Base Indenture.

“Related Documents” means, collectively, the Indenture, the Notes, any Enhancement Agreement, the Loan Agreements, the Assignment Agreements, the Vehicle Title and Lienholder Nominee Agreements, the Administration Agreement, the Termination Services Agreement, the Securities Account Control Agreements, the Loan Notes, any Placement Agency Agreement, any agreements relating to the issuance or the purchase of any of the Notes, the Leases, the Supplemental Documents relating to the Leases, the Subleases, each Lockbox Agreement, the Master Exchange Agreement and the Escrow Agreement.

“Related Lease” means (i) with respect to the AESOP I Operating Lease Loan Agreement, the AESOP I Operating Lease, (ii) with respect to the AESOP I Finance Lease Loan Agreement, the Finance Lease and (iii) with respect to the AESOP II Loan Agreement, the AESOP II Operating Lease.

“Related Loan Agreement” means (i) with respect to the AESOP I Operating Lease, the AESOP I Operating Lease Loan Agreement, (ii) with respect to the AESOP I Finance Lease, the AESOP I Finance Lease Loan Agreement and (iii) with respect to the AESOP II Operating Lease, the AESOP II Loan Agreement.

“Related Month” means, (i) with respect to any Payment Date, Determination Date or Distribution Date, the most recently ended calendar month, (ii) with respect to any other date, the calendar month in which such date occurs and (iii) with respect to an Interest Period, the month in which such Interest Period commences.

“Relinquished Property” is defined in Section 1.1 of the Master Exchange Agreement.

“Relinquished Property Proceeds” is defined in Section 1.1 of the Master Exchange Agreement.

“Relinquished Vehicle” means a Vehicle that is “Relinquished Property” under and as defined in Section 1.1 of the Master Exchange Agreement.

“Replacement Property” is defined in Section 1.1 of the Master Exchange Agreement.

“Replacement Vehicle” means a Vehicle constituting “Replacement Property” under and as defined in the Master Exchange Agreement.

“Repurchase Amount” means, with respect to any Series of Notes, the amount specified in the applicable Supplement.

“Repurchase Period” means, with respect to any Program Vehicle, the period during which such Vehicle may be turned in to the Manufacturer thereof for repurchase or sale at auction pursuant to the applicable Manufacturer Program.

“Repurchase Price” with respect to any Vehicle (i) subject to a Repurchase Program means the price paid or payable by the Manufacturer thereof to repurchase such Vehicle pursuant to its Manufacturer Program and (ii) subject to a Guaranteed Depreciation Program means the amount which the Manufacturer thereof guarantees will be paid to AESOP Leasing (or the Intermediary, pursuant to the Master Exchange Agreement), AESOP Leasing II, ARAC, BRAC or CCRG, as the case may be, as the seller of such Vehicle by such Manufacturer and/or the related auction dealers upon the disposition of such Vehicle pursuant to its Manufacturer Program.

“Repurchase Program” means a program pursuant to which a Manufacturer has agreed with AESOP Leasing, AESOP Leasing II, ARAC, BRAC or CCRG, as the case may be, to repurchase Vehicles manufactured by such Manufacturer or one of its Affiliates during the specified Repurchase Period.

“Required AESOP I Operating Lease Vehicle Amount” means, with respect to each Series of Notes, the amount specified in the applicable Supplement.

“Required Aggregate Asset Amount” means, on any date of determination, the Aggregate Invested Amount on such date.

“Required Enhancement Amount” is defined, with respect to any Series, in the related Supplement.

“Required Noteholders” means Noteholders holding in excess of 50% of the aggregate Invested Amount of a Series of Notes (excluding, for the purposes of making the foregoing calculation, any Notes held by CRCF or any Affiliate of CRCF unless such Affiliate is the sole Noteholder under such Series of Notes).

“Required Secured Parties” is defined, with respect to any Series, in the related Supplement.

“Requirements of Law” means, with respect to any Person or any of its property, the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person or any of its property, and any law, treaty, rule or regulation, or determination of any arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, whether Federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and retail installment sales acts).

“Requisite Investors” means Noteholders holding in excess of 50% of the aggregate Invested Amount of all outstanding Series of Notes (excluding, for the purposes of making the foregoing calculation, any Notes held by CRCF or any Affiliate of CRCF).

“Residual Value Payment” shall mean, with respect to a Vehicle as of the date of calculation, an amount equal to the Termination Value of such Vehicle, provided, however, that in no event shall the sum of the net present value of the Monthly Base Rent paid or accrued with respect to such Vehicle to the date of calculation plus the net present value of the Termination Value of such Vehicle exceed 88 percent of the Capitalized Cost of such Vehicle, with such net present value calculated to the Vehicle Finance Lease Commencement Date for such Vehicle with the discount rate equal to the interest rate utilized to calculate the interest component of the Monthly Base Rent heretofore paid or accrued for such Vehicle to the date of calculation. This Residual Value Payment will be reduced (but not below zero) by the proceeds received by the Lessor on the sale of the Vehicle including any sale pursuant to any Manufacturer Program.

“Restatement Effective Date” means June 3, 2004.

“Restricted Global Note” is defined in Section 2.5(a) of the Base Indenture.

“Revolving Period” means, with respect to any Series of Notes, the period specified in the applicable Supplement.

“Rule 144A” is defined in Section 2.5(a) of the Base Indenture.

“S&P” or “Standard & Poor’s” means Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc.

“Secured Parties” is defined in Section 3.1 of the Base Indenture.

“Securities Account Control Agreements” means the CRCF Securities Account Control Agreement and the CCRG Securities Account Control Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Segregated Series” is defined in Section 2.3(b) of the Base Indenture.

“Series A Preferred Stock” means the Adjustable Rate Cumulative Participating Preferred Stock ($1.00 par value), Series A, of AESOP Leasing II issued on the Initial Closing Date.

“Series Closing Date” means, with respect to any Series of Notes, the date of issuance of such Series of Notes, as specified in the related Supplement.

“Series of Notes” or “Series” means each Series of Notes issued and authenticated pursuant to the Base Indenture and a related Supplement.

“Series-Specific Collateral” is defined in Section 2.3(b) of the Base Indenture.

“Series Termination Date” means, with respect to any Series of Notes, the date stated in the related Supplement as the termination date.

“Special Default Payments” is defined (i) for purposes of the AESOP I Operating Lease in Section 13.3 thereof, (ii) for purposes of the AESOP II Operating Lease in Section 13.3 thereof and (iii) for purposes of the Finance Lease in Section 13.3 thereof.

“Special Service Charges” means any and all charges assessed to the Lessees pursuant to the AESOP I Operating Lease and the Finance Lease with respect to the fees, expenses, indemnities and other amounts payable by AESOP Leasing (without giving effect to any recourse limitation applicable to AESOP Leasing) to the Intermediary pursuant to the Master Exchange Agreement.

“Specified States Amount” means, as of any date of determination, the aggregate Net Book Value of all Vehicles leased under the Operating Leases on such day that are titled in the States of Ohio, Oklahoma and Nebraska.

“Standard Casualty” means, with respect to any Vehicle, that (i) such Vehicle is destroyed, seized or otherwise rendered permanently unfit or unavailable for use and, if such Vehicle is a Program Vehicle, is not tendered to and accepted for repurchase by the applicable Manufacturer within 90 days following the occurrence thereof or (ii) such Vehicle is lost or stolen and is not recovered and, if such Vehicle is a Program Vehicle, not -tendered to and accepted for repurchase by the applicable Manufacturer within 180 days following the occurrence thereof.

“Subaru” means Subaru of America Inc., a New Jersey corporation, and its successors.

“Sublease” is defined (i) for purposes of the AESOP I Operating Lease, in Section 7 thereof, (ii) for purposes of the Finance Lease, in Section 7 thereof and (iii) for purposes of the AESOP II Operating Lease, in Section 7 thereof.

“Sublease Collateral” is defined in Section 2(c) of the Operating Leases and Section 2(b)(vi) of the Finance Lease.

“Subsidiary” means, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent or (b) that is, at the time any determination is being made, otherwise controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Supplement” means a supplement to the Base Indenture complying (to the extent applicable) with the terms of Section 2.3 or Article 12 of the Base Indenture.

“Supplemental Carrying Charges” means, with respect to each Loan Interest Period for which the Average Daily Loan Balance under each Loan Agreement is zero, an amount equal to (A) the amount of interest accrued during such Loan Interest Period with respect to all Series of Notes, plus (B) the sum of any Swap Payments payable by CRCF on the next succeeding Payment Date, minus (C) the sum of any Swap Payments payable to CRCF on the next succeeding Payment Date.

“Supplemental Documents” is defined (i) for purposes of the AESOP I Operating Lease in Section 2.1 thereof, (ii) for purposes of the AESOP II Operating Lease in Section 2.1 thereof and (iii) for purposes of the Finance Lease in Section 2.1 thereof.

“Supplemental Interest” is defined (i) for purposes of the AESOP I Operating Lease Loan Agreement in Section 4.2 thereof, (ii) for purposes of the AESOP I Finance Lease Loan Agreement in Section 4.2 thereof and (iii) for purposes of the AESOP II Loan Agreement in Section 4.2 thereof.

“Supplemental Rent” means, with respect to each of the Leases, any and all amounts due thereunder other than Monthly Base Rent.

“Suzuki” means American Suzuki Motor Corporation, a California corporation, and its successors.

“Swap Agreement” means one or more interest rate swap contracts, interest rate cap agreements or similar contracts entered into by CRCF in connection with the issuance of a Series of Notes, as specified in the related Supplement, providing limited protection against interest rate risks.

“Swap Counterparty” means, with respect to a Swap Agreement, CRCF’s counterparty under such Swap Agreement.

“Swap Payments” means amounts payable to or receivable by CRCF pursuant to any Swap Agreement.

“Temporary Global Note” is defined in Section 2.5(b) of the Base Indenture.

“Term” is defined (i) for purposes of the AESOP I Operating Lease in Section 3.2 thereof, (ii) for purposes of the AESOP II Operating Lease in Section 3.2 thereof and (iii) for purposes of the Finance Lease in Section 3.2 thereof.

“Termination Services Agreement” means the Amended and Restated Termination Services Agreement, dated as of July 30, 1997, by and among WizCom, ARAC, CRCF and the Trustee, as amended, modified or supplemented from time to time in accordance with its terms.

“Termination Services Reserve Account” is defined in Section 3 of the Administration Agreement.

“Termination Services Reserve Draw Amount” means, as of any date of determination, the lesser of (i) the amount then due to WizCom from ARAC pursuant to the Termination Services Agreement and (ii) the amount on deposit in the Termination Services Reserve Account on such date.

“Termination Value” means, with respect to any Vehicle, as of any date, an amount equal to (i) the Capitalized Cost of such Vehicle, minus (ii) all Depreciation Charges for such Vehicle accrued prior to such date, minus (iii) in the case of any Non-Program Vehicle, the amount of any upfront incentive fees paid by the Manufacturer of such Vehicle in respect of the purchase of such Vehicle.

“Toyota” means Toyota Motor Sales, U.S.A., Inc., a California corporation, and its successors.

“Transfer Agent” is defined in Section 2.9(c)(iv) of the Base Indenture.

“Treasury Regulations” is defined in the recitals to the Master Exchange Agreement.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trust Officer” means, with respect to the Trustee, any Senior Vice President, Vice President, Assistant Vice President, Assistant Secretary or Assistant Treasurer of the Corporate Trust Office, or any trust officer, or any officer customarily performing functions similar to those performed by the person who at the time shall be such officers, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject, or any successor thereto responsible for the administration of the Base Indenture.

“Trustee” means the party named as such in the Indenture until a successor replaces it in accordance with the applicable provisions of the Indenture and thereafter means the successor serving thereunder.

“Turnback Date” means, with respect to any Program Vehicle or Non-Program Vehicle subject to a Manufacturer Program, the date on which such Vehicle is accepted for return by a Manufacturer or its agent pursuant to its Manufacturer Program and the Depreciation Charges cease to accrue pursuant to its Manufacturer Program.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the specified jurisdiction.

“United States” or “U.S.” means the United States of America, its fifty states and the District of Columbia.

“U.S. Government Obligations” means direct obligations of the United States of America, or any agency or instrumentality thereof for the payment of which the full faith and credit of the United States of America is pledged as to full and timely payment of such obligations.

“Variable Funding Note” is defined in Section 2.5(c) of the Base Indenture.

“Vehicle” means a passenger automobile or light truck leased by any Lessee pursuant to a Lease and when used in a Lease means a vehicle leased pursuant to such Lease.

“Vehicle Acquisition Schedule” means a schedule in the form of Attachment B to either Operating Lease or the Finance Lease.

“Vehicle Disposition Proceeds” means all disposition proceeds and other amounts due from Manufacturers and related auction houses under their Manufacturer Programs in respect of Vehicles disposed of pursuant to such Manufacturer Programs and all disposition proceeds from the sale of Vehicles by AESOP Leasing, AESOP Leasing II, a Lessee or the Intermediary to third parties other than the Manufacturers.

“Vehicle Finance Lease Commencement Date” is defined in Section 3.1 of the Finance Lease.

“Vehicle Finance Lease Expiration Date” is defined in Section 3.1 of the Finance Lease.

“Vehicle Operating Lease Commencement Date” is defined (i) with respect to Vehicles subject to the AESOP I Operating Lease in Section 3.1 thereof and (ii) with respect to Vehicles subject to the AESOP II Operating Lease in Section 3.1 thereof.

“Vehicle Operating Lease Expiration Date” is defined (i) with respect to Vehicles subject to the AESOP I Operating Lease in Section 3.1 thereof and (ii) with respect to Vehicles subject to the AESOP II Operating Lease in Section 3.1 thereof.

“Vehicle Order” is defined (i) with respect to Vehicles subject to the AESOP I Operating Lease in Section 2.1 thereof, (ii) with respect to Vehicles subject to the AESOP II Operating Lease in Section 2.1 thereof and (iii) with respect to Vehicles subject to the Finance Lease in Section 2.1 thereof.

“Vehicle Perfection and Documentation Requirements” means, (i) with respect to a Vehicle, submission of an application for the issuance of a certificate of title for such Vehicle with the department of registry of motor vehicles of the applicable state in which such Vehicle is to be registered, which application shall reflect the following: AESOP Leasing or its Permitted Nominee (in the case of Vehicles subject to the AESOP I Operating Leases), AESOP Leasing II or its Permitted Nominee (in the case of Vehicles subject to the AESOP II Operating Lease) and CCRG, ARAC, BRAC, any other Permitted Sublessees or their respective Permitted Nominees (in the case of Vehicles subject to the Finance Lease), as the registered owner and the Trustee as the first lienholder (except that with respect to Vehicles titled in the states of Ohio, Oklahoma and Nebraska, the Trustee will not be noted as the first lienholder on the Certificates of Title relating to such Vehicles) and (ii) with respect to each Franchisee Vehicle, the nominee lienholder under the related Franchisee Nominee Agreement will be noted as the first lienholder on the Certificate of Title relating to such Vehicle.

“Vehicle Purchase Price” is defined (i) with respect to Vehicles subject to the AESOP I Operating Lease in Section 2.5 thereof, (ii) with respect to Vehicles subject to the AESOP II Operating Lease in Section 2.5 thereof and (iii) with respect to Vehicles subject to the Finance Lease in Section 2.5 thereof.

“Vehicle Purchase Surplus Amount” means, with respect to Vehicles subject to the Finance Lease, as of any Payment Date, an amount equal to the sum of (1) the excess, if any, of (x) the aggregate of the Vehicle Purchase Price for all Vehicles purchased by the Lessee pursuant to Section 2.5(a) of the Finance Lease or sold to third parties pursuant to Section 2.6 of the Finance Lease, in each case during the Related Month over (y) the aggregate of the Termination Values for all Vehicles so purchased or sold during such Related Month, and (2) the excess, if any, of (x) the aggregate Repurchase Price for Vehicles returned to a Manufacturer during the Related Month and which had a Repurchase Price in excess of the Termination Value for such Vehicles over (y) the aggregate Termination Value for all such Vehicles.

“Vehicle Return Default” is defined (i) with respect to Vehicles subject to the AESOP I Operating Lease in Section 18.6 thereof, (ii) with respect to Vehicles subject to the AESOP II Operating Lease in Section 18.6 thereof and (iii) with respect to Vehicles subject to the Finance Lease in Section 18.6 thereof.

“Vehicle Term” is defined (i) with respect to Vehicles subject to the AESOP I Operating Lease in Section 3.1 thereof, (ii) with respect to Vehicles subject to the AESOP II Operating Lease in Section 3.1 thereof and (iii) with respect to Vehicles subject to the Finance Lease in Section 3.1 thereof.

“Vehicle Title and Lienholder Nominee Agreements” means the PVHC/BONY Nominee Agreement, the Quartx Nominee Agreement, the Original AESOP Nominee Agreement and any Franchisee Nominee Agreements.

“Vehicle Turn-In Condition” is defined (i) with respect to Vehicles subject to the AESOP I Operating Lease in Section 13.1 thereof, (ii) with respect to Vehicles subject to the AESOP II Operating Lease in Section 13.1 thereof and (iii) with respect to Vehicles subject to the Finance Lease in Section 13.1 thereof.

“VIN” means vehicle identification number.

“Wholly-Owned Subsidiary” means, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, association or other business entity of which securities or other ownership interests representing 100% of the equity or 100% of the ordinary voting power or 100% of the ordinary voting power or 100% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent.

“WizCom” means WizCom International, Ltd., a Delaware corporation.

“written” or “in writing” means any form of written communication, including, without limitation, by means of telex, telecopier device, telegraph or cable.